Filed pursuant to Rule 424(b)(3)

Registration No. 333-266101

PROSPECTUS SUPPLEMENT NO. 3

(to the Prospectus dated April 25, 2023)

Polestar Automotive Holding UK PLC

UP TO 2,203,977,609 CLASS A ADSs,

UP TO 24,999,965 CLASS A ADSs ISSUABLE UPON

CONVERSION OF CLASS C ADSs AND

UP TO 9,000,000 CLASS C-2 ADSs

This prospectus supplement (this “Supplement No. 3”) is part of the prospectus of Polestar Automotive Holding UK PLC (the “Company”), dated April 25, 2023 (the “Prospectus”), which forms a part of the Company’s registration statement on Form F-1 (Registration No. 333-266101), related to the offer and sale from time to time by the selling securityholders named in the Prospectus of up to (a) 2,228,977,574 Class A ADSs and (b) 9,000,000 Class C-2 ADSs. This Supplement No. 3 supplements, modifies or supersedes certain information contained in our Report on Form 6-K submitted to the U.S. Securities and Exchange Commission (the “SEC”) on June 20, 2023.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.

Our Class A ADSs and Class C-1 ADSs are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbols “PSNY” and “PSNYW,” respectively. On June 16, 2023, the closing price for our Class A ADSs on Nasdaq was $4.03. On June 16, 2023, the closing price for our Class C-1 ADSs on Nasdaq was $0.73.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of the Prospectus, as well as the other parts of the Prospectus and any prospectus supplement or amendment thereto carefully, before you make an investment in our securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of the securities to which the Prospectus or any supplement thereto relate, or determined if this Supplement No. 3 or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated June 20, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number: 001-41431

Polestar Automotive Holding UK PLC

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒            Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

On June 19, 2023, Polestar Automotive Holding UK PLC (“Polestar”) issued a press release, which is attached as Exhibit 99.1 to this Report on Form 6-K (this “Report”), announcing one or more indirect wholly owned subsidiaries of Polestar entered into a Shareholders Agreement and a Business Cooperation Agreement (together, the “JV Agreements”) with Hubei Xingji Meizu Group Co., Ltd. (“Xingji Meizu”), a limited liability company incorporated in the People’s Republic of China (“PRC”), that govern the establishment and operation of a joint venture company under the laws of the PRC (the “Joint Venture”).

The purpose of the Joint Venture is to develop Xingji Meizu’s existing technology platform, “Flyme Auto”, into a seamless operating system for Polestar vehicles sold in the mainland of the PRC, including in-car apps, streaming services, and intelligent vehicle software. This is expected to be complemented by mobile and augmented reality devices and customer apps, creating a seamless digital ecosystem. Polestar and Xingji Meizu have agreed that the Joint Venture shall be the sole authorized sales and service entity for Polestar vehicles in the PRC. Polestar expects to transfer certain commercial assets and approximately 130 of its PRC-based staff to the Joint Venture.

Polestar will own a 49% interest in the Joint Venture, with the remaining 51% to be owned by Xingji Meizu. The ultimate beneficial owner of Xingji Meizu is Eric (Shufu) Li, who is also, through his direct and indirect holdings in PSD Investment Limited, Zhejiang Geely Holding Group Company Limited and Volvo Car AB (publ), the ultimate beneficial owner of Polestar. Prior to approving entry into JV Agreements, the board of directors of Polestar received independent financial advice from Houlihan Lokey.

Pursuant to the terms of the Shareholders Agreement, Polestar has agreed to contribute $98 million of initial capital to the Joint Venture, with Xingji Meizu agreeing to contribute $102 million to the Joint Venture and also to be responsible for arranging further financing as required by the Joint Venture. The Shareholders Agreement also states that the board of directors of the Joint Venture shall be composed of five directors, three of which shall be appointed by Xingji Meizu and two directors by Polestar. A copy of the Shareholders Agreement is attached to this Report as Exhibit 99.2, and the foregoing description of the Shareholders Agreement is qualified in its entirety by reference thereto.

Pursuant to the terms of the Business Cooperation Agreement, Polestar is responsible for the development and industrial design of its vehicles with the Joint Venture responsible for the management and sale of Polestar vehicles in the mainland of the PRC. Under the Business Cooperation Agreement, Xingji Meizu is responsible for the definition and development of smart phone products, “augmented reality” glasses and other technology products which may be sold by the Joint Venture, with Polestar being responsible for the industrial design of such products when they carry the Polestar brand. The Joint Venture will be responsible for installing Polestar’s operating system into the Polestar vehicles that it sells. Polestar and Xingji Meizu have agreed through the Business Cooperation Agreement that the Joint Venture will be subject to certain minimum purchase requirements with regards to Polestar’s vehicles.

The Business Cooperation Agreement contemplates Polestar and Xingji Meizu signing certain additional agreements in the future, which are to include: asset purchase agreements that govern the purchase of certain commercial assets by the Joint Venture from each of Polestar and Xingji Meizu; a license agreement whereby Polestar grants to the Joint Venture a license to use certain trademarks and other intellectual property in exchange for fees paid by the Joint Venture to Polestar; and a license agreement between the Joint Venture and Xingji Meizu whereby the Joint Venture will receive a license to use the “Flyme Auto” operating system for the development of an in-car operating system for Polestar vehicles in exchange for a fee payable to Xingji Meizu. A copy of the Business Cooperation Agreement is attached to this Report as Exhibit 99.3, and the foregoing description of the Business Cooperation Agreement is qualified in its entirety by reference thereto.

Exhibits 99.1, 99.2 and 99.3 to this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

2

Forward-Looking Statements

Certain statements in this Report may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Polestar. For example, the signing of additional agreements or the consummation of other transactions in connection with the Joint Venture, expected benefits from the Joint Venture, including sales growth in China and the development, design and manufacturing of new devices, products, apps or operating systems, projections of revenue, volumes and other financial or operating metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “forecast”, “plan”, “seek”, “future”, “propose” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Polestar and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) Polestar’s ability to maintain agreements or partnerships with its strategic partners, such as Volvo Cars, Geely or Xingji Meizu Group, and to develop new agreements or partnerships; (2) Polestar’s ability to maintain relationships with its existing suppliers, and source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships; (3) Polestar’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its reliance on strategic partners for servicing its vehicles and their integrated software; (4) Polestar’s reliance on its partners, some of which may have limited experience with electric vehicles, to manufacture vehicles at a high volume or develop devices, products, apps or operating systems for Polestar, and on the allocation of sufficient production capacity or resources to Polestar by its partners in order for Polestar to be able to increase its vehicle production capacities and product offerings; (5) competition, the ability of Polestar to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) Polestar’s estimates of expenses and profitability; (7) increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors; (8) the possibility that Polestar may be adversely affected by other economic, business, and/or competitive factors; (9) the effects of competition and the high barriers to entry in the automotive industry, and the pace and depth of electric vehicle adoption generally on Polestar’s future business; (10) changes in regulatory requirements, governmental incentives and fuel and energy prices; (11) the outcome of any legal proceedings that may be instituted against Polestar or others; (12) the ability to meet stock exchange listing standards; (13) risks associated with changes in applicable laws or regulations and with Polestar’s international operations; (14) Polestar’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke; (15) delays in the design, development, manufacture, launch and financing of Polestar’s vehicles and other product offerings, and Polestar’s reliance on a limited number of vehicle models to generate revenues; (16) Polestar’s ability to continuously and rapidly innovate, develop and market new products; (17) risks related to future market adoption of Polestar’s offerings; (18) risks related to Polestar’s distribution model; (19) the impact of the global COVID-19 pandemic, inflation, interest rate changes, the ongoing conflict between Ukraine and Russia, supply chain disruptions and logistical constraints on Polestar, Polestar’s projected results of operations, financial performance or other financial and operational metrics, or on any of the foregoing risks; and (20) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Polestar’s Form 20-F, and other documents filed, or to be filed, with the SEC by Polestar. There may be additional risks that Polestar presently does not know or that Polestar currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Polestar assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Polestar Automotive Holding UK PLC, dated June 19, 2023, titled “Polestar enters into strategic joint venture to accelerate growth in China”

99.2†	Shareholders Agreement, dated June 19, 2023, among Polestar Automotive (Singapore) Distribution Pte. Ltd., Polestar Automotive (Singapore) Pte. Ltd. and Hubei Xingji Meizu Group Co., Ltd.

99.3†	Business Cooperation Agreement, dated, June 19, 2023, between Polestar Automotive (Singapore) Distribution Pte. Ltd and Hubei Xingji Meizu Group Co., Ltd.

†

Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POLESTAR AUTOMOTIVE HOLDING UK PLC

Date: June 20, 2023	By:	/s/ Thomas Ingenlath
	Name:	Thomas Ingenlath
	Title:	Chief Executive Officer

	By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Chief Financial Officer

5

Exhibit 99.1

Polestar enters into strategic joint venture to accelerate growth in China

GOTHENBURG, SWEDEN – 19 June 2023. A subsidiary of Polestar Automotive Holding UK PLC (“Polestar” or the “Company,” Nasdaq: PSNY), is entering into a strategic joint venture for the China market with the technology company Xingji Meizu Group (“Xingji Meizu”).

The joint venture is expected to strengthen Polestar’s offer in the Chinese EV market by bringing together Polestar’s capabilities within design and performance with the software and consumer electronics hardware development expertise of Xingji Meizu.

Thomas Ingenlath, Polestar CEO, says: “China is one of the fastest growing EV markets in the world. It’s also a market with very specific consumer trends, including increasing levels of integration between consumer electronics devices and vehicles. By partnering with a company that has a strong complementary competence to our own, we will be able to offer the locally tailored user experience that both drivers and passengers expect.”

The joint venture will develop Xingji Meizu’s existing technology platform, Flyme Auto, into a seamless operating system for Polestar cars sold in China, including in-car apps, streaming services, and intelligent vehicle software. This will be complemented by mobile and augmented reality devices and customer apps, creating a seamless digital ecosystem. Polestar expects to transfer around 130 commercial staff in China to the new company, which will be the sole authorised Polestar sales and service entity in China.

Polestar will own 49% of the joint venture company equity, with the remaining 51% to be owned by Xingji Meizu, who will be taking responsibility for arranging the joint venture’s future financing beyond the initial capital provided by Polestar and Xingji Meizu.

Ziyu Shen, Xingji Meizu Chairman, says: “The future of our industry will be enabled by integrated devices and platforms that deliver an immersive experience for end users. With the support of the progressive technology of Xingji Meizu, Polestar will take the lead in the field of smart mobility. By working closely together, we will create even better products and offer users a seamless experience across a multitude of devices.”

Xingji Meizu is a premium technology company committed to developing products that focus on user experience and leading technologies. The company has around 2,600 employees focused on developing a portfolio of mobile devices, and wearable smart devices that utilise extended reality technologies. Their Flyme Auto operating system will be in use in several electric vehicles, including the Lynk & Co 08. Xingji Meizu’s founder is Eric (Shufu) Li, the chairman of Geely Holding Group, one of China’s largest automakers, and the ultimate beneficial owner of Polestar.

Polestar continues to embrace its close collaboration with Google. Polestar cars in the rest of the world will still feature infotainment systems powered by Android Automotive OS.

Ends.

Contacts

Theo Kjellberg

Head of Corporate PR

theo.kjellberg@polestar.com

Tanya Ridd

Global Head of Communications & PR

tanya.ridd@polestar.com

Bojana Flint

Head of Investor Relations

bojana.flint@polestar.com

About Polestar

Polestar (Nasdaq: PSNY) is the Swedish electric performance car brand determined to improve society by using design and technology to accelerate the shift to sustainable mobility. Headquartered in Gothenburg, Sweden, its cars are available online in 27 markets globally across North America, Europe and Asia Pacific.

Polestar plans to have a line-up of five performance EVs by 2026. Polestar 2, the electric performance fastback, launched in 2019. Polestar 3, the SUV for the electric age, launched in late 2022. Polestar 4, the SUV coupé transformed, is launching in phases through 2023 and into 2024. Polestar 5, an electric four-door GT and Polestar 6, an electric roadster, are coming soon.

The Polestar 0 project is the company’s ambitious goal of creating a truly climate-neutral production car by 2030. The research initiative also aims to create a sense of urgency to act on the climate crisis, by challenging employees, suppliers and the wider automotive industry, to drive towards zero.

Forward-Looking Statements

Certain statements in this press release (“Press Release”) may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Polestar. For example, projections of revenue, volumes and other financial or operating metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “forecast”, “plan”, “seek”, “future”, “propose” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Polestar and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) Polestar’s ability to maintain agreements or partnerships with its strategic partners, such as Volvo Cars, Geely or Xingji Meizu Group, and to develop new agreements or partnerships; (2) Polestar’s ability to maintain relationships with its existing suppliers, and source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships; (3) Polestar’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its reliance on strategic partners for servicing its vehicles and their integrated software; (4) Polestar’s reliance on its partners, some of which may have limited experience with electric vehicles, to manufacture vehicles at a high volume or develop devices, products, apps or operating systems for Polestar, and on the allocation of sufficient production capacity or resources to Polestar by its partners in order for Polestar to be able to increase its vehicle production capacities and product offerings; (5) competition, the ability of Polestar to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) Polestar’s estimates of expenses and profitability; (7) increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors; (8) the possibility that Polestar may be adversely affected by other economic, business, and/or competitive factors; (9) the effects of competition and the high barriers to entry in the automotive industry, and the pace and depth of electric vehicle adoption generally on Polestar’s future business; (10) changes in regulatory requirements, governmental incentives and fuel and energy prices; (11) the outcome of any legal proceedings that may be instituted against Polestar or others; (12) the ability to meet stock exchange listing standards; (13) risks associated with changes in applicable laws or regulations and with Polestar’s international operations; (14) Polestar’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke; (15) delays in the design, development, manufacture, launch and financing of Polestar’s vehicles and other product offerings, and Polestar’s reliance on a limited number of vehicle models to generate revenues; (16) Polestar’s ability to continuously and rapidly innovate, develop and market new products; (17) risks related to future market adoption of Polestar’s offerings; (18) risks related to Polestar’s distribution model; (19) the impact of the global COVID-19 pandemic, inflation, interest rate changes, the ongoing conflict between Ukraine and Russia, supply chain disruptions and logistical constraints on Polestar, Polestar’s projected results of operations, financial performance or other financial and operational metrics, or on any of the foregoing risks; and (20) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Polestar’s Form 20-F, and other documents filed, or to be filed, with the SEC by Polestar. There may be additional risks that Polestar presently does not know or that Polestar currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Press Release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Polestar assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Exhibit 99.2

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Shareholders Agreement

Among

Hubei Xingji Meizu Group Co., Ltd.

Polestar Automotive (Singapore) Pte. Ltd.

And

Polestar Automotive (Singapore) Distribution Pte. Ltd.

湖北星纪魅族集团有限公司

与

Polestar Automotive (Singapore) Pte. Ltd.

和

Polestar Automotive (Singapore) Distribution Pte. Ltd.

之

股东协议

Table of Contents

目录

Section 章节		Page页码
1.	Interpretation 定义	2

2.	Shareholders 股东	12

3.	Establishment 设立	14

4.	Business of the Company 公司的业务	14

5.	Total Investment Amount and Registered Capital 投资总额和注册资本	17

6.	Financing 融资	23

7.	Shareholders’ Meeting 股东会	24

8.	Board 董事会	28

9.	Supervisor 监事	37

10.	Management 管理层	39

11.	Transfer of Equity Interests 股权转让	43

12.	Labor Management 劳动管理	48

13.	Accounting and Finance Management 会计和财务管理	50

14.	Profit Distribution 利润分配	54

15.	Taxation and Foreign Exchanges 税务和外汇	56

16.	Change of Law 法律变更	57

17.	Restrictive Covenants 限制性条款	58

18.	Confidentiality 保密	60

19.	Term 营业期限	63

20.	Termination 终止	63

21.	Liquidation 清算	70

22.	Liability for Breach of Contract 违约责任	71

23.	Force Majeure 不可抗力	72

24.	Compliance with Laws 遵守法律	72

25.	Governing Law and Dispute Resolution 适用法律和争议解决	78

26.	Miscellaneous 其他	80

This Shareholders Agreement (this “Agreement”) is made and entered into on June 19, 2023 by and among:

本股东协议(“本协议”)于2023年        月         日由以下各方签署：

(a)

Hubei Xingji Meizu Group Co., Ltd. (previously known as Hubei Yuan Times Technology Co., Ltd.), a limited liability company registered in the PRC (unified social credit code: 91420100MA7GYPTU8A), incorporated and existing under the laws of the PRC, having its registered office at No.B1345, Chuanggu Start-up Zone, Taizi Lake Culture and Digital Creative Industry Park, No.18 Shenlong Avenue, Wuhan Economic and Technological Development Zone, Wuhan, Hubei Province, China (“Xingji Meizu”);

湖北星纪魅族集团有限公司 (“星纪魅族”，曾用名：湖北元时代科技有限公司 )，一家根据中国法律注册成立并有效存续的有限责任公司，统一社会信用代码为 91420100MA7GYPTU8A，注册地址为中国湖北省武汉市武汉经济技术开发区神龙大道 18号太子湖文化数字创意产业园创谷启动区 B1345号；

(b)

Polestar Automotive (Singapore) Pte. Ltd., a limited liability company registered in Singapore (unique entity number: 202015415N), incorporated and existing under the laws of Singapore, having its registered address at 9 Straits View, #06-07, Marina One West Tower, Singapore 018937 (“Polestar Singapore”) ; and

Polestar Automotive (Singapore) Pte. Ltd. (“极星新加坡”)，一家根据新加坡共和国法律注册成立并有效存续的有限责任公司，唯一实体编号为 202015415N，注册地址为9 Straits View,#06-07, Marina One West Tower, Singapore 018937；及

(c)

Polestar Automotive (Singapore) Distribution Pte. Ltd., a limited liability company registered in Singapore (unique entity number: 202118658Z), incorporated and existing under the laws of Singapore, having its registered address at 9 Straits View, #06-07, Marina One West Tower, Singapore 018937 (together with Polestar Singapore, “Polestar”).

Polestar Automotive (Singapore) Distribution Pte. Ltd. (与极星新加坡合称 “极星”)，一家根据新加坡共和国法律注册成立并有效存续的的有限责任公司，唯一实体编号为 202118658Z，注册地址为9 Straits View,#06-07, Marina One West Tower, Singapore 018937。

Xingji Meizu and Polestar are collectively referred to as the “Parties”, and individually as a “Party”.

星纪魅族和极星合称“双方”，单独称为“一方”。

WHEREAS:

鉴于：

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to establish a joint venture company (“Company”) in accordance with applicable laws and the provisions of this Agreement.

双方本着平等互利的原则，经友好协商，同意根据适用法律，按照本协议的条款成立一家合资公司 (“公司”)。

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

因此，考虑到本协议中载明的承诺和约定，双方特此达成如下协议：

1.	Interpretation

释义

1.1	Definition

定义

In this Agreement, the following terms (whenever used in capitalized initials) shall, unless otherwise defined in this Agreement, have the meanings ascribed to them below:

在本协议中，除非另有定义，首字母大写的术语应具有以下含义：

“Acceptance Period” has the meaning set forth in Section 11.4(d);

“接受期”具有第11.4(d)条中规定的含义；

“Accounting Firm” means an internationally recognized independent certified public accounting firm as agreed by the Parties and appointed by the Board;

“知名会计师事务所”指经双方同意并由董事会同意聘用的具有国际知名度的独立注册会计师事务所；

“Affiliate”or“Affiliates” means, in relation to a Person, any Person who directly or indirectly through one or more intermediaries, Controls or is Controlled by such Person or is under direct or indirect common Control with such Person;

“关联方”就某主体而言，指直接或通过一家或多家中间机构间接控制该主体、受该主体控制或与该主体共同受他人直接或间接控制的任何主体；

“Ancillary Agreements” has the meaning set forth in Section 4.4;

“附属协议”具有第4.4条中规定的含义；

“Approval” means the approval, consent, permit, registration, examination, notice, record-filing and other administrative order from the relevant Government Authorities;

“批准”指相关政府部门的批准、同意、许可、登记、审查、通知、备案及其他行政命令；

“AOA” means the articles of association of the Company executed by the Parties and any amendment thereto from time to time;

“章程”指双方签署的公司的章程及其不时的修订；

“Asset Purchase Agreement” has the meaning set forth in Section 4.4(b);

“资产购买协议”具有第4.4(b)条中规定的含义；

“Board” means the board of directors of the Company established pursuant to this Agreement and the AOA;

“董事会”指根据本协议和章程成立的公司董事会；

“Business” means the business undertaken by the Company from time to time pursuant to the Business Plan;

“业务”指公司根据经营计划不时开展的业务；

“Business Cooperation Agreement” has the meaning set forth in Section 4.4(d);

“业务合作协议”具有第4.4(d)条中规定的含义；

“Business Day” means a day on which banks are open for business in the PRC (excluding Saturdays, Sundays, bank holidays and public holidays);

“工作日”指在中国，银行开门营业的日期 (不包括周六、周日、银行假日和公共假日 )；

“Business License” means the business license of the Company issued by the SAMR;

“营业执照”指由市场监督管理局颁发的公司的营业执照；

“Business Plan” means the business plan for the Company as approved by the Board from time to time pursuant to Section 8.3;

“经营计划”指由董事会根据第8.3条不时批准的公司的经营计划；

“Call Notice” means a notice sent by one Party exercising its call option to purchase all of the other Party’s Equity Interests pursuant to Section 20.5;

“买入通知”指一方根据第20.5条行使其买入选择权购买另一方全部股权时发出的通知；

“CEO” and “CFO” has the meaning respectively set forth in Section 10.1(a);

“CEO”和“CFO”分别具有第10.1(a) 条中规定的含义；

“Chairman” means the chairman of the Board;

“董事长”指公司董事会的董事长；

“Change of Control” with respect to Polestar, means the direct or indirect Control of Polestar becomes vested in individuals or entities other than [***]; with respect to Xingji Meizu, means the direct or indirect Control of Xingji Meizu becomes vested in entities or individuals other than [***];

“控制权变更”就极星而言，系指极星的直接或间接控制权属于[***]以外的个人或实体；就星纪魅族而言，系指对星纪魅族的直接或间接控制权属于 [***]以外的个人或实体；

“Change of Law” has the meaning set forth in Section 16;

“法律变更”具有第16条中规定的含义；

“Chinese Market Products” means any Polestar Brands vehicles initiated by the Company towards the PRC customers with the proposal of development and ID Design determined by the Company jointly with Polestar and/or other members of Polestar Group;

“中国市场产品”指由公司面向中国客户发起，并由公司与极星和/或极星集 团其他成员共同决定ID设计、研发方案的极星品牌汽车；

“Company Law” means Company Law of the People’s Republic of China;

“公司法”指《中华人民共和国公司法》；

“Completion of First Contribution Conditions” has the meaning set forth in Section 5.4(a);

“首期出资条件满足”具有第5.4(a)条中规定的含义；

“Confidential Information” has the meaning set forth in Section 18.1;

“保密信息”具有第18.1条中规定的含义；

“Control”, when used with respect to any Person, means the power to direct or cause the direction of the management and policies of that Person through (i) the ownership of over fifty (50%) of the voting stock, registered capital or equity interests of that Person, directly or indirectly, (ii) the power to appoint a majority of directors or similar governing body of that Person, or (iii) by contract or otherwise, and “Controls” and “Controlled” shall be construed accordingly;

“控制”就任何主体而言，指通过以下方式拥有对该主体的管理和政策作出指示或责成他人作出指示的权力 (i)直接或间接地拥有该主体百分之五十 (50%)以上的有表决权的股票、注册资本或股权， (ii)委派该主体多数董事或类似管理机构的权力，或 (iii)通过合同或其他方式，“控制”和“被控制”应作相应的解释；

“Deadlock” has the meaning set forth in Section 8.5;

“僵局”具有第8.5条中规定的含义；

“Delegation of Authorities” means the corporate instrument of the Company that sets out the decision-making responsibilities, authority levels and segregation of duties;

“授权决策体系”指规定了本公司决策责任、权力级别和职责分工的公司文件；

“Defaulting Party” has the meaning set forth in Section 20.3;

“违约方”具有第20.3条中规定的含义；

“Defaulting Shareholder” has the meaning set forth in Section 5.7(a);

“违约出资股东”具有第5.7(a)条中规定的含义

“Disclosing Party” has the meaning set forth in Section 18.1;

“披露方”具有第18.1条中规定的含义；

“DreamSmart Group” means [***];

“DreamSmart集团”指[***];

“Electric Vehicle of the Premium Segment” means pure battery electric vehicles of high quality, which clearly distinguished from middle and low segment in appearance, interior, driving experience, safety and service, targeted at high consumers and (i) with a starting sale price of more than US$ [***]; or (ii) under vehicles brands publicly recognized as premium brands, such as BMW, Mercedes-Benz, Audi, etc.;

“高端市场的电动汽车”指在外观、内饰、驾乘体验、安全和服务等方面明显区别于中低档车型，面向高端消费者且 (i)起售价在[***]美元以上的高品质纯电动汽车，或者(ii)被公认为高端品牌(例如宝马，梅赛德斯 -奔驰，奥迪等)的纯电动汽车；

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or any other type of preferential arrangement (including a title transfer or retention arrangement) having similar effect;

“权利负担”指任何抵押、押记、质押、留置、期权、限制、优先购买权、优先权、第三方权利或利益、其他任何类型的权利负担或担保权益，或具有类似效果的其他类型的优先安排 (包括所有权转让或保留)；

“Equity Interests” means in relation to either Party, the percentage interest in the registered capital of the Company held by that Party from time to time;

“股权”就任何一方而言，指该方不时持有的在公司注册资本中的权益的百分比；

“Establishment Date” means the date on which the first Business License is issued by the SAMR;

“成立日”指市场监督管理局向公司颁发营业执照的日期；

“Execution Date” means the date on which this Agreement is signed by both Parties;

“签署日”指双方签署本协议的日期；

“Fair Market Value” has the meaning set forth in Section 20.5(a);

“市场公允价值”具有第20.5(a)条中规定的含义；

“Financial Year” has the meaning set forth in Section 13.1(d);

“财务年度”具有第13.1(d)条中规定的含义；

“Flyme Auto Core” means [***];

“Flyme Auto Core”指[***]；

“Force Majeure Event” means any objective circumstances which are unforeseen, unavoidable, insurmountable or otherwise beyond the control of the Party, including lightning, typhoon, storm, flood, fire, earthquake or other acts of nature, epidemic, war, strike and civil disobedience;

“不可抗力事件”指不能预见、不能避免、不能克服或其他不受一方控制的客观情况，包括雷电、台风、暴雨、洪水、火灾、地震或其他自然灾害、流行病、战争、罢工和非暴力反抗；

“Government Authority” or “Government Authorities” means all the governmental agencies or other regulatory bodies of the PRC or other applicable jurisdictions;

“政府部门”指中国或其他相关司法管辖区的所有政府机关或其他监管机构；

“Group Members” means entities Controlled by the Company through holding equities or contractual arrangements, and branches of such entities, and each, a “Group Member”;

“集团成员”指公司通过持有股权或合约安排控制的实体以及该等实体的分支机构，各单独称为 “集团成员”；

“Independent Appraiser” has the meaning set forth in Section 20.5(a);

“独立评估师”具有第20.5(a)条中规定的含义；

“ID Design” means the industrial design of a product, including the design of its appearance, dimensions, materials, texture, color.

“ID设计”指某一产品的工业设计，包括产品的外观、尺寸、材料、质感、色彩的设计；

“Intellectual Property Rights” includes, to the extent recognized by applicable laws, patents, patent applications, utility models, trademarks, service marks, registered designs, unregistered design rights, copyrights, moral rights, technical drawings, business names, database rights, internet domain names, brand names, computer software programs and systems, know-how, inventions, confidential information and other industrial or commercial intellectual property rights whatsoever and wheresoever and whether registered or capable of registration or not and all applications for registration or protection of the foregoing;

“知识产权”在适用法律认可的范围内包括专利、专利申请、实用新型、商标、服务标记、已注册的设计、未注册的设计权、著作权、人身权、技术图纸、商号、数据库权、互联网域名、品牌名称、计算机软件程序和系统、专有技术、发明、保密信息和其他工业或商业知识产权，以及对前述各项进行注册或保护的所有申请，无论何时何地，无论是否注册或能够注册；

“IPO” means an initial public offering of the shares issued by the Company;

“首次公开发行”指公司首次公开发行其股份；

“Liquidation Committee” has the meaning set forth in Section 21.1;

“清算委员会”具有第21.1条中规定的含义；

“Losses” means all losses, liabilities, costs (including interest amounts and legal costs), charges, expenses, judgments, awards, penalties and fines;

“损失”指所有损失、负债、费用(包括利息金额和法律费用)、收费、费用、判决、裁决、处罚和罚金；

“Material Adverse Impact” means any event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse impact on the business, results of operations, condition (financial, trading or otherwise), prospects taken as a whole and will result in Losses of such Person of more than [***] of total assets as reflected in the audited report as of the preceding fiscal year;.

“重大不利影响”系指过去、现在或经合理预期可能单独或与其他事件、事情、事实、状况、变更或发展共同地对业务、经营业绩、状况 (财务、贸易或其他) 、整体前景产生重大不利影响的任何事件、事情、事实、状况、变更或发展，并将导致该主体遭受超过其上一会计年度审计报告总资产的 [***]的损失；

“Non-defaulting Party” has the meaning set forth in Section 20.3;

“守约方”具有第20.3条中规定的含义；

“Offer” has the meaning set forth in Section 11.4(a);

“要约”具有第11.4(a)条中规定的含义；

“Overdue Capital Amount” has the meaning set forth in Section 5.7(a);

“欠缴出资额”具有第5.7(a)条中规定的含义；

“Person” means any individual, corporation, partnership, company, enterprise, association, joint stock company, limited liability company, trust or unincorporated organization;

“主体”指任何个人、法人、合伙、公司、企业、联营企业、股份有限公司、有限责任公司、信托或非法人组织；

“Polestar” has the meaning set forth in the Preamble;

“极星”具有序言所规定的含义;

“Polestar Brands” means the “Polestar” trademarks and logos, including those registered and pending registration with the trademark offices as set forth in the Polestar Brands License Agreement, as well as those which are not registered but with corresponding rights similar to registered trademarks because they are well-known or used, and “Polestar Branded” shall be construed accordingly;

“极星品牌”系指“极星”商标和标识，包括极星品牌许可协议载明的在商标局已注册和正在等待注册的商标和标识，以及未注册但因驰名或使用而享有与注册商标类似的相应权利的商标和标识 , “极星品牌”亦应作相应解释；

“Polestar Brands License Agreement” has the meaning set forth in Section 4.4(a);

“极星品牌许可协议”具有第4.4(a)条中规定的含义；

“Polestar Competitor” means any of the Persons whose business competes against the business of Polestar or other members of Polestar Group, and any of the Persons whose interest are otherwise held by such Person, directly or indirectly;

“极星竞争对手”系指任何业务与极星或极星集团其他成员的业务构成竞争的主体以及该等主体以其他方式直接或间接持有权益的任何主体；

“Polestar Directors” has the meaning set forth in Section 8.1(a);

“极星董事”具有第8.1(a)条中规定的含义；

“Polestar OS” means the operating system for Polestar Brands vehicles developed by the Company base on the Flyme Auto Software;

“Polestar OS”指公司在Flyme Auto软件基础上研发的适用于极星品牌汽车的操作系统；

“Pre-JV Restructuring” has the meaning and steps as set forth in Appendix A;

“合资公司成立前重组” 具有在附录A中规定的含义及步骤；

“PSNY” means Polestar Automotive Holding UK PLC;

“PSNY”系指Polestar Automotive Holding UK PLC；

“PSNY Products” means any Polestar Brands vehicles initiated by Polestar and/or other members of Polestar Group (for the avoidance of doubt, excluding the Company) towards global customers with subsequent development and ID Design completed by Polestar and/or other members of Polestar Group, excluding China Market Products ;

“极星产品”指由极星和/或极星集团的其他成员 (为免疑义，不包括公司)面向全球客户发起，并由极星和/或极星集团其他成员完成后续研发和ID设计的极星品牌汽车，不包括中国市场产品；

“Polestar Group” means PSNY and its subsidiaries, branches and other Persons that are directly or indirectly Controlled by PSNY;

“极星集团”系指PSNY及其子公司、分支机构和PSNY直接或间接控制的其他主体；

“PRC” means the People’s Republic of China (for the purpose of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan);

“中国”系指中华人民共和国 (仅为本协议之目的，不包括香港特别行政区、澳门特别行政区和台湾地区 )；

“PRC Laws” means any laws, regulations, rules, directives, treaties, judicial interpretations, decrees or orders of any Government Authority in the PRC (at either central or local level), and any amendment thereto, modification or interpretation thereof at any time;

“中国法律”系指中国任何政府部门(中央或地方级别 )的任何法律、法规、规章、指令、条约、司法解释、法令或命令及其在任何时间的任何修订、修改或解释；

“Principal Business” has the meaning set forth in Section 4.1;

“主营业务”具有第4.1条中规定的含义；

“Put Notice” means a notice sent by one Party exercising its put option to sell all of its Equity Interests to the other Party pursuant to Section 20.5;

“卖出通知”系指一方根据第20.5条行使卖出选择权出售其持有的全部股权给另一方而发出的通知；

“RMB” means the lawful currency of the PRC;

“人民币”系指中国的法定货币；

“Receiving Party” has the meaning set forth in Section 18.1;

“接受方”具有第18.1条中规定的含义；

“Relevant Situation” has the meaning set forth in Section 24.6;

“相关情况”具有第24.6条中规定的含义；

“Remedial Actions” has the meaning set forth in Section 24.7;

“补救措施”具有第24.7条中规定的含义；

“SAMR” means the State Administration of Market Regulation of the PRC, its competent local counterparts and their successors;

“市场监督管理局”系指中华人民共和国国家市场监督管理总局、其主管当地分支机构及其继任机构；

“Senior Executives” has the meaning set forth in Section 10.1(a);

“高级管理人员”具有第10.1(a)条中规定的含义；

“Shareholder(s)” has the meaning set forth in Section 2.1;

“股东”具有第2.1条中规定的含义；

“Tag-along Offer” has the meaning set forth in Section 11.5;

“随售要约”具有第11.5条中规定的含义；

“Tax” means any national, provincial, municipal or local tax, duty, fee (including without limitation any income tax, franchise tax, sales or use tax, value added tax, property tax, stamp duty, excise tax, customs duty) and any interest and penalties thereon and surcharges therefor;

“税款”系指任何国家、省、市或地方税、关税、费用 (包括但不限于任何所得税、特许经营税、销售税或使用税、增值税、财产税、印花税、消费税、关税 )及其任何利息、罚款和附加费；

“Term” means the term as set forth in Section 19.1, including any renewal of such term pursuant to Section 19.2;

“经营期限”系指第19.1条规定的期限，包括根据第 19.2条的规定对该期限作出的任何展期；

“Third Party Purchaser” has the meaning set forth in Section 11.4(a);

“第三方购买方”具有第11.4(a)条中规定的含义；

“Transfer” means to transfer, sell, assign, pledge, hypothecate, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law, or in any other way subject to any Encumbrance or dispose of, whether or not voluntarily;

“转让”系指转让、出售、出让、质押、抵押、设置担保权益或留置权、设立信托 (表决权信托或其他信托)、依法转让或以受任何权利负担约束的任何其他方式或处置 (无论是否出于自愿) ；

“Transfer Notice” has the meaning set forth in Section 11.4(b);

“转让通知”具有第11.4(b)条中规定的含义；

“US$” means the lawful currency of the United States of America;

“美元”系指美国的法定货币；

“Xingji Meizu” has the meaning set forth in the Preamble;

“星纪魅族”具有序言中规定的含义；

“Xingji Meizu Competitor” means any of the Persons whose business competes against the business of Xingji Meizu or other member of DreamSmart Group and any of the Persons whose interest are otherwise held by such Person, directly or indirectly; and

“星纪魅族竞争对手”系指任何业务对于星纪魅族或 DreamSmart集团其他成员的业务构成竞争的主体以及该等主体以其他方式直接或间接持有权益的任何主体；及

“Xingji Meizu Directors” has the meaning set forth in Section 8.1(a).

“星纪魅族董事”具有第8.1(a)条中规定的含义。

1.2	Headings

标题

Headings of any Section herein are inserted for convenience only and shall not affect the construction of this Agreement.

本协议任何条款的标题仅为方便而设，不应影响对本协议的解释。

1.3	Singular and Plural

单数和复数

In the English version of this Agreement, the singular shall include the plural and vice versa.

在本协议的英文版本中，单数形式应包括其复数形式，反之亦然。

1.4	Sections, Schedules etc.

条款、附件等

A Section or Appendix, unless the context otherwise requires, is a reference to a Section of, or appendix to this Agreement.

条款或附件，除非上下文另有规定，指本协议相应的条款或附件。

1.5	Day and Time

日期和时间

(a)

Unless the context otherwise requires, if any rights or obligations under this Agreement fall on a date which happens not to be a Business Day, such rights or obligations shall instead fall on the next succeeding Business Day after such stated date.

除非上下文另有规定，本协议项下任何权利行使或义务履行的日期如非 工作日，则该等权利的行使或义务的履行应顺延至下一个工作日。

(b)	References to time are to the local time in Beijing in the PRC.

时间指中国北京的当地时间。

1.6	Gender

性别

In this Agreement, pronouns of either gender shall include, as appropriate, the other pronoun forms.

在本协议中，任何性别的代词应包括 (如适用)其他代词形式。

1.7	Include

包括

The word “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”.

本协议中使用的“包括”一词应视为后接“但不限于 ”。

2.	Shareholders

股东

2.1	The shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”) are as follows:

公司的股东(单独称为“股东”，合称为“ 各股东”)信息如下：

(a)

Hubei Xingji Meizu Group Co., Ltd. (previously known as Hubei Yuan Times Technology Co., Ltd.), a limited liability company registered in the PRC (unified social credit code: 91420100MA7GYPTU8A), incorporated and existing under the laws of the PRC, having its registered office at No.B1345, Chuanggu Start-up Zone, Taizi Lake Culture and Digital Creative Industry Park, No.18 Shenlong Avenue, Wuhan Economic and Technological Development Zone, Wuhan, Hubei Province, PRC.

湖北星纪魅族集团有限公司 (曾用名：湖北元时代科技有限公司 )，一家根据中国法律注册成立并有效存续的有限责任公司，统一社会信用代码为 91420100MA7GYPTU8A，注册地址为中国湖北省武汉市武汉经济技术开发区神龙大道 18号太子湖文化数字创意产业园创谷启动区 B1345号。

(b)

Polestar Automotive (Singapore) Distribution Pte. Ltd., a limited liability company registered in Singapore (unique entity number: 202118658Z), incorporated and existing under the laws of Singapore, having its registered address at 9 Straits View, #06-07, Marina One West Tower, Singapore 018937 Polestar Automotive (Singapore) Distribution Pte. Ltd.，一家根据新加坡共和国法律注册成立并有效存续的有限责任公司，唯一实体编号为 202118658Z，注册地址为9 Straits View,#06-07, Marina One West Tower, Singapore 018937。

2.2	Representations and Warranties

陈述和保证

Each Party represents and warrants to the other Party that:

每一方向另一方陈述和保证如下：

(a)	it is an entity duly organized and validly existing under the laws of the jurisdiction of its incorporation;

该方是一家根据其注册地法律合法设立、有效存续的实体；

(b)	it has all corporate power and authority necessary to enable it to own, lease or otherwise hold its assets and to carry on its business as presently conducted;

该方享有为其拥有、租赁或持有其资产所需要的全部权力和权限并且也享有为其开展现有业务所需的全部权力和权限；

(c)	it has the full power and authority to enter into this Agreement and to perform its obligations hereunder;

该方拥有完全的权力和权限签署本协议并履行本协议项下的义务；

(d)

neither the execution, delivery of nor the performance of this Agreement will result in (i) any violation or conflict with any law or regulation it is subject to, (ii) any breach of its articles of association or any of its legal or contractual obligations in material aspect or (iii) any material claim by any third party against the other Party or the Company; and

本协议的签署、交付和履行不会 (i)违反或抵触该方应遵守的任何法律法规， (ii)在实质方面违反该方章程或其任何法定或合同的义务，或 (iii)导致任何第三方对另一方或公司提出任何重大权利主张；以及

(e)

no steps have been taken and no legal proceedings have been commenced or threatened against it for its winding up or for it to be declared bankruptcy or insolvency or for a liquidation committee to be appointed in respect of its assets or business.

没有任何人士出于令其解散或宣告破产或资不抵债或就其资产或业务指定清算委员会的目的而对其采取任何措施，也没有任何人士基于上述目的提起或威胁提起法律诉讼。

3.	Establishment

设立

3.1	Name of the Company

公司名称

The name of the Company shall be mutually agreed by the Parties subject to the name pre-verification by the SAMR.

公司的名称应由双方一致同意，以市场监督管理局的名称预核准为准。

3.2	Limited Liability

有限责任

The Company shall be a limited liability company with enterprise legal person status under the PRC Laws. The liability of each Party shall be limited to the amount it has agreed to contribute to the registered capital of the Company pursuant to this Agreement. The Parties shall have no liability for any Losses, debts, liabilities or other obligations of the Company beyond the amount of their respective contribution to the registered capital of the Company.

公司为中国法律下的具有企业法人资格的有限责任公司。每一方的责任应以其根据本协议的规定已同意缴纳的公司注册资本出资额为限。双方对超过各自在公司注册资本中认缴的出资额的公司的任何损失、债务、责任或其它义务不承担责任。

4.	Business of the Company

公司的业务

4.1	Purpose

宗旨

The Company shall be established for the following businesses (“Principal Business”) , subject to, where applicable, the relevant internal approvals and authorizations, and specific agreements and arrangements entered into by the Company as one of the parties:

公司从事以下业务(“主营业务”) ，但在适用的情况下受限于公司相关内部批准和授权，以及公司作为一方签订的具体协议和安排：

(a)	Automotive business:

汽车业务：

•	decision-making, operation and sales of Chinese Market Products;

中国市场产品的决策、运营和销售

•	sales of PSNY Products in the PRC;

在中国销售极星产品；

•	developing Polestar OS and utilizing Polestar OS for any PSNY Products and Chinese Market Product; and

开发Polestar OS 软件并将其用于任何极星产品和中国市场产品；及

•	performing aftersales services and warranties for vehicles sold by the Company in the PRC.

为公司销售的车辆在中国提供售后服务和保修。

(b)	Smartphone and AR glasses business

智能手机和AR眼镜业务

•

Sales of Polestar Brands products defined, developed and manufactured by DreamSmart Group with ID Design performed by Polestar and/or other member of Polestar Group including but not limited to, smartphone, AR glasses and other intelligent terminals products.

销售由DreamSmart 集团定义、研发和生产并由极星和/ 或极星集团其他成员负责ID设计的极星品牌产品，包括但不限于智能手机和AR眼镜和其他智能终端产品。

4.2	Business Scope

经营范围

(a)

The Company shall engage in the sale of new energy vehicles; distribution of used vehicles; retail of auto parts; wholesale of auto parts; sale of auto decorations; research and development of auto parts; technical services, technology development, technology consulting, technology exchange, technology transfer and technology promotion; repair and maintenance of motor vehicles; sale of charging piles; sale of off-highway recreational vehicles and spare parts; sale of smart vehicle-mounted equipment; car rental; sale of electronic products; sale of daily necessities; development of software; sales of software; sale of toys, animation and entertainment products;sales of mobile terminal devices; import and export of goods; Class-II value-added telecommunications services (items subject to approval according to law shall not be carried out before such approval is granted by the competent authorities, and specific business items are subject to the approval results) (“Business Scope”).

公司从事新能源汽车整车销售；二手车经销；汽车零配件零售；汽车零配件批发；汽车装饰用品销售；汽车零部件研发；技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；机动车修理和维护；充电桩销售；非公路休闲车及零配件销售；智能车载设备销售；小微型客车租赁经营服务；电子产品销售；日用品销售；软件开发；软件销售；玩具、动漫及游艺用品销售；移动终端设备销售；货物进出口；第二类增值电信业务 (依法须经批准的项目，经相关部门批准后方可开展经营活动，具体经营项目以相关部门批准文件或许可证件为准 )。(“经营范围”)

(b)	In case of any inconsistency between the Business Scope under this Section 4.2 and that registered in the Business License, the Business License shall prevail.

第4.2条的经营范围如与营业执照中登记的经营范围不一致的，以营业执照为准。

4.3	Related-Party Transactions

关联交易

The Company may enter into long-term and recurring related-party transaction agreements with DreamSmart Group, Polestar Group, Geely Group, or their Affiliates, pursuant to which the Company will pay royalty/OEM fees of relevant products/brands to such Affiliates. The Company may provide OS software or other services (if applicable) to and charge license fees from such Affiliates (if any). Such related-party transactions shall be conducted under arm’s length principle and be priced based on fair market value.

公司可与DreamSmart集团、极星集团、吉利集团或该等主体的关联方签署长期经常性关联交易协议，由公司向该等关联方支付授权使用相关品牌的服务费及委外生产的代工费，公司可向该等关联方提供 OS软件或其他服务（如适用）并收取费用 (如有)。此类关联交易应符合公平交易原则并根据市场公允价格定价。

4.4	Ancillary Agreements

附属协议

Both Parties agree and acknowledge that the following contracts (the “Ancillary Agreements”) are essential for the Company to carry on the Business. As soon as possible after the Establishment Date and in any event before either Party is required to make any capital contribution pursuant to Section 5, these following Ancillary Agreements shall be signed by and among, the relevant Party or its applicable Affiliate and the Company :

经双方同意并承认，下列合同 (“附属协议”)对公司从事业务至关重要。在成立日之后，并于任何一方被要求根据第 5条进行出资的任何情况之前，以下附属协议应由相关的一方或其适用的关联方与公司尽快签署。

(a)

the Polestar Brands License Agreement between the Company and PSNY or its relevant Affiliates under the terms to be agreed by the Parties for an irrevocable license of the Polestar Brands and the Intellectual Property Rights

associated therewith by the Polestar legal entity that owns or controls such Polestar Brands to the Company (the “Polestar Brands License Agreement”);

公司和PSNY 或其相关关联方就拥有或控制极星品牌的极星法律实体不可撤销地许可公司使用极星品牌及与之相关的知识产权所签署的条款将由各方同意的极星品牌许可协议 (“极星品牌许可协议”)；

(b)

the Asset Purchase Agreements between the Company and PSNY or its relevant Affiliates under the terms to be agreed by the Parties for the purchase of selected assets by the Company from each of the Parties respectively (collectively, the “Asset Purchase Agreement”);

公司与PSNY 或其相关关联方就公司向PSNY或其相关关联方购买选定资产分别签订的条款将由各方同意的资产购买协议 (合称“资产购买协议”)；

(c)

the Flyme Auto License Agreement between the Company and DreamSmart Group member under the terms to be agreed by the Parties for the non-exclusive license of certain Flyme Auto code to the Company for the development of Polestar OS (the “Flyme Auto License Agreement”);

公司与DreamSmart 集团成员就将Flyme Auto部分代码非排他性地许可给公司用于开发Polestar OS所签署的条款将由各方同意的Flyme Auto 许可协议(“Flyme Auto 许可协议”)；

(d)

the Business Cooperation Agreement between Xingji Meizu or its relevant Affiliates on one hand, and Polestar or its relevant Affiliates on the other hand in the form attached hereto as Exhibit A for the purpose of governing certain operational matters regarding the Company and Group Members (“Business Cooperation Agreement”);

星纪魅族或其相关的关联方作为一方，与极星或其相关的关联方作为另一方，为管理关于公司及集团成员的业务事宜之签订的如本协议附件 A所示的业务合作协议(“业务合作协议”)；

(e)	Transition Service Agreement;

过渡期服务协议；及

(f)	other agreements as agreed by the Parties.

双方同意的其他协议。

5.	Total Investment Amount and Registered Capital

投资总额和注册资本

5.1	Total Investment Amount

投资总额

The total investment amount of the Company shall be US$ 600 million.

公司的投资总额应为6亿美元。

5.2	Registered Capital

注册资本

(a)	The registered capital of the Company (“Registered Capital”) shall be US$ 200 million.

公司的注册资本(“注册资本”)应为 2亿美元。

(b)

Xingji Meizu shall contribute US$ 102 million (or its equivalent in RMB based on an exchange rate published by the People’s Bank of China on the date of contribution) in the form pursuant to Section 5.3, which represents 51% of the registered capital of the Company.

星纪魅族应以第5.3条规定的形式出资1.02 亿美元(或根据中国人民银行在出资当日公布的汇率计算的等值人民币 )，占公司注册资本的51%。

(c)

Polestar shall contribute US$ 98 million (or its equivalent in RMB based on an exchange rate published by the People’s Bank of China) in the form pursuant to Section 5.3, which represents 49% of the registered capital of the Company.

极星应以第5.3条规定的形式出资9,800 万美元(或根据中国人民银行在出资当日公布的汇率计算的等值人民币 )，占公司注册资本的49%。

5.3	Form of Contribution

出资形式

Subject to Section 5.4 below, both Parties shall make their respective capital contributions to the registered capital of the Company in cash.

在遵守下述第5.4条规定的前提下，双方应以现金方式出资。

5.4	Conditions Precedent to First Contribution

首期出资先决条件

(a)

The obligation of each Party to make its capital contribution under Section 5.2 shall be subject to the fulfilment or waiver of the following conditions (“Completion of First Contribution Conditions”):

每一方在第5.2条项下的出资义务应以下列条件 (“首期出资先决条件”)被满足或被豁免为前提：

(i)	execution and delivery of this Agreement and the AOA;

签署并交付本协议及公司章程 ；

(ii)

completion of internal restructuring by Polestar to establish a holding structure as illustrated in Appendix A attached hereto and establishment of bank accounts necessary for making capital contributions by Polestar to the Company;

极星完成内部重组以建立如本协议附录 A所示的持股结构，并完成为极星向公司出资之目的而设立的银行账户；

(iii)	obtaining the internal approval of the Ancillary Agreements pursuant to Section 4.4;

附属协议已根据第4.4条取得公司董事会的内部批准；

(iv)	receipt of all necessary approvals, consents and authorizations from Government Authorities related to the establishment of the Company;

收到与公司设立有关的所有政府部门的必要批准、同意和授权；

(v)

the representations and warranties made by the Parties under Section 2.2 being true, accurate, complete and not misleading in all aspects at the Execution Date and each date when either Party makes the capital contribution pursuant to Section 5.5; and

双方在第2.2条项下作出的陈述和保证在签署日和任何一方根据第 5.5条进行出资之日均真实、准确、完整且不具误导性；及

(b)

Xingji Meizu shall take the lead and use its best efforts to cause the Company to obtain the new Business License and other necessary approvals described in Section 5.4(a)(iv) above as soon as practicable after the Execution Date and no later than three (3) months after the Execution Date or an extended time period as agreed by the Parties, and perform other related obligations including without limitation:

星纪魅族应在签署日后尽快且不晚于签署日后的三 (3)个月或双方同意的延展期限内主导并尽最大努力促使公司获得上述第 5.4(a)(iv)条所述之新营业执照及其他必要批准，并履行其他相关的义务包括但不限于：

(i)	submission and filing of all relevant applications in a form mutually acceptable to the Parties;

以双方均可接受的形式提交和备案所有相关申请；

(ii)	notification to Polestar of any communication (whether written or oral) regarding any substantial development from any Government Authority related to the establishment of the Company;

就公司设立向极星通知任何政府部门就任何实质进展情况进行的任何交流 (无论书面的或口头的)；

(iii)

reasonable notification to Polestar of material meetings and telephone calls regarding any substantial development with any Government Authority related to the establishment of the Company and giving Polestar a reasonable opportunity to participate in them; and

就公司设立向极星合理通知与任何政府部门就任何实质进展情况进行的重大会议和电话会议，并向极星提供参与该等会议和电话会议的合理机会；及

(iv)

provision to Polestar of all draft written communication intended to be sent to any Government Authority related to the establishment of the Company and giving Polestar a reasonable opportunity to comment thereon; provision of the final copies of all such communication to any Government Authority related to the establishment of the Company with Polestar’s prior written consent.

向极星提供拟递交给任何政府部门的关于公司设立的所有草拟版本的书面文件，并给予极星合理的机会对该等书面文件提出意见；向任何政府部门提交任何与公司设立相关的该等书面文件的最终版本之前应经极星的事先书面同意。

(c)

The Parties shall cooperate with each other in providing such assistance as is reasonably necessary in order to procure the Completion of First Contribution Conditions and provide all the Government Authorities with such information as is reasonably necessary.

双方应相互合作提供合理必要的协助以促使首期出资条件满足，并向所有政府部门提供合理必要的信息。

5.5	Timing of Capital Contribution

出资时间

(a)	Within [***] of the Completion of First Contribution Conditions, Xingji Meizu shall make its first capital contribution in the amount of US$ [***] (or its equivalent in RMB) in cash to the Company.

在首期出资条件满足后[***]内，星纪魅族应以现金方式向公司完成其首期出资 [***]美元(或等值人民币)。

(b)	Within [***] of the Completion of First Contribution Conditions, Polestar shall make its first capital contribution in the amount of US$ [***] (or its equivalent in RMB) in cash to the Company.

在首期出资条件满足后[***]内，极星应以现金方式向公司完成其首期出资 [***]美元(或等值人民币)。

(c)

Following the completion of first capital contributions described above by both Parties (“Completion of First Contributions”), the Parties shall cause the Company to purchase certain assets from the Parties or their Affiliates respectively pursuant to this Agreement and the Ancillary Agreements and, [***]. Notwithstanding anything provided to the contrary herein, each party shall fulfil all of its capital contribution obligation within [***] after the Completion of First Contributions or other time period mutually agreed by the Parties.

在双方均完成上述首期出资 (“首期出资完成”)之后，双方应促使公司根据本协议及附属协议向双方或其关联方分别购买部分资产及取得知识产 权许可，并且，[***]。无论本协议中是否有任何相反规定，每一方应在首期出资完成后的 [***]内或双方一致同意的其他期限内完成其对公司的全部出资义务。

5.6	Decrease or Increase of the Registered Capital

减少或增加公司的注册资本

(a)

Subject to the Approval by the Government Authorities (if applicable), the Company shall not reduce the amount of its registered capital without the prior resolution of the Shareholders’ meeting pursuant to Section 7.5.

在政府部门批准(如适用 )的前提下，非经股东会根据第7.5条的事前决议，公司不得减少注册资本。

(b)

Any increase in the registered capital of the Company shall require the prior resolution of the Shareholders’ meeting pursuant to Section 7.5 and shall be submitted to the Government Authorities for Approval (if applicable).

任何公司注册资本的增加应根据第 7.5条的规定经股东会事前决议并报政府部门批准 (如适用)。

5.7	Failure to Contribute Capital

未出资

(a)

If either Party fails to make any installment of its capital contribution (the “Overdue Capital Amount”) pursuant to this Agreement (the “Defaulting Shareholder”), the Company shall send a written notice with a cure period, which shall be at least sixty (60) days from the date of such written notice or other longer periods agreed by the other Party, to the Defaulting Shareholder. The other Party shall have the right to exercise the following remedies by notice to the Defaulting Shareholder and the Company after the expiration of cure period:

如果任何一方未根据本协议缴付其任何一期出资 (“欠缴出资额”，该方称 “违约出资股东”)，公司应当向违约出资股东发出书面催缴书并载明宽限期，宽限期至少为公司发出资催缴书之日起的六十 (60)日或另一方同意的更长期限。宽限期届满后另一方有权通知公司和违约出资股东并行使下列救济：

(i)

to require the Defaulting Shareholder to transfer its equity corresponding to the Overdue Capital Amount to the other Party or reduce the register capital subscribed by the Defaulting Shareholder corresponding to the Overdue Capital Amount;

要求违约出资股东将欠缴出资额对应的股权转让给另一方或者减少其认缴的对应欠缴出资额的注册资本；

(ii)	to require the Company to withhold any distributions to the Defaulting Shareholder or other amounts payable by the Company to the Defaulting Shareholder up to the Overdue Capital Amount;

要求公司扣留应向违约出资股东分配的款项或公司应向违约出资股东支付的其他款项，但不得超过欠缴出资额；

(iii)	to require the Defaulting Shareholder to contribute the Overdue Capital Amount to the Company and to pay to the other Party [***] of the Overdue Capital Amount for each day of delay; or

要求违约出资股东向公司缴付欠缴出资额，并每逾期一日向另一方支付欠缴出资额的 [***]；或

(iv)	to terminate this Agreement pursuant to Section 20.3(a).

根据第20.3(a) 条的规定终止本协议。

For the avoidance of doubt, the above remedies are cumulative, may be exercised singly or concurrently at the sole discretion of the exercising Party, and shall not affect other remedies available to the exercising Party under this Agreement and the PRC Laws.

为避免歧义，上述救济是累积的，可由行使的一方自行决定单独或同时行使，且不影响行使的一方根据本协议和中国法律可以获得的其他救济。

(b)	Upon the exercise by the relevant Party’s right pursuant to Section 5.7(a)(i), each Party shall:

在相关方根据第5.7(a)(i)条行使其权利时，每一方应：

(i)	procure that each director appointed by it will vote in favor of the change in the respective Equity Interests of the Parties;

确保其委派的每名董事投票赞成双方股权的变更；

(ii)	enter into certain equity transfer agreement and amend this Agreement and the AOA to reflect the change in the respective Equity Interests of the Parties;

签订股权转让协议并修订本协议和章程以反映双方股权的变更；

(iii)	co-operate in the obtaining of all necessary Approvals from the relevant Government Authorities of the change in the respective Equity Interests of the Parties; and

配合以从相关政府部门获得所有有关双方股权变更的必要批准；及

(iv)	provide all other assistance reasonably necessary for the change in the respective Equity Interests of the Parties.

提供所有其他合理的就双方股权变更所需的协助。

(c)

Upon the exercise by the relevant Party’s right pursuant to Section 5.7(a)(ii), each Party shall procure that each director appointed by it will vote in favor of the withholding of any distributions or other amounts payable by the Company to the Party failing to make its capital contribution up to the Overdue Capital Amount.

在相关方根据第5.7(a)(ii)条行使其权利时，每一方应确保其委派的每名董事投票赞成不向未缴付出资的一方分配的款项或公司应向该方支付的其他款项，但不得超过欠缴出资额。

6.	Financing

融资

6.1

The Company shall finance and operate its business as a stand-alone entity independently from the Parties and assume associated liabilities and risks regarding its business operation on its own (including without limitation foreign exchange risks).

公司应作为独立于双方的独立实体开展融资和经营业务，并自行承担与公司经营相关的责任和风险 (包括但不限于外汇风险)。

6.2

Xingji Meizu shall [***] have the obligation to assist the Company to obtain a funding of at least [***] by the end of [***]; and (ii) have the obligation to assist the Company in obtaining at least [***] of investment to be injected to the Company by the end of [***]. If it is determined by the Board that the Company needs additional funding beyond the RMB [***] described above, Xingi Meizu shall provide such additional financial support to the Company within the period of time as determined by the Board.

星纪魅族应(i) [***]有义务协助公司在[***]年底前获得不少于[***]的资金；及 (ii)有义务协助公司在[***]年底前获得不少于[***] 的对公司的投资。如果董事会决定公司需要超过前述[***]人民币以外的资金支持，星纪魅族应当在董事会确定的期限内向公司提供该等额外资金支持。

6.3

Unless otherwise agreed in this Agreement, any financial support such as guarantee, mortgage provided by the Parties for the benefit of the Company shall be approved by both Parties and be borne by the Parties in proportion to their respective equity interests in the Company (regardless of the joint and several nature or other terms and conditions imposed by a third-party lender on such financing). The interest rate of any shareholder’s loan shall be determined with regard to comparable commercial bank loans.

除本协议另有约定的情况外，双方为公司利益所提供任何保证、抵押等财务支持均应经双方同意并由双方按照各自在公司中的股权比例分担 (无论该等融资是否具有连带性质或第三方贷款人对该等融资施加的其他条款和条件 )。任何股东借款的利率应参照可比商业银行贷款的利率确定。

6.4	The Company may conduct restructuring to accommodate for its future funding, in which case the Parties shall conduct such restructuring in accordance to the structure as illustrated in Appendix A.

为配合公司未来的融资需求，公司可能进行重组，在该等情况下，双方应根据附录 A中所示的架构进行重组。

6.5

Notwithstanding anything provided to the contrary herein, any item set out below shall be subject to the unanimous approval from both Parties, provided that the approval of these items shall not be unreasonably withheld or delayed by either Party:

无论本协议中是否有任何相反规定，下列任何事项须经双方一致批准，前提是任何一方不得不合理地拒绝或延迟对下列事项的批准：

(a)	the venue, valuation and offering price of IPO of the Company;

公司首次公开发行的地点、估值及发行价格；

(b)	the total amount of financing, type and valuation for a private equity financing of the Company; and

公司私募股权融资的融资总额、类型及估值；及

(c)	total amount of bond issuance and the term and interest/coupon rate of any bonds issued by the Company.

公司发行的任何债券的发行总额及期限和利率。

7.	Shareholders’ Meeting

股东会

7.1	Composition of the Shareholders’ meeting

股东会的组成

(a)	The Shareholders’ meeting shall be composed of both Shareholders (the “Shareholders’ meeting”).

股东会由全体股东组成(“股东会”)。

(b)	The Shareholders’ meeting shall be the highest authority of the Company and have those powers and authority provided under the Company Law and other applicable laws.

股东会为公司的最高权力机构，拥有《公司法》和其他适用法律项下规定的权力和权限。

7.2	Frequency of Shareholders’ Meetings

股东会会议的频率

The Company shall in each Financial Year hold a general meeting of the Shareholders as its annual general meeting provided that the period of time from one annual general meeting to the next shall not exceed 15 months. Subject to applicable law, extraordinary general meetings of the Shareholders shall be held whenever requested and convened by the Board or otherwise in accordance with applicable law.

公司应在每一财务年度召开一次股东大会作为年度股东大会，但自一次年度股东大会起至下一次年度股东大会止的时间不得超过 15个月。受限于适用法律的规定，临时股东大会应在董事会要求并召集时或根据适用法律另行召集时召开。

7.3	Notice of Shareholders’ Meetings

股东会会议的通知

Each Shareholder shall be entitled to receive written notice of any Shareholders’ meeting of the Company, setting out the time, date, place and agenda in reasonable detail, given to it at its address noted in the Company’s register of members at least fifteen (15) days prior to the date such extraordinary general meeting is to be held (and at least twenty-one (21) days prior to the date of any annual general meeting to be held) (or subject to applicable law, where the particular circumstances require a shorter period, such shorter period as the circumstances reasonably require and as unanimously agreed to by the Shareholders).

每一股东应有权收到关于公司任何股东会会议的书面通知，其中需要合理详细地列明会议时间、日期、地点和议程。该书面通知应在该临时股东大会召开前至少十五 (15)日(且在任何年度股东大会召开前至少二十一(21)日)(或受限于适用法律，如特殊情况需要更短期限，则该等更短期限由具体情况合理要求且经股东一致同意 )发送至该股东在公司股东名册中列明的地址。

7.4	Written Resolutions

书面决议

A written resolution of the Shareholders will be validly passed if the text of the resolution has been signed and approved by all of the Shareholders.

股东作出的书面决议，如果经全体股东签署认可，则将被视为有效通过。

7.5	Matters Subject To Shareholders’ Meeting Decision

股东会决定的事项

The Shareholders’ meeting is the highest authority of the Company and shall determine important matters pertaining to the Company, including:

股东会是公司的最高权力机构，决定公司的重大事项，包括：

(a)	approval of the business principle and investment plan (general plan) of the Company;

决定公司的经营方针和投资计划 (总体方案)；

(b)	electing and removing directors or supervisors that are not representatives of the employees;

选举和更换非由职工代表担任的董事、监事；

(c)	approval of the reports of the board of directors;

审议批准董事会的报告；

(d)	approval of the reports of the supervisor;

审议批准监事的报告；

(e)	approval of the annual financial budget and final accounting plan of the Company;

审议批准公司的年度财务预算方案、决算方案；

(f)	approval of issuance of bonds by the Company;

对发行公司债券作出决议；

(g)	approval of the profits distribution plan and losses recovery plan;

审议批准公司的利润分配方案和弥补亏损方案；

(h)	approval of the remuneration of directors and supervisor in their capacity as directors and supervisor;

决定有关董事、监事(仅就其董事和监事职位)的报酬事项；

(i)	any increase or decrease of the registered capital of the Company;

对公司增加或减少注册资本作出决议；

(j)	any merger, division, dissolution, liquidation, winding up or change of corporate structure of the Company;

对公司合并、分立、解散、清算、停业或变更公司形式作出决议；

(k)	any amendment to the AOA of the Company;

修改公司章程；

(l)

approval of shareholder loans to be jointly provided to the Company or a Group Member or any guarantee or other security to be jointly provided by the Shareholders to any third party for loans borrowed by the Company (or a Group Member);

批准双方股东共同向公司或集团成员提供的贷款或双方共同为公司 (或集团成员)的贷款向任何第三方提供的任何保证或其他担保；

(m)

any material change from any suspension or termination of all or substantially all of the Principal Business of the Company or the sale, transfer or disposition of all or substantially all of the assets of the Company;

公司全部或绝大部分主营业务的任何重大改变、中止或终止，或公司全部或绝大部分资产的出售、转让或处置；

(n)	any license, sublicense, transfer or disposal of any of the Polestar Brands or any other material Intellectual Property Rights of the Company outside the ordinary course of business; and

在日常业务过程以外，极星品牌或公司任何其他重要知识产权的任何许可、分许可、转移和处置；和

(o)	any other matters as stipulated in the AOA.

公司章程规定的其他职权。

The voting rights of Shareholders at the Shareholders’ meeting shall be based on their respective proportion of registered capital between the Parties in the Company. Resolutions of Shareholders’ meeting shall be approved by Shareholders holding no less than 50% of the voting rights, and resolutions in relation to items [***]through [***] above shall be approved by both Parties unanimously. With respect to matters that have been duly approved by the Shareholders’ meeting, the Parties shall cooperate with each other, take necessary actions and execute necessary documents in a timely manner so as to cause the relevant matters to be effectively implemented and achieved.

股东会会议由股东按照认缴注册资本的比例行使表决权。股东会决议应由代表 50%以上表决权的股东通过，关于上述 [***]至[***]项的决议应由双方一 致通过。就股东会有效表决通过的事项，双方应当配合及时采取必要的行动、签署必要的文件，以促使相关事项得到有效实施和实现。

7.6	Minutes

会议记录

The Shareholders’ meeting shall be conducted in both English and Chinese, and the minutes shall be produced and maintained in both English and Chinese. The English and Chinese versions of the minutes shall be of equal effect. The Shareholders’ meeting shall cause complete and accurate minutes to be prepared. Minutes of any Shareholders’ meeting shall be signed by the participating Shareholders or their proxies and be distributed to both Shareholders promptly after the meeting but no later than twenty (20) Business Days after the Shareholders’ meeting. The minutes book shall be kept at the Company’s head office and shall be available for inspection during business hours by any Shareholder and/or representatives of either Party. For the avoidance of doubt, the relevant resolutions and meeting minutes only for submission to Government Authorities shall be produced in Chinese only.

股东会会议应以中英文进行，会议记录应以中英文制作和保存。中英文版本的会议记录应具有同等效力。股东会会议应制作完整和准确的会议记录。任何股东会会议记录应由与会的股东或其代理人签署，并应在会后立即但不晚于股东会会议结束后二十 (20)个工作日分发给各股东。董事会会议记录簿应保存在公司总部，供任何股东和 /或任何一方的代表在工作时间查阅。为免歧义，仅用于递交给政府部门的相关决议和会议记录可以只以中文制作。

8.	Board

董事会

8.1	Composition of the Board

董事会的组成

(a)	The Board shall consist of five (5) directors, among whom three (3) shall be appointed by Xingji Meizu (“Xingji Meizu Directors”) and two (2) by Polestar (“Polestar Directors”).

董事会由五(5)名董事组成，其中星纪魅族委派三(3)名董事(“星纪魅族董事”)，极星委派两(2)名董事(“极星董事”)。

(b)	Each Party shall appoint directors by notice to the other Party and the Company. Each Party shall vote in favor of directors appointed by the other Party in a duly convened Shareholders’ meeting.

每一方应通过向另一方和公司发送通知的方式委派董事。双方在经适当召开的股东会上应当对对方的委派的董事投赞成票。

(c)	The term of each director shall be three (3) years and can be renewable upon reappointment.

董事的任期为三(3)年，任期届满，可以连选连任。

(d)

Either Party may, at any time, remove and replace any director appointed by it by notice to the other Party and the Company. The Party removing the director appointed by it shall be solely responsible for paying any compensation for loss of office or all other claims made by such director in relation to his removal from office.

任何一方可随时向另一方和公司发送通知撤换其委派的任何董事。撤换其委派董事的一方应自行负责支付该董事的任何损失的赔偿金或该董事因其撤换而提出的所有其他索赔。

(e)

If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director or by the removal of such director by the appointing Party, the appointing Party shall appoint a successor within thirty (30) Business Days upon occurrence of any of such aforesaid event to serve out such director’s term and shall give notice of such change to the other Party and the Company. If a quorum is not possible due to the removal or resignation of such director(s), then such removal or resignation shall not become effective until a replacing director is or replacing directors are appointed.

如果由于董事退休、辞职、生病、无行为能力或死亡或由于委派方撤换该董事而导致董事会席位出现空缺，委派方应在上述任何情况发生后三十 (30)个工作日内委派继任董事，完成该董事的任期，并应将上述变更通知另一方和公司。如果由于该等董事的撤换或辞职导致无法达到法定人数，则该等撤换或辞职应在下任董事被任命或下任董事被任命后生效。

(f)	The directors shall carry out their duties with due care and diligence.

董事应适当谨慎地、勤勉地履行其职责。

(g)

The directors shall serve without remuneration or reimbursement by the Company in their capacity as directors, except that all reasonable expenses incurred for performance of their duties as directors, including accommodation and transportation costs incurred from attending Board meetings, shall be borne by the Company.

董事履行其董事职责不应从公司领取报酬或补偿，但因履行董事职责而发生的所有合理费用，包括参加董事会会议的住宿和交通费用，应由公司承担。

(h)

The Company shall indemnify each director against all claims and liabilities incurred in the performance of his duties as a director of the Company, provided that any act or omission of a director which gives rise to such claims and liabilities do not constitute intentional misconduct, gross negligence or violations of criminal laws.

公司应就各董事因作为公司董事履行其职责而发生的一切权利索赔和责任对其进行赔偿，但前提是，引起该等索赔和责任的董事的任何作为或不作为并不构成故意不当作为、严重疏忽或违反刑法。

(i)	At each Board meeting, each director present in person or by proxy shall be entitled to one vote. The Chairman shall not have a second or casting vote.

在每次董事会会议上，每名亲自出席或委托代理人出席的董事有一票表决权。董事长无投第二票或决定票的权利。

8.2	Chairman

董事长

(a)

The Board shall have one (1) Chairman, who shall be appointed by Xingji Meizu. Polestar Directors shall vote in favor of the appointment of the Chairman appointed by Xingji Meizu in a duly convened Board meeting.

董事会设一(1)名董事长，由星纪魅族委派。极星董事应在经适当召开的董事会上对于星纪魅族对董事长的委派投赞成票。

(b)	The Chairman shall be the legal representative of the Company.

董事长为公司的法定代表人。

8.3	Matters Subject to Board Decision

董事会决定的事项

The Board shall be responsible for material daily operational decisions of the Company, including:

董事会负责决定公司日常经营的重大决策，包括：

(a)	convening Shareholders’ meetings and reporting to the Shareholders;

召集股东会会议，并向各股东报告工作；

(b)	implementing resolutions of the Shareholders’ meeting;

执行股东会决议；

(c)	approval of Business Plans, investment plans (detailed plans) of the Company;

批准公司的经营计划和投资计划 (详细方案)；

(d)	formulating annual financial budget and final accounting plan of the Company;

制定公司的年度财务预算方案、决算方案；

(e)	formulating the profits distribution plan and losses recovery plan;

制定公司的利润分配方案和弥补亏损方案；

(f)	formulating plans for increase or decrease of the registered capital of the Company and the issuance of bonds;

制订公司增加或者减少注册资本以及发行债券的方案；

(g)	formulating plans for merger, division, dissolution or change of corporate structure of the Company;

制订公司合并、分立、解散或者变更公司形式的方案；

(h)	approval of establishment of internal management structure of the Company;

决定公司内部管理机构的设置；

(i)	approval of appointment or dismissal of Chief Executive Officer (CEO), Chief Financial Officer (CFO) and other senior management of the Company;

决定聘任或解聘公司的总经理 (CEO)、财务负责人(CFO) 等高级管理人员；

(j)	adopting the basic management rules of the Company;

制定公司的基本管理制度；

(k)

to the extent not included in the annual Business Plan, investment plan and financial budget approved in the Shareholders’ meeting, approval of any capital expenditure by the Company in an individual amount exceeding RMB [***];

批准单笔支出金额超过人民币 [***]的公司的资本性支出(经股东会批准的年度经营计划、投资计划和财务预算内的支付除外 )；

(l)

to the extent not included in the annual Business Plan, investment plan and financial budget approved in the Shareholders’ meeting, execution of, substantial amendment to or termination of the sales contracts and any other commercial contract binding on the Company with an individual contractual price exceeding RMB [***];

签署、实质性修改或终止任何单笔金额超过人民币 [***]的对公司有约束力的销售合同和其它商业合同 (经股东会批准的年度经营计划、投资计划和财务预算内的项目除外 )；

(m)	approval of remuneration of CEO, CFO and other senior management;

决定CEO、CFO等高级管理人员的薪酬；

(n)	appointing or dismissing the auditor, approving material changes of audit policies of the Company and the Group Members;

聘任或解聘审计师，对公司及集团成员审计政策的重大变更作出决议；

(o)

to the extent not included in the Business Plan and financial budget approved in the Shareholders’ meeting: approval of any loans provided by the Company (or any of the Group Members) to any third party who is not a Group Member, offer of guarantee or other security by the Company (or a Group Member) to any third party who is not a Group Member (except for those required by laws to be adopted by the Shareholders’ meeting), or offer of any loans to any third party who is not a Group Member (including the officers or employees of the Company and the Group Members), provided that the amount of such loan, guarantee, security exceeds US$ [***];

在股东会批准的经营计划和财务预算外，批准公司（集团成员）向集团成员以外的第三方的任何贷款，公司（或集团成员）为集团成员以外第三方提供保证或担保（法律规定须由股东会决议通过的除外）、向集团成员以外的第三方（包括公司和集团成员的管理层或员工）提供贷款，前提是该等贷款、保证或担保的金额超过 [***]美元；

(p)

approval of the initiation or settlement of any litigation, arbitration or other legal proceedings or claim in an amount exceeding the higher of RMB [***] and [***] of the audited net assets of the Company for the previous fiscal year;

批准标的总额超过公司上一会计年度经审计净资产 [***]或人民币[***] (以孰高金额为准)的有关的任何诉讼、仲裁或其他法定程序或权利主张的开始或解决；

(q)

adoption of related-party transaction management rules of the Company and the Group Members (which shall require the arm’s-length principle being adopted for all related-party transactions engaged by the Company or the Group Members), reviewing and approving related-party transactions that need to be approved by the Board pursuant to such rules;

制定公司和集团成员的关联交易管理制度 (该等制度应要求所有公司和集团成员参与的关联交易均应符合公平合理定价原则 )，并根据公司的关联交易制度审批需要董事会审批的关联交易；

(r)	approval of acquisitions outside the ordinary course of business by the Company and the Group Members;

批准公司及集团成员在正常业务经营之外的收购行为；

(s)

approval of establishment or dissolution of subsidiaries outside the ordinary course of sales and retail business; approval of the subsidiaries’ articles of association, the disposal of all or part of their equity interest, increase or decrease in their registered capital, merger, division, dissolution or change of corporate structure of the such subsidiaries;

批准在正常销售和零售业务范围之外设立或解散子公司、批准该等子公司章程的修订，决定出售该等子公司的部分或全部股权，对该等子公司增加或者减少注册资本以及发生合并、分立、解散或者变更集团成员的公司形式的事项作出决议；

(t)	approval of any transfer, lease or other similar disposition of the assets of the Company in an individual amount exceeding RMB [***];

批准转让、租赁或以其他类似方式处置单笔金额超过人民币 [***]的公司资产；

(u)	formulating amendments to the AOA;

制订公司的章程修正案；

(v)	approval of audited financial statement of the Company;

审议批准公司经审计的财务报表；

(w)	approval of private equity financing, IPO and other listing plan of the Company;

决定公司私募股权融资、首次公开发行及其他上市方案；

(x)	approval of any amendment to any share/equity incentive plan; and

审议批准任何股份/股权激励计划的修改；及

(y)	any other matters as stipulated in the PRC Laws, the AOA, this Agreement or authorized by the Shareholders’ meeting.

中国法律、章程规定、本协议规定或股东会授权批准的其他事项。

Each director shall have one vote in the deliberation of resolutions of the Board. Subject to abstaining from voting, resolutions made by the Board shall be approved by no less than 50% of all the directors and resolutions in relation to items [***] through [***] above shall be approved by at least one (1) affirmative vote from Polestar Director. With respect to the matters that have been duly approved by the Board, the Parties shall cooperate with each other, and to procure the directors nominated by each of the Parties to cooperate in taking necessary actions and executing necessary documents in a timely manner so as to cause the relevant matters to be effectively implemented and achieved.

董事会决议的表决，实行一人一票。董事会作出的决议必须经回避表决后的其他全体董事的二分之一以上同意，与上述第 [***]项至第[***]项相关的决议须获得极星董事至少一票赞成票。针对经董事会有效表决通过的事项，双方应当配合，并应促使各自提名的董事配合及时采取必要的行动、签署必要的文件，以促使相关事项得到有效的执行和实现。

8.4	Board Meeting

董事会会议

(a)	Convening Meetings

董事会会议的召集

(i)	The Chairman may call a Board meeting by giving not less than ten (10)Business Days’ notice to all the directors. The meeting of the Board shall be held at least four(4) times every year.

董事长可召集董事会会议，并应至少提前十(10)个工作日向全体董事发出通知。董事会会议应至少每年召开四 (4)次。

(ii)	Two (2) directors or more may call a Board meeting by giving notice to the Chairman who shall, giving not less than ten (10) Business Days’ notice to all other directors, convene a Board meeting.

两(2)名或两(2)名以上董事可以通知董事长召集董事会会议，董事长应至少提前十 (10)个工作日通知其他董事。

(iii)

The first Board meeting shall be convened within forty-five (45) Business Days of the Establishment Date or any other day upon mutual consent of both Parties, and the Board shall approve resolutions regarding:

第一次董事会会议应在成立日后的四十五(45)个工作日内或双方一致同意的任何其他日期召开，并且由董事会通过以下决议：

(A)	the organizational structure of the Company as agreed by the Parties, as well as the appointment of the Senior Executives in accordance with Section 10.2;

双方约定的公司的组织结构，以及根据第 10.2条对高级管理人员的任命；

(B)	the execution of all of the Ancillary Agreements;

所有附属协议的签署；

(C)	the first Business Plan ; and

第一次经营计划；以及

(D)	the Delegation of Authority of the Company.

公司的授权决策体系。

(b)	Notice

通知

(i)

The ten (10) Business Days’ notice period referred to in Section 8.4(a)(i) may be waived by the written consent of all directors or may be deemed as waived if all directors (including proxies) are present at the Board meeting.

第8.4(a)(i)条所述的十(10)个工作日的通知期可经全体董事书面同意而予以豁免，或者，如果全体董事 (包括代理人)均出席董事会会议，则可视为已予以豁免。

(ii)

A notice convening a Board meeting must be accompanied by a written agenda specifying in reasonable detail the items to be raised and discussed at the Board meeting as well as the supporting documents (if any). Subject to Section 8.4(b)(iii) below and unless otherwise agreed by all directors, no items shall be discussed or approved at the meeting other than the items specified in the notice.

召开董事会会议的通知必须附有书面议程，合理详细地列明将在董事会会议上提出和讨论的事项及其支持文件 (如有)。在遵守以下第8.4(b)(iii)条规定的前提下，除非全体董事另行同意，除通知中列明的事项外，董事会会议不得讨论或批准任何其他事项。

(iii)

Each director may by at least five (5) Business Days’ notice to all other directors before the date scheduled for the Board meeting require additional proposals to be discussed at the scheduled meeting by specifying such additional items in reasonable detail and providing supporting documents (if any).

每位董事可在计划召开董事会会议日期前至少提前五 (5)个工作日向其他董事发出通知，要求在计划召开的董事会会议上讨论额外的提案，该等额外提案应合理详细地列明该等额外事项并提供相关支持文件 (如有)。

(iv)	All notices, meeting agenda and supporting documents (if any) given under this Section 8.4 shall be given in both Chinese and English.

本第8.4条项下发出的所有通知、会议议程和支持文件 (如有)应为中文和英文两种语言。

(c)	Proxy

代理人

(i)

Any director may appoint other director as his proxy for the purpose of voting at a Board meeting provided that the appointment is made in writing and produced at or before the Board meeting to the chairman of the meeting. The director acting as a proxy has the right to count towards the quorum and to exercise the vote of his appointer in addition to the voting rights of the proxy as a director.

任何董事均可以书面委托其他董事作为其代理人在董事会会议上投票，但该委托必须以书面形式作出，并应在董事会会议上或会议前提交给董事会会议主席。除其作为董事的投票权外，代理人有权计入法定人数并行使其委派董事的投票权。

(ii)	Each proxy of an absent director shall have full power and authority to represent and bind his appointer in all items decided by the Board within the scope of the functions of the appointer.

每一位缺席董事的代理人均应有充分的权力和权限对董事会在其职权范围内决定的所有事项中代表其委派的董事，并对其委派的董事具有约束力。

(d)	Location and Telephone Meetings

地点和电话会议

Any Board meeting shall be held at the principal place of business of the Company or such other venue as may be agreed by all directors. A meeting may be held by telephone, video-conferencing or other electronic means, provided that all participants can hear and be heard and are present from the commencement to the close of the meeting.

任何董事会会议应在公司的主要营业地或全体董事一致同意的其他地点举行。董事会会议可通过电话、视频会议或其他电子方式举行，但前提是所有与会者均能相互听清，且自始至终出席会议。

(e)	Written Resolutions

书面决议

In lieu of a Board meeting, resolutions may be adopted by the Board in writing if the resolution is signed by all the directors.

董事会可通过书面决议来代替召开董事会会议，但应由全体董事签署该决议。

(f)	Minutes

会议记录

The Board meeting shall be conducted in both English and Chinese, and the minutes shall be produced and maintained in both English and Chinese. The English and Chinese versions of the minutes shall be of equal effect. The Board shall cause complete and accurate minutes to be prepared. Minutes of any Board meeting shall be signed by all the directors or their proxies and be distributed to all the directors promptly after the meeting but no later than twenty (20) Business Days after the Board meeting. The minutes book shall be kept at the Company’s head office and shall be available for inspection during business hours by any director and/or representatives of either Party.

董事会会议应以中英文进行。会议记录应以中英文制作和保存。中英文版本的会议记录应具有同等效力。董事会应促使制定完整和准确的会议 记录。任何董事会会议记录应由全体董事或其代表签署，并应在会后及时 (但不得晚于会后二十(20)个工作日)分发给全体董事。董事会会议记录簿应保存在公司总部，供任何一方的董事和 /或代表在工作时间查阅。

8.5	Deadlock

僵局

(a)

A deadlock shall be deemed to have occurred in relation to a matter (the “Deadlock”) if the Board fails to adopt a resolution in respect of any reserved matter set out in paragraphs (n) through (s) of Section 8.3 and fail to adopt a resolution in respect of any such matter at a second Board meeting to be held within fifteen (15) Business Days after the date of the first Board meeting at which the matter is first raised for discussion and the Board meeting is unable to adopt a resolution.

如董事会未能就第8.3条第(n)项至第(s)项所列的任何保留事项通过决议，且在该事项首次被提交董事会会议讨论之日后的十五 (15)个工作日内召开的第二次董事会会议仍未能就该事项通过决议，则应视为有关事项已发生僵局 (“僵局”)。

(b)

If a Deadlock occurs, the Board shall immediately refer it to the respective chief executive officer or executives of similar level of each Party for their discussion and resolution. The Parties shall procure the chief executive officers of DreamSmart Group and PSNY to endeavor to agree on a resolution of the Deadlock within fifteen (15) Business Days after the Deadlock is referred to them. If an agreement is reached by such chief executive officers within fifteen (15) Business Days upon referral, each Party shall procure the directors appointed by it to vote in favor of resolution in relation to the Deadlock at the following Board meeting.

如出现僵局，董事会应立即将僵局提交双方各自的首席执行官或同等级别的管理人员讨论解决。双方应促使 DreamSmart集团和PSNY的首席执行官在僵局提交后十五(15)个工作日内努力就僵局的解决达成一致。如该等首席执行官在被提交后的十五 (15)个工作日内达成一致，每一方应促使其委派的董事在随后的董事会会议上投票赞成解决僵局。

(c)

If an agreement cannot be reached between the chief executive officers within fifteen (15) Business Days pursuant to Section 8.5(b) above, the relevant proposal shall be deemed as not approved by the Board.

如首席执行官未能根据上文第8.5(b)条在十五(15)个工作日内达成一致，相关提议应视为未获得董事会通过。

9.	Supervisor

监事

9.1	The Company shall have one (1) supervisor, which shall be appointed by Xingji Meizu. Polestar shall vote in favor of supervisor appointed by Xingji Meizu in a duly convened Shareholders’ meeting.

公司应设一(1)名监事，由星纪魅族委派。极星应在经适当召开的股东会上应当对星纪魅族委派的监事投赞成票。

9.2	Xingji Meizu shall notify Polestar and the Company when appointing supervisor of the Company.

星纪魅族委派公司监事时应当通知公司和极星。

9.3	The term of each supervisor shall be three (3) years and can be renewable upon reappointment by Xingji Meizu.

监事的任期为三(3)年，经星纪魅族重新委派可以连任。

9.4	The supervisor shall have the powers and functions as provided under the PRC Laws, including without limitation:

监事应具有中国法律规定的职权，包括但不限于：

(a)	inspecting the financial accounts and books of the Company;

检查公司财务和会计账簿；

(b)

supervising the performance of duties by directors and senior management and proposing to remove directors or senior management who violate the provision of laws, administrative regulations, the AOA or the resolutions of the Shareholders’ meeting;

对董事、高级管理人员执行公司职务的行为进行监督，对违反法律、行政法规、公司章程或者股东会决议的董事、高级管理人员提出罢免的建议；

(c)	requiring directors or senior management who act against the interests of the Company to make corrections;

当董事、高级管理人员的行为损害公司的利益时，要求董事、高级管理人员予以纠正；

(d)	proposing to convene ad hoc Shareholders’ meeting, convening and presiding the Shareholders’ meeting when the Board fails to convene and preside the Shareholders’ meeting;

提议召开临时股东会会议，在董事会不履行召集和主持股东会会议职责时召集和主持股东会会议；

(e)	making proposals at the Shareholders’ meetings;

向股东会会议提出提案；

(f)	filing lawsuits against directors or senior management; and

对董事、高级管理人员提起诉讼；及

(g)	any other powers and functions as stipulated in the AOA.

公司章程规定的其他职权。

9.5

The supervisor shall have the right to attend the Board meetings as a non-voting member and raise inquiries or suggestions on resolutions to be adopted by the Board. The supervisor may carry out investigations upon discovering abnormalities in the operation of the Company and, if necessary, engage an accounting firm to provide assistance at the expense of the Company.

监事有权列席董事会会议(但无投票权)并对董事会决议事项提出质询或者建议。监事发现公司经营情况异常可以进行调查；必要时可以聘请会计师事务所等协助其工作，费用由公司承担。

9.6

The supervisor shall serve without remuneration or reimbursement by the Company in his capacity as supervisor, except that all reasonable expenses incurred for the performance of his duties as supervisor, shall be borne by the Company.

监事任职期间不获得报酬，公司也不向监事支付任何费用，但因履行监事职责而发生的合理费用应由公司承担。

9.7

The Company shall indemnify the supervisor against all claims and liabilities incurred pursuant to the performance of his duties as a supervisor of the Company, provided that any acts or omissions of a supervisor which give rise to such claims and liabilities do not constitute intentional misconduct, gross negligence or violations of criminal laws.

公司将就监事因履行其作为公司监事的职责而发生的一切索赔和责任向监事进行补偿，前提是引起该等索赔和责任的监事的任何作为或不作为不构成故意渎职、严重过失或触犯刑法。

10.	Management

管理层

10.1	Management Team

管理团队

(a)	The Company’s management comprises the following positions (the “Senior Executives”):

公司的管理层包括以下职位 (“高级管理人员”) ：

(i)

One (1) Chief Executive Officer (“CEO”) (the general manager of the Company) to be nominated by Xingji Meizu, who shall be responsible for the day-to-day management of the Company other than those which require approval of the Shareholders’ meeting and the Board;

一(1)名由星纪魅族提名的CEO( “CEO”)(即总经理)，负责公司的日常管理，但需要股东会和董事会批准的事项除外；

(ii)	One (1) Chief Financial Officer (“CFO”) to be nominated by Xingji Meizu, who shall be responsible for the financial, accounting, internal control and taxes of the Company;

星纪魅族提名的一(1)名首席财务官 (“CFO”)，负责公司的财务、会计、内部控制和税务；

(b)

Unless otherwise specified in the PRC Company Law or the AOA, powers and functions not granted to the Shareholders’ meeting or the Board shall be determined and exercised by the CEO, including without limitation:

除中国公司法或公司章程另有规定外，未授予股东会或董事会的职权由 CEO决定并行使，包括但不限于：

(i)	presiding over the production and management of the Company, organizing and implementing resolutions of the Shareholders’ meeting and the Board;

主持公司的生产经营管理工作，组织实施股东会和董事会决议；

(ii)	organizing and implementing the annual Business Plans and investment plans of the Company;

组织实施公司年度经营计划和投资方案；

(iii)	formulating plans for the establishment of the internal management structure of the Company;

拟订公司内部管理机构设置方案；

(iv)	formulating the basic management rules of the Company;

拟定公司的基本管理制度；

(v)	formulating specific rules of the Company;

制定公司的具体规章；

(vi)	approval of the engagement or dismissal of any management staff other than those who are required to be appointed or dismissed by the Board;

决定聘任或者解聘除应由董事会聘任或者解聘以外的负责管理人员；

(vii)

approval of any purchase, acquisition, sale, transfer, lease or disposition of the assets of the Company, except for those required to be adopted by the Shareholders’ meeting or the Board pursuant to this Agreement;

批准购买、收购、出售、转让、租赁或处置公司资产，但根据本协议需要股东会或董事会通过的除外；

(viii)	approval of any capital expenditure by the Company, except for those required to be adopted by the Shareholders’ meeting or the Board pursuant to this Agreement;

批准公司的任何资本支出，但根据本协议需要股东会或董事会通过的除外；

(ix)

execution, substantial modification to or termination of the sales contracts and any other commercial contract binding on the Company, except for those required to be adopted by the Shareholders’ meeting or the Board pursuant to this Agreement;

签署、实质性修改或终止销售合同和其他对公司具有约束力的任何商业合同，但根据本协议需要股东会或董事会通过的除外；

(x)

approval of the initiation or settlement of any litigation, arbitration or other legal proceedings or claim, except for those required to be adopted by the Shareholders’ meeting or the Board pursuant to this Agreement;

批准提起或和解任何诉讼、仲裁或其他法律程序或索赔，但根据 本协议需要股东会或董事会通过的除外；

(xi)

approval of establishment or dissolution of subsidiaries relating to the ordinary course of sales and retail business; approval of the subsidiaries’ articles of association, disposal of all or part of their equity interest, increase or decrease in their registered capital, merger, division, dissolution or change of corporate structure of such subsidiaries;

批准在正常销售和零售业务经营范围内设立、解散子公司，批准修改子公司的章程，决定出售其全部或者部分股权，对该等子公司增加或者减少注册资本、合并、分立、解散或者变更公司形式的事项作出决议；

(xii)	approval of establishment or dissolution of, branches or other types of branch offices of the Company and the Group Members; and

批准设立或取消公司和集团公司的分公司或其他类型的分支机构；以及

(xiii)	any other matters stipulated in the AOA or this Agreement or authorized by the Shareholders’ meeting or the Board.

章程规定或本协议规定的或股东会或董事会授权决定的其他事项。

(c)	The CEO may delegate his powers and functions to other senior management or personnel in charge of relevant business departments according to the Delegation of Authorities.

CEO可以根据授权决策体系将其职权授予其他高级管理人员或相关业务部门的负责人。

(d)	Each Senior Executive may attend the Board meeting as a non-voting observer.

每一高级管理人员均可以列席董事会会议。

10.2	Appointment of Senior Executives

高级管理人员的聘任

(a)

Xingji Meizu shall be entitled to, by notice to the Board, nominate qualified candidates for appointment by the Board as the CEO, provided that (i) Mr. Dan Feng shall serve as the CEO of the Company upon its establishment; [***].

星纪魅族有权经通知董事会提名合格的候选人，并由董事会任命为 CEO，但是(i)冯旦先生应在公司成立时担任CEO；[***]。

(b)	Xingji Meizu shall be entitled to, by notice to the Board, nominate qualified candidates for appointment by the Board as the CFO.

星纪魅族有权经通知董事会提名合格的候选人，并由董事会任命为 CFO。

(c)	All of the Senior Executives shall be appointed subject to the approval by the Board pursuant to Sections 8.3 and 8.4.

所有高级管理人员应经董事会根据第 8.3条和第8.4条批准任命。

10.3	Term of Office

任期

(a)	The term of office for each of the Senior Executives shall be three (3) years and may be renewable upon reappointment by the Board.

每位高级管理人员的任期为三 (3)年，经董事会重新任命可以连任。

(b)

If an office of the Senior Executive is vacated by the retirement, resignation, illness, disability or death of any Senior Executive or by the removal of such Senior Executive by the Board, the Party which originally nominated such Senior Executive shall be entitled to nominate a successor within thirty (30) Business Days upon occurrence of any of such aforesaid event to serve out the remaining period of such Senior Executive’s term.

如果高级管理人员因任何高级管理人员退休、辞职、生病、无行为能力或死亡或因董事会解聘该高级管理人员而出现空缺，则该高级管理人员的原提名方有权在上述任何情形发生后的三十 (30)个工作日内提名继任人，完成该高级管理人员的剩余任期。

10.4	Annual Business Plan

年度经营计划

The CFO shall prepare and then, subject to the approval of the CEO a draft annual Business Plan for the following Financial Year, and the CEO and CFO shall jointly submit to the Board for approval before the end of each Financial Year. The Board shall decide on the draft annual Business Plan within twenty (20) Business Days or any other day upon the consent of the Board of its receipt with any amendments as approved by it.

CFO应制定并经CEO批准后，CEO和CFO应在不迟于每一财务年度结束前共同向董事会提交下一财务年度的年度经营计划草案。董事会应在收到年度经营计划草案及经其批准的修订后的二十 (20)个工作日或董事会另行同意的其他时间内决定该草案。

11.	Transfer of Equity Interests

股权转让

11.1	Restrictions

限制

(a)	Except as expressly permitted under this Agreement or as otherwise agreed by the Parties upon consultation, neither Party may Transfer any of its Equity Interests.

除非本协议明确允许或双方另行协商同意，任何一方不得转让其任何股权。

(b)

Neither Party may enter into an agreement with any Person in relation to its right to appoint any director under this Agreement or the exercise of the right of any director appointed by it without the prior written consent of the other Party.

未经另一方事先书面同意，任何一方不得就其在本协议项下委派任何董 事的权利或行使其委派的任何董事的权利与任何主体签订协议。

(c)

Xingji Meizu shall not Transfer any Equity Interests to a Polestar Competitor unless otherwise agreed in writing by Polestar in advance. Polestar shall not Transfer any Equity Interests to a Xingji Meizu Competitor unless otherwise agreed in writing by Xingji Meizu in advance.

除非极星另行书面同意，星纪魅族不得向极星竞争对手转让任何股权。除非星纪魅族另行书面同意，极星不得向星纪魅族竞争对手转让任何股权。

11.2	Lock-up

锁定

Subject to Section 11.3 and 20, neither Party may Transfer any of its Equity Interests to any Person during the Term of the Company unless otherwise agreed by the Parties in writing.

受限于第11.3条和第20条，除非双方另行书面同意，任何一方在公司存续期限内不得向任何主体转让其任何股权。

11.3	Permitted Transfer

获准转让

(a)

Notwithstanding anything to the contrary contained herein but subject to compliance with the other provisions of this Section 11.3, either Party may Transfer all or parts of its Equity Interests, to an Affiliate of that Party by giving at least ten (10) Business Days’ prior notice to the other Party, which shall specify the name, jurisdiction of incorporation and registered address of the transferee Affiliate and the name of the legal representative or the authorized representative (as the case may be) of the transferee Affiliate, provided that (i) the transferee Affiliate shall pass compliance check customarily conducted by the other Party in accordance with its group policy and comply with applicable anti-trust laws; (ii) the transferee Affiliate have entered into relevant equity transfer agreement and other necessary documents; and (iii) the transferring Party shall continue to guarantee the due fulfillment of its obligations under this Agreement by the transferee Affiliate.

无论本协议是否有任何相反规定，在遵守本第11.3条其他条款的前提下，任何一方均可在至少提前十 (10)个工作日通知另一方后将其全部或部分股权转让给其关联方。该等通知应列明受让关联方的名称、成立地司法管辖区和注册地址，以及受让关联方的法定代表人或授权代表 (视情况而定)的姓名，前提是(i)受让关联方应通过另一方根据其集团政策通常进行的合规检查并遵守适用的反垄断法律； (ii)受让关联方已签署股权转让协议及其他必要文件；以及 (iii)转让一方应继续保证受让关联方适当履行其在本协议项下的义务。

(b)

If a Party Transfers all or parts of its Equity Interests to its Affiliate pursuant to this Section 11.3, the other Party shall be deemed to have consented to that Transfer and to have waived its pre-emptive rights in respect of such Transfer and shall cooperate to execute all necessary documents and take all necessary actions to complete such Transfer.

如果一方依据本第11.3条向其关联方转让其全部或部分股权，另一方应被视为已同意该等转让并且已放弃其对该等转让的优先购买权 ,并应当配合及时签署全部必要的文件、采取全部必要的行动配合完成该等转让。

(c)	If a Party Transfers parts of its Equity Interests to its Affiliate, such Affiliate and the transferring Party shall be deemed collectively as one Party under this Agreement.

如果一方向其关联方转让其部分股权，则在本协议项下，该关联方和转让方应被共同视为一方。

(d)

If the transferee Affiliate would cease to be an Affiliate of the transferring Party, the transferee Affiliate (and/or any subsequent transferee in a series of transfers to transferee Affiliate) must immediately Transfer all of its Equity Interests back to the original transferring Party or another Affiliate of the original transferring Party. In this case, the original transferring Party or its relevant Affiliate (as the case may be) shall immediately deliver to the non-transferring Party and to the Company a duly executed and valid undertaking pursuant to Section 11.7. Failure to Transfer back such Equity Interests pursuant to this Section 11.3(d) within sixty (60) days of the date when the transferee Affiliate ceases to be an Affiliate shall constitute a material breach hereof, and the non-transferring Party shall be deemed as the Non-defaulting Party as defined under Section 20.3 and shall accordingly have the right to terminate this Agreement and exercise the call option or put option at its election pursuant to Section 20.4.

如果受让关联方不再是转让方的关联方，则该受让关联方 (和/或对该受让关联方进行一系列转让的任何后继受让方 )必须立即将其全部股权转回给原转让方或原转让方的另一关联方。在此情况下，原转让方或其相关关联方 (视情况而定)应立即向非转让方和公司交付根据第11.7条经适当签署且有效的承诺函。在受让关联方不再是关联方之日后的六十 (60)天内未依据第11.3(d) 条的规定转回该等股权将构成对本协议的重大违约，且非转让方应被视为第 20.3条所定义的守约方，并应因此有权终止本协议并根据第 20.4条的规定行使其买入选择权或卖出选择权。

11.4	Right of First Refusal

优先购买权

(a)

Subject to compliance with the provisions of Sections 11.1, 11.2 and 11.3, either Party may Transfer all or parts of its Equity Interests (the “Sale Equity Interests”)to a third party (a “Third Party Purchaser”) only if it receives an offer (the “Offer”), which contains the material terms and conditions of an offer to purchase such Equity Interests (including the price and the intended completion date of the Offer).

在遵守第11.1条、第11.2条和第11.3条规定的前提下，任何一方仅在收到一份要约(“要约”)时方可向第三方 (“第三方购买方”)转让其全部或部分股权(“出售股权 ”)，该等要约包含购买该等股权的要约的重要条款和条件 (包括要约的价格和拟议完成日期)。

(b)

In the event that the transferring Party receives an Offer which it wishes to accept, it must immediately give a written notice (the “Transfer Notice”) to the non-transferring Party offering to sell the relevant Equity Interests to the non-transferring Party or its nominee at the same cash price as set forth in the Offer, and on terms which are no less favorable than those contained in the Offer.

如果转让方收到其希望接受的要约，其必须立即向非转让方发出书面通知 (“转让通知”)，提出以与要约中规定的相同现金价格及不逊于要约中包含的条款向非转让方或其指定人士出售相关股权。

(c)	The Transfer Notice must state:

转让通知必须说明：

(i)	the transferring Party’s intent to sell the relevant Equity Interests;

转让方出售相关股权的意图；

(ii)	the proposed amount of the relevant Equity Interests to be Transferred;

拟转让的相关股权的拟议数额；

(iii)	the price and principal terms and conditions of the proposed Transfer;

拟议转让的价格及主要条款和条件；

(iv)	the identity of the Third Party Purchaser and, where acting as trustee, the ultimate beneficial owner of the trust; and

第三方购买方的身份，以及，如果作为受托人，信托的最终受益所有人的身份；以及

(v)	any other details of all other terms and conditions of the Offer that may be reasonably required by the non-transferring Party.

非转让方可能合理要求的要约的所有其他条款和条件的任何其他细节。

(d)

The non-transferring Party shall, within forty (40) Business Days from the receipt of the Transfer Notice (the “Acceptance Period”), notify the transferring Party whether it desires to purchase or designate a nominee to purchase the relevant Equity Interests. If the non-transferring Party chooses to exercise its pre-emptive right, then it shall purchase, and the transferring Party must sell, the relevant Equity Interests in accordance with the terms and conditions set forth in the Transfer Notice.

非转让方应在收到转让通知起四十(40)个工作日内(“接受期 ”)通知转让方其是否希望购买或指定一名被指定人购买相关股权。如果非转让方选择行使其优先认购权，则其应根据转让通知中所列明的条款和条件购买，且转让方必须根据转让通知中所列明的条款和条件出售相关股权。

(e)

If the non-transferring Party fails to notify the transferring Party of its intention to purchase the relevant Equity Interests within the Acceptance Period, then the non-transferring Party shall be deemed to have consented to the proposed Transfer to the Third Party Purchaser identified in the Transfer Notice. The transferring Party may thereafter Transfer the relevant Equity Interests to the Third Party Purchaser in accordance with the terms and conditions set forth in the Transfer Notice.

如果非转让方未在接受期限内通知转让方其购买相关股权的意图，则非转让方应被视为已同意向转让通知中确定的第三方购买方进行拟议的转让。转让方之后可以根据转让通知中所列明的条款和条件向第三方购买方转让相关股权。

11.5	Tag-along Right

随售权

Notwithstanding anything to the contrary contained herein, each Party shall have a tag-along right in respect of the Equity Interests owned by the other Party, pursuant to which in the event that the other Party intends to Transfer all or parts of its Equity

Interests to a bona fide Third Party Purchaser, to the extent that the non-transferring Party does not exercise its right of first refusal provided under Section 11.4, the transferring Party shall procure that the Third Party Purchaser makes an offer (the “Tag-along Offer”) to the non-transferring Party to purchase part or all of its Equity Interests on the terms and conditions no less favorable than those offered by the Third Party Purchaser to the transferring Party simultaneously. The number of Equity Interests the non-transferring Party sells to the Third Party Purchase shall be no more than the Sale Equity Interests multiplied by a fraction, the numerator of which shall be the number of Equity Interests held by the non-transferring Party on the date of Tag-along Offer and the denominator of which shall be the total number of Equity Interests held by both Parties on the date of Tag-along Offer. If the Third Party Purchaser fails to make the Tag-along Offer to non- transferring Party in accordance with this Section 11.5, the Third Party Purchaser shall not be entitled to complete the Transfer and the Parties shall procure that the Company shall not register the change in the Equity Interests in connection with such Transfer. If the Tag- along Offer is accepted by the non-Transferring Party, the completion of the Transfer of the transferring Party shall be conditional on completion of the purchase of the Equity Interests held by the non-Transferring Party.

即使本协议有任何相反规定，每一方就另一方拥有的股权享有随售权，根据该等随售权，如果另一方拟向善意第三方购买方转让其全部或部分股权，在非转让方不行使第 11.4条规定的优先购买权的情况下，转让方应促使第三方购买方向非转让方发出购买其部分或全部股权的要约 (“随售要约”)，其条款和条件不应劣于第三方购买方向转让方提供的条款和条件。非转让方向第三方购买方出售的股权数额应不多于出售股权乘以一个分数，该分数的分子为行使随售权的一方在转让通知当日持有的股权，分母为双方在随售要约当日合计持有的股权。如果第三方购买方未能根据本第 11.5条向非转让方发出随售要约，则第三方购买方将无权完成转让，且双方应促使公司不得登记与该等转让有关的股权变更。如果非转让方接受随售要约，则转让方转让的完成应以非转让方持有的股权被购买为前提条件。

11.6	Completion of Transfer

转让的完成

The Parties shall execute such legal documentation and take such other steps as are required to apply for and obtain all necessary Approvals in connection with a Transfer of Equity Interests pursuant to this Section 11 as soon as reasonably practicable and no later than one (1) month after the giving of the relevant notice or the Transfer Notice, as the case may be.

双方应在合理可行的情况下尽快但不迟于发出相关通知或转让通知后一 (1)个月(视情况而定)，签署与本第 11条股权转让有关的法律文件，并采取与该等股权转让有关的申请并取得所有必要批准所要求的其他措施。

11.7	Assumption of Obligations

义务的承继

Notwithstanding anything to the contrary contained herein, no Equity Interests may be Transferred pursuant to this Section 11 unless each transferee has delivered to the non-transferring Party a valid and effective undertaking to perform the obligations of the transferring Party under this Agreement and agrees to be bound by this Agreement and the AOA in respect of the Equity Interests so Transferred as if the transferee had been an original Party to this Agreement.

即使本协议有任何相反规定，除非每一受让方已向非转让方提供合法有效的承诺，以履行转让方在本协议项下的义务，并同意所转让的股权受本协议和章程的约束，如同该受让方是本协议的原始缔约方，否则不得根据本第 11条转让任何股权。

12.	Labor Management

劳动管理

12.1	General Provisions

一般规定

(a)

All human resources management principles and policies of the Company, including without limitation the recruitment, employment, discipline, dismissal, resignation, wages, labor protection, welfare benefits, labor discipline, retirement insurance, bonuses and other matters of the staff of the Company, shall be dealt with in accordance with applicable laws.

公司所有人力资源管理的原则和政策，包括但不限于公司员工的招聘、雇佣、纪律、解雇、辞职、工资、劳动保护、福利、劳动纪律、退休保险、奖金和其他事宜，都应按照适用法律进行处理。

(b)

Compensation, welfare, insurance and other benefits of the management, staff and workers of the Company shall be determined in accordance with applicable laws and competitive market practice and shall be commensurate with the position requirement and individual employee’s expertise and experience.

公司管理层、员工和工人的报酬、福利、保险和其他待遇应根据适用法律和市场竞争惯例确定，并且应与职位要求及员工的专长和经验相适应。

12.2	Recruitment

招聘

(a)

Except as expressly agreed in this Agreement, the Company will select its employees based on their professional qualifications and work experience in accordance the principle of “best person for each position” from the open market, internally or other available sources. Each staff member recruited by the Company must satisfy the qualification criteria as approved by the CEO.

除非本协议另有明确规定，公司将根据 “每个职位的最佳人选”的原则，基于员工的专业资格和工作经验从公开市场、内部或其他可获得的渠道挑选员工。公司招聘的每一员工均应符合 CEO批准的资格标准。

(b)	The Company shall give full consideration to any suitably qualified staff nominated by either Party or any of its Affiliates with a view to arranging his employment by the Company.

公司应充分考虑任何一方或其任何关联公司提名的合适的适格员工，以便安排其在公司的雇佣。

(c)

If either Party seconds its employees to the Company, as a general principle, any costs and expenses in connection with such personnel (including without limitation salary, allowance and social welfare) shall be borne by the Company, if not borne by a Party. For the avoidance of doubt, in respect of any employee of either Party (or its Affiliate) holding concurrent posts in the Company, any costs and expenses of such employee shall be borne by the Company and the applicable Party (or its Affiliates) pro rata to the time allocated by the employee between the Company and the applicable Party (or its Affiliates). The Parties acknowledge and agree that for the key and/or senior positions, the costs and expenses of such employees shall be further discussed and decided by both Parties.

如果任何一方借调其员工到公司工作，作为一般原则，与该等人员有关的任何费用和开支 (包括但不限于工资、津贴和社会福利 )，如果不是由该方承担，则应由公司承担。为免歧义，就任何一方 (或其关联公司)的任何兼职员工而言，该等员工的任何费用和开支应由公司和适用方 (或其关联公司)按照该员工在公司和适用方(或其关联公司)之间分配的时间比例分担。双方确认并同意，对于关键和 /或高级岗位，该等员工的费用和开支应由双方进一步讨论并决定。

(d)

The scope of any key employees to be transferred from Polestar and Xingji Meizu, respectively, to the Company and the terms and conditions of their employment agreements will be decided by the Parties as quickly as possible after the Execution Date. The Company will set up R&D teams that will focus on the development of the OS system and the integration of technical and management teams of Xingji Meizu and PSNY in charge of relevant businesses. If an employee needs to terminate his/her employment contract with a Party before being employed by the Company, the Company shall take over all of his/her service years with the relevant Party for purposes of calculating severance payments upon termination of his/her employment contract with the Company in the future.

极星和星纪魅族将分别调入公司的任何关键员工的范围和他们的劳动合同的条款和条件将由双方在本协议签署日后尽快决定。公司将组建研发团队，专注于操作系统的开发以及星纪魅族和 PSNY的技术和管理团队的整合，负责相关业务。如果某一员工在受聘于公司之前需要终止其与 一方的劳动合同，则公司应接手该员工在该相关方的所有工作年限，以便将来该员工终止与公司的劳动合同时计算离职补偿金。

(e)

Notwithstanding the provisions of this Section 12.2, the Company shall not, however, be obliged to employ any staff from either Party or any of its Affiliates and shall endeavor to recruit staff with the mixture of experience and expertise best suited to ensuring the commercial success of the Company.

尽管有本第12.2条的规定，但是公司没有义务雇佣任何一方或其任何关联公司的任何员工，并应努力招聘具有丰富经验和专业知识的员工，以确保公司的商业成功。

12.3	Trade Union in the PRC

中国的工会组织

Employees of the Company shall have the right to establish a labor union in accordance with applicable laws. The Company shall support such Company labor union in accordance with applicable laws.

公司的员工有权按照相关法律的规定建立工会。公司应依法对公司工会给予支持。

12.4	Incentive Plan

激励计划

With the unanimous consent of both Parties, the registered capital of the Company shall be increased or transferred and reserved for incentives to future employees, by no more than [***] of the original amount of the Registered Capital of the Company upon its incorporation. The Parties will cause the Company to establish an employee stock ownership platform to hold the aforesaid equities.

公司可以根据双方的一致同意，通过增加或转让注册资本的方式，预留不超过公司设立时注册资本的 [***]用于未来激励公司雇员，并在未来择机设立员工持股平台完成持股。

13.	Accounting and Finance Management

会计和财务管理

13.1	Accounting Requirements and Financial Documents

会计要求和财务文件

(a)

The Company shall maintain complete, fair and accurate books and records satisfactory to the Board and the Parties in accordance with all applicable laws and regulations. For the avoidance of doubt, these books and records shall include the single financial statements of the Company as well as consolidated financial statements of the Company if necessary.

公司应根据适用法律法规，维护令董事会和双方满意的完整、公正且准确的账簿和记录。为免歧义，该等账簿和记录应包括公司的单项财务报表以及公司的合并财务报表 (如必要)。

(b)

Reasonably advanced and suitable information technology shall be employed to record the Company’s course of business, including an IT connection to the Parties, if necessary. RMB shall be used as the unit of account and functional currency by the Company in its day-to-day financial accounting.

公司应采用合理先进且适当的信息技术来记录公司的业务过程，包括与双方的信息技术连接 (如必要)。公司应使用人民币作为其日常财务会计的记账单位和记账本位币。

(c)	Financial statements and reports of the Company shall be made and kept in Chinese and English, including without limitation the major accounting sentries, and accounting related guidelines.

公司的财务报表和报告应以中文和英文编制和记录，包括但不限于主要会计记录和会计相关指引。

(d)

The Company shall adopt the calendar year as its fiscal year (“Financial Year”) except that the first Financial Year shall be from the date when the first Business License is issued and end on December 31 of the same year.

公司应采用日历年制作为其会计年度 (“会计年度”)，但是，公司的首个会计年度应从公司的首个营业执照颁发之日起至同年 12月31日止。

13.2	Financial Information and Budget

财务信息和预算

(a)	The CFO shall prepare and submit to the Board and the Parties the following information as soon as reasonably practicable and no later than the dates set forth below:

CFO应在合理可行的情况下尽快但不迟于下文所述日期编制并向董事会和双方提交如下信息：

(i)

monthly unaudited management accounts, including (A) a detailed profit and loss account, balance sheet, cash flow statement, and (B) an analysis of the results against the budget after the end of each month;

未经审计的月度管理报表，包括(A)详细的损益表、资产负债表、现金流量表，及(B)在每个月结束后将业绩与预算进行的核对分析；

(ii)

if approved by the Board or required by the consolidation requirements applicable to Xingji Meizu, the (single and/or consolidated) profit and loss statements, the balance sheets, cash flow statements, equity statements and management accounts, including a breakdown by division and by brands, if applicable, and all of them generated on a monthly basis, each in Chinese and English language shall be provided by the CFO to the Parties at their request and in accordance with their respective financial closing schedules, as agreed and amended from time to time;

在经董事会批准或适用于星纪魅族的合并规定所要求的情况下， CFO应应双方要求并根据双方各自的财务结账时间表 (及其不时约定和修订)以中文和英文每月向双方提供(单项和/或合并的)损益表、资产负债表、现金流量表、权益变动表和管理报表 (如适用，包括按部门和品牌划分的明细 )；

(iii)

if approved by the Board or required by the consolidation requirements applicable to Xingji Meizu, the Parties shall cause the Company to set up an additional profit and loss statement, balance sheet, cash flow statement, equity statement and management accounts, on a single and/or consolidated basis, in accordance with the generally accepted accounting principles adopted by the Parties including their specific accounting interpretations and regulations (guidelines), provided that each Party shall instruct the CFO and further employees of the Company with respect to the applicable accounting principles;

在经董事会批准或适用于星纪魅族的合并规定所要求的情况下，双方应促使公司根据双方采用的公认会计原则 (包括其具体的会计解释和规定(指引))，在单项和 /或合并的基础上增加损益表、资产负债表、现金流量表、权益表和管理报表，但是每一方应就适用的会计原则对 CFO及公司的其他员工进行指导；

(iv)

a draft financial budget for the Company for the following Financial Year months before the end of each Financial Year, such draft financial budget being broken down on a monthly basis and containing a cash flow forecast and a balance sheet showing the projected position of the Company as at the end of the following Financial Year;

在不迟于每一会计年度结束前，提供公司下一会计年度的财务预算草案，该财务预算草案应按月进行细分，并应包含现金流量预测和显示公司截至下一会计年度结束时的预期状况的资产负债表；

(v)	the unaudited financial statements of the Company (single and/or consolidated) for each applicable Financial Year within thirty (30) Business Days after the end of the Financial Year; and

在每一相关会计年度结束后的三十(30)个工作日内，提供公司未经审计的财务报表(单项和/或合并的)；及

(vi)

the audited financial statements (single and/or consolidated) for each Financial Year as well as the reviewed/audited reporting packages to the Parties within three (3) months or any other day upon the consent of CEO after the end of the Financial Year; and such further information relating to the business or financial condition of the Company as either Party may reasonably require or for tax purposes of the Party within and outside the PRC.

在每一会计年度结束后的三(3)个月内或公司CEO另行批准的其他时间，向双方提供该会计年度经审计的财务报表 (单项和/或合并的)以及经审查/审计的财务报告；以及任何一方可能合理要求的或为其在中国境内外税务目的提供的关于公司业务或财务状况的其他信息。

(b)	The Company shall provide to each Party necessary information and data required to meet the regulatory requirements of the relevant Government Authorities or any supervisory authority of either Party.

公司应向每一方提供满足相关政府机关或任何一方任何政府部门的监管要求所要求的必要信息和数据。

13.3	Audit

审计

The Board shall retain an Accounting Firm to perform the annual examination and audit of the financial statements of the Company, produce the relevant certificates and reports in both the English and Chinese and assist in the production and counter-signing of the annual financial statements and other documents, certificates or statements required by the PRC Laws to be examined and certified by an accountant registered in the PRC. In addition, the Accounting Firm shall audit the annual reporting packages provided to the Parties to the extent necessary to fulfill their reporting requirements. The cost of retaining the Accounting Firm shall be borne by the Company.

董事会应聘请一家知名会计师事务所对公司的财务报表进行年度检查和法定审计，出具相关的中英文证明和报告，并协助制作和会签年度财务报表及中国法律要求由中国注册的会计师检查和认证的其他文件、证明或声明。此外，知名会计师事务所应在满足报告要求所需的范围内审计向双方提供的年度报告。聘请知名会计师事务所的费用应由公司承担。

13.4	Independent Audit

独立审计

(a)

Each Party shall have the right to appoint accountants registered within the PRC to undertake a financial audit and examination of the Company’s financial statements (including the related party transactions) upon reasonable notice once a year, and the Company and the non-appointing Party shall co-operate with such accountants. Full access to the Company’s personnel and financial records shall be given to such auditor, provided, however, that such audit shall be carried out without undue disturbance to the business operation of the Company and such auditor shall keep confidential all documents examined while conducting the audit. All expenses of such financial audit and examination shall be borne by the appointing Party.

经合理通知，每一方有权每年一次聘请在中国注册的会计师对公司的财务报表 (包括关联方交易) 进行财务审计和检查，公司和未委派会计师的一方应配合该等会计师。该等审计师应享有与公司人事和财务记录的充分接触权，但前提是，该等审计的进行不得不适当地干扰公司的业务经营，且该等审计师应对审计时审查的所有文件保密。该等财务审计和检查的所有费用应由委派该等审计师的一方承担。

(b)

Either Party may at its own cost and expense appoint one or more of its internal auditors (who shall not be an employee of the Company) to conduct an audit (including a financial and operational audit) no more than once per year of the Company from time to time. Full access to the Company’s personnel and financial records shall be given to such auditor, provided, however, that such audit shall be carried out without undue disturbance to the business operation of the Company and such auditor shall keep confidential all documents examined and all information, including but not limited to personal information obtained while conducting the audit.

任何一方可自费委派一名或多名内部审计人员 (非公司雇员)对公司不时进行每年不得超过一次的审计(包括财务和经营审计) 。该等审计人员应享有与公司人事和财务记录的充分接触权，但前提是，该等审计的进行不得不适当地干扰公司的业务经营，且该等审计人员应对审计时审查的所有文件及获取的所有信息 (包括但不限于个人信息)保密。

14.	Profit Distribution

利润分配

14.1	Statutory Reserve Fund

法定公积金

The Company shall allocate ten percent (10%) of the profits as the Company’s statutory reserve fund pursuant to applicable law. The Company may cease to allocate the profits to such statutory fund if the aggregate balance of the statutory reserve fund has already accounted for over fifty percent (50%) of the Company’s registered capital.

公司应按照适用法律的规定提取利润的百分之十 (10%)列入公司法定公积金。公司法定公积金累计额为公司注册资本的百分之五十 (50%)以上时，可不再提取法定公积金。

14.2	Restrictions on Dividends Distribution

分红的限制

Dividends shall not be declared or distributed for any Financial Year, if any losses of previous years have not been made up.

在该会计年度内，如果以前年度的任何亏损未得到弥补 , 则不得宣布或分配股息。

14.3	Dividend Distribution Rules

股息分配规则

(a)

Subject to Section 14.2, the Company shall distribute to the Parties in proportion to such Party’s contributed registered capital such amount of the Company’s profits lawfully available for distribution in each Financial Year after making reasonable provision as may be determined and approved by the Shareholders’ meeting.

在遵守第14.2条的前提下，公司应在每一会计年度按照双方的实缴注册资本比例，在作出股东会决定并批准的合理的拨备后，向双方分配公司依法可分配的利润。

(b)

In addition to the statutory reserve fund to be allocated pursuant to Section 14.1, the dividend declaration and distribution plan for each fiscal year shall be determined subject to the following matters:

除根据第14.1条提取的法定公积金，在决定公司每一会计年度利润分配方案时应以下列事项为前提：

(i)	the funding needs of the Company in carrying on the Business Plan;

公司实施经营计划的资金需求；

(ii)	the projected cash flow set forth in the Business Plan and financial budget; and

经营计划和财务预算中规定的预期现金流；及

(iii)	the need to maintain the sound financial standing of the Company in accordance with prudent financial management principles.

根据审慎财务管理原则，维持公司良好财务状况的需要。

[***]

15.	Taxation and Foreign Exchanges

税务和外汇

15.1	Taxation

税务

(a)

The Company shall conduct proper filings and pay Taxes and import charges (including without limitation withholdings, custom duties and import value added tax) in accordance with applicable laws. Subject to the approval by the Board, the Company may engage one reputable tax and accounting firm with an international standing to review all Tax returns and related filings of the Company and its subsidiaries (if any) at the expenses of the Company or its subsidiaries (as applicable), provided that such review shall be conducted without undue disturbance to the business operation of the Company or its subsidiaries (as applicable). If any Party requests such Tax review, it shall be conducted at the expenses of the requesting Party.

公司应当根据适用法律进行适当的申报并支付税收和进口费 (包括但不限于代扣代缴税款、关税和进口增值税 )。经董事会批准，公司可以聘请一家国际知名的税务师 /会计师事务所审查公司及其子公司 (如有)的所有税收申报单和相关申报材料，费用由公司或其子公司 (如适用)承担，前提是该等审查的进行不得不适当地干扰公司或其子公司 (如适用)的业务运营。如果任何一方要求进行该等税收审查，该等审查的费用应由提出要求的一方承担。

(b)

The Company shall keep the filing records (including tax returns, tax payment certificate and other related documents) properly in accordance with the tax regulations. The Parties shall have the access to such filing records.

公司应根据税收法规妥善保存申报记录( 包括纳税申报单、完税证明和其他相关文件)。双方有权查阅该等申报记录。

(c)	The Company shall take steps as necessary to obtain the tax preferences in compliance with applicable laws and regulations or government policies, if any.

公司应按照适用的法律法规或政府政策 (如有)的规定，采取必要的措施取得各项税收优惠。

15.2	Foreign Exchange

外汇

(a)

The Company shall have RMB bank accounts and foreign exchange bank accounts within the PRC in currencies used by the Company. The Company’s foreign exchange transactions shall be handled in accordance with the PRC Laws relating to foreign exchange administration.

公司应在中国境内开立人民币银行账户和以公司所使用货币开立的外汇账户。公司的外汇交易应按照与中国外汇管理相关的法律执行。

(b)	The Company shall establish and maintain an appropriate foreign exchange risk management policy to the extent permitted under the PRC Laws.

公司应在中国法律允许的范围内， 制定和保持适当的外汇风险管理政策。

(c)

Subject to applicable laws and resolution of Board or Shareholders (if applicable) for any cross border remittances, the Company and the Parties should agree to use best efforts to successfully repatriate such funds overseas.

受限于适用法律及董事会或股东关于任何跨境汇款的决议 (如适用)，公司和双方应同意尽其最大努力将该等资金成功汇往海外。

16.	Change of Law

法律变更

In the event that any promulgation of any new law, or any amendment or interpretation of any existing laws (“Change of Law”) after the Execution Date has any Material Adverse Impact upon the economic benefits of either Party in relation to the proposed establishment and operation of the Company or its rights and interests hereunder, the Parties shall discuss in good faith as soon as practically possible and use their reasonable best efforts to make such adjustments as are necessary to this Agreement, the Ancillary Agreements as well as other agreements and documents contemplated under this Agreement (if applicable) to maintain each Party’s economic benefits derived from this Agreement and corporate governance right to the maximum extent possible on a basis that is no less favorable than the economic benefits and corporate governance right that each Party would have derived or enjoyed without such Change of Law and to realize the original intent of the Parties in their execution of this Agreement to the maximum extent possible, except that the post transaction economic benefits and the corporate governance rights of the Parties shall be adjusted accordingly if the Equity Interests of the Parties are changed. If the Change of Law continues to have Material Adverse Impact upon the economic benefits or corporate governance right of a Party for more than one hundred and eighty (180) days and the Parties cannot agree upon the adjustments to this Agreement after good faith discussions, then the Parties may discuss potential options to resolve this issue, including without limitation termination of this Agreement upon mutual consent.

若签署日后任何新法律的颁布或任何现行法律的任何修订或解释 (“法律变更”)，对任何一方与公司拟议设立和经营相关的经济利益，或其在本协议项下的权利和权益产生了任何重大不利影响，则双方应尽快以诚信的态度进行协商，并尽其合理 的最大努力对本协议、附属协议以及本协议项下拟议的其他协议和文件 (如适用)作出必要的调整，以最大限度地维护每一方基于本协 议产生的经济利益和公司治理权利，使其不逊于每一方在该等法律变更情况下本应获得或享有的经济利益和公司治理权利，并最大限度地实现双方签署本协议时的本意，但如果双方股权发生变更，双方的交易后经济利益和公司治理权利也应进行相应的调整。如果法律变更对一方的经济利益或公司治理权利持续产生重大不利影响超过一百八十 (180)天，且双方通过诚信协商无法就本协议的调整达成一致，则双方可讨论潜在的解决方案，包括但不限于经一致同意终止本协议。

17.	Restrictive Covenants

限制性条款

17.1	Non-compete Covenant

竞业禁止条款

(a)

Within three(3) years after the establishment of the Company, Xingji Meizu shall ensure that DreamSmart Group members shall not [***]. In addition, unless otherwise mutually agreed by the Parties, as long as Xingji Meizu holds any Equity Interests of the Company any Equity Interests of the Company, Xingji Meizu shall ensure that none of the DreamSmart Group members will [***].

在公司成立后的三(3)年内，星纪魅族应确保DreamSmart集团成员不得[***]。此外，除非双方另有约定，在星纪魅族持有公司股权期间，星纪魅族应确保 DreamSmart集团成员不得[***] 。

(b)

During the Term of the Company, if DreamSmart or any entity within the DreamSmart Group intends to collaborate with a third party to develop, manufacture or distribute any electric vehicle or other automotive vehicle products outside the PRC (either through an investment in such third party or a joint venture with such third party), Polestar (or its Affiliates) shall have a right of first refusal to enter into such a collaboration with Xingji Meizu for such foreign market under the same terms and conditions. During the Term of the Company, if Polestar or any entity within the Polestar Group intends to collaborate with a third party to develop or manufacture any AR glasses and smartphones or engage other business in competition with the DreamSmart Group outside the PRC (either through an investment in such third party or a joint venture with such third party), DreamSmart Group shall have a right of first refusal to enter into such a collaboration with Polestar for such foreign market under the same terms and conditions.

在公司经营期限内，如果 DreamSmart或DreamSmart集团内的任何实体有意与第三方合作在中国境外开发、生产或分销任何电动汽车或其他汽车产品 (无论是通过向该等第三方投资还是与该等第三方成立合资公司的方式 )，极星(或其关联方)应享有在该等外国市场在同等条款和条件下与星纪魅族进行该等合作的优先权利。在公司经营期限内，如果极星或极星集团成员内的任何实体有意与第三方合作在中国境外开发或生产 AR眼镜及智能手机或从事其他与DreamSmart集团相竞争的业务( 无论是通过向该等第三方投资还是与该等第三方成立合资公司的方式 )，DreamSmart集团应享有在该等外国市场在同等条款和条件下与极星进行 该等合作的优先权利。

(c)

During the Term of the Company, unless otherwise mutually agreed by the Parties,the Polestar Group members shall not [***]. In addition, as long as Polestar Group Member holds any Equity Interests of the Company, Polestar shall ensure that none of the Polestar Group Member will [***].

在公司经营期限内，除非双方另行一致同意，极星集团成员不得 [***]。此外，在极星集团成员持有公司股权期间，极星应确保极星集团成员不得 [***]。

17.2	Non-solicitation Covenant

禁止招揽条款

Unless otherwise mutually agreed by the Parties or as specified under Assignment of Labor Contract, as long as either Party holds any Equity Interests in the Company and three (3) years thereafter, such Party shall not, and shall cause its Affiliates not to, directly or indirectly, solicit, induce or otherwise offer employment to, or engage in discussions regarding employment with,

除劳动合同转让协议中规定的雇佣双方员工的情形外，只要任何一方持有公司的任何股权以及其后的三 (3)年内，该方不得，且应促使其关联方不得，直接或间接招揽、劝诱或以其他方式提议雇用以下人员或就雇用事宜进行谈判：

(a)	any employee of any other Party or any of its Affiliates; or

任何另一方或其任何关联方的任何员工；或

(b)

any management or technical employee of the Company who was not employed by the soliciting Party or any of its Affiliates immediately prior to the date on which such employee became an employee of the Company,

在成为公司员工之日前, 不受雇于招揽一方或其任何关联方的任何公司管理或技术员工；

unless, in each of the cases described in (a) and (b) above, (i) such employee has been separated from his or her employment with the other Party, the other Party’s Affiliates and the Company for a period of six (6) consecutive months, or (ii) such employee has responded to a general public recruitment advertisement launched by either Party or its Affiliates.

除非在上述(a)和(b)所述情形下， (i)该等员工连续六(6) 个月脱离其与另一方、另一方的关联方以及公司的雇用关系；或 (ii)该等员工对任何一方或其关联方的公开招聘广告做出回应。

18.	Confidentiality

保密

18.1	Confidential Information

保密信息

For the purpose of this Agreement, “Confidential Information” means all information not in the public domain disclosed (whether in writing, orally or by any other means and whether directly or indirectly) by one Party or the Company (the “Disclosing Party”) to the other Party (the “Receiving Party”) whether before or after the Execution Date including any information relating to the Disclosing Party’s technology, products, operations, processes, formulas, customer list, data, various commercial and management models, software, plans or intentions, pricing, product information, know-how, designs, trade secrets, market opportunities and business affairs.

为本协议之目的，“保密信息”指本协议一方或公司(下称 “披露方”)于本协议签署日之前或之后向另一方(下称“接受方”)披露(无论以书面、口头或其他方式，无论直接或间接)的所有未进入公众领域的信息，包括任何有关披露方的技术、产品、经营、程序、配方、客户名单、数据、各种商业和管理模式、软件、计划或意图、定价、产品信息、技术诀窍、设计、商业秘密、市场机遇和商业事务的信息。

18.2	Confidentiality Duty

保密义务

Subject to Section 18.4 below, during the Term and for a period of five (5) years from the date of termination or expiration of this Agreement for any reason whatsoever, the Receiving Party of any Confidential Information shall:

受限于下文第18.4条的规定，在公司经营期限内以及在本协议因任何原因终止或届满之日起五 (5)年内，任何保密信息的接受方应：

(a)	keep the Confidential Information confidential;

对保密信息予以保密；

(b)	not disclose the Confidential Information to any third party without the prior written consent of the Disclosing Party; and

未经披露方事先书面同意，不向任何第三方披露保密信息；及

(c)	not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement.

不为履行其在本协议项下的义务以外的任何目的使用保密信息。

18.3	Permitted Recipient

许可的接受者

During the Term, the Receiving Party may disclose the Confidential Information to any of its Affiliates, directors, employees, contractors or professional advisors to the extent that such disclosure is reasonably necessary to perform this Agreement and/or the relevant Ancillary Agreements, provided that (i) the Receiving Party shall procure that each recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement as if the recipient were a party to this Agreement; and (ii) if the Receiving Party is Xingji Meizu, Xingji Meizu may disclose the Confidential Information only to its Affiliates within the DreamSmart Group and directors, employees or professional advisors of those companies within the DreamSmart Group pursuant to this Section 18.3.

在本公司经营期限内，接受方可以向其任何关联方、董事、员工、承包商或专业顾问披露保密信息，但以该披露为履行本协议和 /或相关附属协议所合理必需为限，但是 (i)接受方应确保其知晓并遵守接受方在本协议项下的所有保密义务，如同接受方是本协议的一方当事人；以及 (ii)如果接受方是星纪魅族，星纪魅族可以根据本第 18.3条的规定仅向其在Dreamsmart集团内的关联方以及Dreamsmart集团内该等公司的董事、员工或专业顾问披露保密信息。

18.4	Exceptions

例外

The obligations contained in Sections 18.1 to 18.3 shall not apply to any Confidential Information which:

第18.1条至第18.3条项下的义务不适用于下列保密信息：

(a)	enters into the public domain other than through breach of this Agreement and/or the relevant Ancillary Agreements by the Receiving Party or any recipient;

非因接受方或任何接受人违反本协议和 /或相关附属协议而进入公共领域的；

(b)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party;

能够由接受方证明在披露方向接受方披露之前接受方已经知晓的，且达到披露方合理满意的；

(c)	comes lawfully into the possession of the Receiving Party from a third party; or

接受方从第三方处合法占有的；或

(d)

is required to be disclosed by the Receiving Party by any applicable laws, the regulations of a recognized stock exchange, a court order or any Government Authority provided that, the Receiving Party shall inform the Disclosing Party prior to any disclosure of information or documents, disclose such information to the minimum extent required under such laws or regulations and shall promptly provide copies of all documents requesting and disclosing such information to the Disclosing Party.

任何适用法律、公认股票交易所的法规、法院命令或任何政府部门要求接受方披露的，但是接受方应在披露任何信息或文件之前通知披露方，在该等法律或法规要求的最低限度内披露该等信息，并及时向披露方提供要求披露该等信息和披露该等信息的所有文件的副本。

18.5	Announcement

公告

No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of either Party (or its Affiliate) without the prior written approval of the other Party. This shall not affect any announcement or circular required by law or by any securities exchange (including any disclosure required under applicable laws and/or by any Government Authority pursuant to rules to which the Parties (or their respective Affiliates) are subject), but the Party (or its Affiliate) with an obligation to make an announcement or issue a circular shall consult with the other Parties before complying with such an obligation.

未经另一方事先书面批准，任何一方 (或其关联公司)不得自行或经人代表作出或发布与本协议之存在或本协议主题事项相关的公告或通知。本项规定并不影响法律或任何证券交易所要求的任何公告或通知 (包括适用法律和/ 或任何政府部门根据本协议规定双方( 或其各自的关联公司)应遵守的规则进行的披露 )，但是有义务作出公告或发布通知的一方 (或其关联公司)应在履行该等义务前与其他双方协商。

18.6	Survival

存续

This Section 18 shall continue to bind the Parties notwithstanding termination or expiry of this Agreement or Transfer of any Party’s Equity Interests.

无论本协议终止或届满，或者任何一方转让其股权后，本第 18条将继续约束双方。

19.	Term

经营期限

19.1	Term

经营期限

The term of the Company shall be twenty (20) years after the Establishment Date and may be renewable upon pursuant to Section 19.2.

公司的经营期限为自成立日期起二十 (20)年，可以根据第19.2 条的规定续展。

19.2	Renewal

续展

Each Party shall cause the directors appointed by it to vote in favor of, and the Board shall unanimously approve, the extension of the Term of the Company and the Company shall thereafter apply to the Government Authorities for Approval of such extension (to the extent required) in no event less than six (6) months prior to the expiration of the Term.

每一方应促使其委派的董事投票赞成公司经营期限的续展，且董事会应一致批准该等续展。此后，公司应至少在公司经营期限届满前六 (6)个月向政府部门申请批准该等续展 (在需要的范围内)。

20.	Termination

终止

20.1	Termination

终止

This Agreement shall be terminated when any, whichever is first, of the following events occurs:

发生以下任一事件(以较早发生者为准)，本协议应终止：

(a)	the Term expires unless renewed pursuant to Section 19.2;

除非根据第19.2条的规定续展，否经营期限届满；

(b)	this Agreement is to be terminated by written mutual agreement of the Parties; or

双方达成书面协议终止本协议；或

(c)	either Party terminates this Agreement pursuant to this Sections 20.2 or 20.3.

任何一方根据第20.2条或第20.3条的规定终止本协议。

20.2	Unilateral Termination by Either Party

任何一方单方终止

Subject to negotiation between the Parties as set out in Section 20.4(a), this Agreement may be unilaterally terminated by either Party by delivering a written notice to the other Party to terminate this Agreement within thirty (30) days after it becomes aware of the event giving rise to the right to terminate below:

在双方根据第20.4 (a)条进行协商的前提下，任何一方可在知晓产生下述终止权的事件后三十 (30)日内向另一方发送书面通知单方终止本协议：

(a)

the Company has been in serious losses for [***] consecutive years and the Parties cannot reach an agreement to improve the Company’s economic situation to the extent reasonably satisfactory to both Parties. For the avoidance of doubt, the Company shall be considered in serious losses in a Financial Year if both of the following criteria are met (each indicator on a cumulative basis): (i) the return on sales (ROS), defined as a ratio of the earnings before interest and tax (EBIT) divided by net revenue, is below [***]; and (ii) the cash flow generated from operations of the Company is negative.

公司已连续[***]年严重亏损，且双方无法就改善公司的经济状况达成令双方合理满意的协议。为避免疑义，如果公司在某一财务年度同时达到以下两项标准 (每项指标在累积的基础上计算)，则公司应被视为发生严重亏损：(i)销售回报率(即息税前利润除以净收入的比率)低于[***]；及(ii)公司经营活动产生的现金流为负数。

(b)

any step is taken by any Person or Government Authorities with a view to the seizure, compulsory acquisition, expropriation or nationalization of all or a substantial part of the assets of the Company, or the assets used by the Company in connection with the carrying on of the Business;

任何主体或政府部门采取任何措施，旨在对公司的全部或绝大部分资产或公司在开展所指业务过程中使用的资产进行扣押、强制收购、征用或 国有化；

(c)

the Company cannot continue its operations because of a Force Majeure Event which continues for a period of six (6) months or such other period as the Parties may agree in writing, after the Parties have made their respective best efforts to mitigate the impact of the Force Majeure Event upon the Company or entered into negotiation to explore potential options pursuant to Section 23;

公司由于不可抗力事件的影响持续超过六 (6)个月或双方可能书面同意的其他期限，在双方已各自尽其最大努力减轻不可抗力事件对公司的影响或根据第 23条的规定开始协商研究潜在的选择后，公司无法继续经营；

(d)

the Company cannot continue its operations due to termination of any Ancillary Agreements (other than because of material breach of either Party or their respective Affiliates) for a period of [***] months or such other period as the Parties may agree in writing, after the Parties have made their respective best efforts to mitigate the impact of such termination;

在双方已各自尽最大努力减轻该等终止的影响后，公司因任何附属协议的终止 (任何一方或其各自的关联方严重违约除外 )无法继续经营达[***] 个月或双方可能书面同意的其他期限；

(e)	any Government Authority requires any provisions of this Agreement or the AOA to be revised in such a way as to cause Material Adverse Impact upon the Company or either Party;

任何政府部门要求以对公司或任何一方造成重大不利影响的方式修改本协议或章程的任何条款；

(f)	the Completion of First Contribution Conditions does not occur by [***] months after the Execution Date or such other time period as the Parties may agree in writing; or

在签署日后[***]月或双方可能书面同意的其他期限内未能完成首次出资条件；或

(g)	the Company becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on its business, or becomes unable to pay its debts as they become due.

公司破产，或成为解散或清算程序的对象，或歇业，或无力偿还到期债务。

20.3	Unilateral Termination by a Non-defaulting Party

守约方单方终止

Subject to negotiation between the Parties as set out in Section 20.4(b), this Agreement may unilaterally be terminated by a Non-defaulting Party by delivering a written notice to the Defaulting Party stating its intention to terminate this Agreement under any one of the following circumstances:

经双方按照第20.4(b)条协商，在以下任何一种情况下，本协议可由守约方向违约方发出书面通知并表明其将终止本协议的意图后单方终止：

(a)

either Party commits (i) a material breach of this Agreement or (ii) a material breach of any of the Ancillary Agreements, either of which will frustrate the purpose of setting up the Company or result in Material Adverse Impact on the Company, and each of such material breach under item (i) or (ii) (as applicable) is not remedied within sixty (60) days after receipt of a notice from the other Party, the Company, or the relevant party requiring remedy;

任何一方(i)严重违反本协议或 (ii)严重违反任何附属协议，该等违约将使设立公司的目的无法实现或对公司造成重大不利影响，且上述 (i)或(ii)项(视情况而定)的严重违约未在收到另一方、公司或相关方发出的要求补救的通知后六十 (60)天内予以补救；

(b)	either Party is in material breach of the obligations under Section 24;

任何一方严重违反第24条项下的义务；

(c)

either Party becomes subject to a Change of Control (for clarity, in the event of a Change of Control, the Party whose Control has changed shall use commercially reasonable efforts to notify the other Party in writing at least fifteen (15) Business Days prior to such Change of Control and in any event not later than three (3) Business Days after such Change of Control has occurred); or

任何一方发生控制权变更 (为免歧义，在控制权变更的情况下，控制权变更的一方应尽商业上的合理努力在控制权变更前至少十五 (15)个工作日(或最晚在该控制权变更已经发生后的三(3) 个工作日内)书面通知另一方 )；或

(d)

either Party is declared bankrupt or has a liquidation committee appointed in relation to its assets or business, ceases to carry on its business, or is unable to pay its debts as and when they fall due.

任何一方被宣告破产，或就其资产或业务指定清算委员会，或歇业，或无力偿还到期债务。

Other than as expressly provided above, either Party referred to under Section 20.3(a) to (d) is deemed as the “Defaulting Party”, and the other Party is deemed as the “Non-defaulting Party”.

除以上明确规定外，第20.3 (a)至(d)条项下的任何一方被视为 “违约方”，另一方被视为 “守约方”。

20.4	Negotiations to Solve Problems

协商解决问题

(a)

In the event that an applicable Party gives a notice pursuant to Section 20.2 of its desire to terminate this Agreement, the Parties shall immediately conduct negotiations and endeavor to resolve the issue which results in the giving of such notice. If no resolution of the dispute is reached to the satisfaction of the Parties within three (3) months after issuance of such notice, the Company shall enter into liquidation according to Section 21.

如果相关方根据第20.2条发出通知，表明其希望终止本协议，双方应立即进行协商并努力解决导致发出该通知的问题。如果在发出该通知后三 (3)个月内未达成令双方满意的争议解决方案，公司应根据第 21条进行清算。

(b)

Call and Put Options. In the event that a Non-defaulting Party gives notice pursuant to Section 20.3 of its desire to terminate this Agreement, the Parties shall immediately conduct negotiations and endeavor to resolve the issue which results in the giving of such notice. If no resolution of the dispute is reached to the satisfaction of the Non-defaulting Party within three (3) months after issuance of such notice, the Non-defaulting Party shall have the right to (i) either cause the Company to enter into liquidation according to Section 21, or (ii) exercise, to the extent permitted by applicable laws:

买入选择权和卖出选择权。如果守约方根据第 20.3条发出通知，表明其希望终止本协议，双方应立即进行协商并努力解决导致发出该通知的问题。如果在发出该通知后三 (3)个月内未达成令守约方满意的争议解决方案，守约方有权 (i)促使公司根据第21 条进行清算，或(ii)在适用法律允许的范围内行使：

(i)

a call option in relation to the Equity Interests of the Defaulting Party and shall be entitled to serve a Call Notice, and the Defaulting Party shall sell its Equity Interests to the Non-defaulting Party at a [***] discount of the Fair Market Value (defined below); or

有关违约方股权的买入选择权，并有权发出买入通知，违约方应以市场公允价值 (定义见下文)折价[***]向守约方出售其股权；或

(ii)

a put option in relation to the Equity Interests held by the Non-defaulting Party and shall be entitled to serve a Put Notice to the Defaulting Party, and the Defaulting Party shall purchase from the Non-defaulting Party the Equity Interests of the Non-defaulting Party at a [***] premium of the Fair Market Value (defined below);

有关守约方股权的卖出选择权，并有权向违约方发出卖出通知，违约方应以市场公允价值 (定义见下文)溢价[***]向守约方购买守约方持有的股权；

each exercisable in accordance with the provisions of Section 20.5.

均可根据第20.5条的规定行使。

(c)

The Parties further agree that in the event that [***] and fails to cure such failure within sixty (60) days, Polestar shall have the right to (i) either cause the Company to enter into liquidation according to Section 21, or (ii) exercise the call or put options described in Section 20.4(b) above under applicable laws, unless such failure is caused by Polestar’s unreasonable withholding or delay of granting its approval of such financing. For the avoidance of doubt, if the price per registered capital of such financing is not less than [***] and the investor is not a Polestar Competitor, Polestar shall not unreasonably withhold or delay to grant its approval of such financing.

双方进一步同意，如果[***]且未能在六十(60)日内纠正该等不履行行为，极星应有权根据上文第20.4(b)条：(i)促使公司根据第21条进行清算，或 (ii)在适用法律允许的范围内行使上文第 20.4(b)条所述的买入选择权或卖 出选择权，除非该等不履行行为是由于极星不合理地拒绝或延迟批准该等融资所致。为免歧义，若公司融资时的每一注册资本对应的价格不低于 [***]且投资人不为极星竞争对手的，极星不得不合理地拒绝或拖延批准该等融资活动。

20.5	Call and Put Option Price

买入选择权和卖出选择权价格

(a)	The price for Transfer of the Equity Interests upon issuance of Call Notice or Put Notice pursuant to Section 20.4 shall be[***]. The Fair Market Value shall be determined as follows:

在根据第20.4条发出买入通知或卖出通知时，公司股权转让的价格应 [***]。市场公允价值应按以下方式确定：

(i)	agreed between the Parties no later than twenty (20) Business Days after the date of service of a Call Notice or Put Notice; or

在买入通知或卖出通知送达之日后的二十 (20)个工作日内由双方同意；或

(ii)

if the Parties fail to agree upon the Fair Market Value within twenty (20) Business Days after the date of service of a Call Notice or Put Notice, to be determined by an internationally reputable and independent appraisal firm jointly selected by the Non-defaulting Party and the Defaulting Party (the “Independent Appraiser”).

如果双方未能在买入通知或卖出通知送达之日后的二十 (20)个工作日内就市场公允价值达成一致意见，则由守约方和违约方共同选定的一家具有国际声誉的独立评估机构 (“独立评估师”)确定。

In case that the Parties cannot agree on the Independent Appraiser to be engaged, they agree that the Company’s independent auditor shall decide an Independent Appraiser within thirty (30) Business Days after such matter is referred to the independent auditor. The so selected Independent Appraiser shall be engaged by the Company to determine the Fair Market Value of the Company. The Independent Appraiser shall be appointed by the Company, at the cost of the Company, to conduct the appraisal of the Fair Market Value.

如果双方未能就拟聘请的独立评估师达成一致意见，双方同意公司的独立审计师应在该等事项被提交给独立审计师后的三十 (30)个工作日内决定一名独立评估师。选定的独立评估师应由公司聘请以评估公司的市场公允价值。独立评估师应由公司聘请以评估市场公允价值，费用由公司承担。

(b)	The Independent Appraiser shall conduct the appraisal based on a combination of asset-based, discounted cash flow and market comparable methodologies.

When determining the basis of such analysis, the Independent Appraiser should make reference to the latest historical financials, business and operating budget and planning, and any business and operating plans that are approved by the Board. The market comparable companies and valuation metrics for such analysis shall be agreed by the Parties in advance.

独立评估师应综合运用资产基础法、现金流量折现法和市场可比性方法进行评估。在确定该等分析的依据时，独立评估师应当参考最近的历史财务状况、业务和运营预算和规划，以及经董事会批准的任何业务和运营计划。用于该等分析的市场可比公司和评估标准应由双方事先商定。

(c)

After determination of the Fair Market Value, the Parties shall use their respective reasonable best efforts to cooperate and assist in the consummation of the Transfer of Equity Interests as promptly as practical, including without limitation:

在市场公允价值确定后，双方应尽各自合理的最大努力，配合和协助尽快完成股权转让，包括但不限于：

(i)	execution of a share transfer agreement and any other documents as required by the PRC Laws no later than one (1) month after determination of the Fair Market Value;

在不晚于市场公允价值确定后的一 (1)个月内签署股权转让协议和中国法律要求的任何其他文件；

(ii)	causing the directors respectively appointed by them to unanimously adopt a resolution to approve the Transfer of Equity Interests; and

促使其各自委派的董事一致通过决议批准股权转让；以及

(iii)	obtaining the Approval from the relevant Government Authorities for the Transfer of the Equity Interests (if so required).

从相关政府部门获得对股权转让的批准 (如需要)。

(d)	The Transfer of the Equity Interests under Section 20.5(c) above shall be completed within three (3) months after determination of the Fair Market Value.

上述第20.5(c) 条项下的股权转让应在市场公允价值确定后的三(3)个月内完成。

(e)

Until such time as the sale of the Equity Interests under Section 20.5(c) above is completed, the Company shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course and neither Party shall hinder the Company from the conduct of its business.

在上述第20.5(c)条项下的股权出售完成前，公司应尽最大可能维持其正常业务经营，任何一方均不应妨碍公司经营。

21.	Liquidation

清算

21.1

Upon expiration of the Term or termination pursuant to Section 20.1, unless any Party has initiated the procedure stipulated under Sections 20.4 and 20.5, the Parties shall agree to and procure directors appointed by them to approve the liquidation of the Company, and shall establish a liquidation committee (the “Liquidation Committee”) within fifteen (15) days, which shall have the power to represent the Company in all legal matters. Liquidation of the Company shall be handled in accordance with the PRC Laws and the provisions in this Section 21 so far as they do not conflict with such PRC Law.

经营期限届满或根据第20.1条终止时，除非任何一方启动第20.4和第20.5条项下规定的程序，双方应同意并确保其委派的董事批准对公司进行清算，并应在十五 (15)天内成立清算委员会(“清算委员会”)，清算委员会有权在所有法律事务中代表公司。公司的清算应按照中国法律和本第 21条的规定办理，前提是该规定不与该等中国法律相冲突。

21.2

The Liquidation Committee shall be made up of three (3) members, of which two (2) members shall be appointed by Xingji Meizu and one (1) by Polestar. Members of the Liquidation Committee may, but need not be, directors of the Company.

清算委员会应由三(3)名成员组成，其中两(2) 名由星纪魅族指定，另一(1)名由极星指定。清算委员会成员可以(但不必须)为公司的董事。

21.3

The Liquidation Committee shall value and liquidate the Company’s assets in accordance with the PRC Laws, and for such purpose, the Liquidation Committee shall conduct a thorough examination of the Company’s assets and liabilities, on the basis of which it shall develop a liquidation plan which, if approved by the Board, shall be executed under the Liquidation Committee’s supervision.

清算委员会应根据中国法律对公司的资产进行评估与清算，并且为此目的，清算委员会应对公司的资产和负债进行全面检查，在此基础上制定一份清算计划，该计划在获得董事会批准后应在清算委员会的监督下执行。

21.4	In developing and executing the liquidation plan, the Liquidation Committee shall use every effort to obtain the highest possible price for the Company’s assets.

在制定和执行清算计划的过程中，清算委员会应尽其最大努力使公司的资产获得尽可能高的价格。

21.5

The liquidation expenses, including such remuneration to members of the Liquidation Committee as has previously been agreed upon by the Board, shall be paid out of Company’s assets in priority to the claims of other creditors.

清算费用，包括董事会事先同意的向清算委员会成员支付的报酬，应优先于其他债权人的债权从公司的资产中支付。

21.6

After the liquidation of the Company’s assets and the settlement of all of its outstanding debts, the balance of its assets and/or proceeds from the sale of such assets shall be paid over to the Parties in proportion to their respective Equity Interests.

在公司的资产清算并清偿其所有未清偿债务后，其资产的余额和 /或出售该等资产所得的收入应按照双方的股权比例分配给双方。

22.	Liability for Breach of Contract

违约责任

22.1	Breach and Damages

违约和损害赔偿

After the Establishment Date, if either Party is in breach of any provision of this Agreement or the AOA, the other Party shall be entitled to request the breaching Party to compensate the Losses suffered by such Party under applicable laws. For the avoidance, Polestar Singapore and Polestar Automotive (Singapore) Distribution Pte. shall be liable for all obligations under this Agreement on a jointly and severally basis.

在成立日后，如果任何一方违反本协议或公司章程的任何规定，另一方有权要求违约方依据适用法律赔偿其遭受的损失。为免歧义，本协议下极星新加坡与 Polestar Automotive (Singapore) Distribution Pte.应连带对本协议项下的义务承担责任。

22.2	Survival of Rights and Liabilities

权利和义务的继续有效

Termination of this Agreement or dissolution of the Company for any cause shall not release either Party from any liability (whether for breach of contract or otherwise) which at the time of termination or dissolution has already accrued to the other Party.

本协议因任何原因终止或公司因任何原因解散均不得免除任何一方在终止或解散时已产生的应对另一方承担的任何责任 (无论是违约责任还是其他责任)。

22.3	Limitation

上限

The aggregate liability of a Party towards the Losses under transaction documents shall be limited to the Equity Interests held by such Party in the Company.

一方在交易文件项下对损失所承担的累计责任应以该方持有的公司股权为限。

23.	Force Majeure

不可抗力

Upon the occurrence of a Force Majeure Event, either Party shall immediately notify in writing the other Party of such event. Depending on the impact of the Force Majeure Event on the operations of the Company, the Parties shall make their respective best efforts to mitigate the impact of the Force Majeure Event on the Company (if any), and negotiate whether to partly exempt the affected Party from, or allow an extension for, the performance of this Agreement or the applicable Ancillary Contract. If the Company cannot continue its operations because of a Force Majeure Event for a period of six (6) months or such other period as agreed between the Parties where the Parties have made their respective best efforts to mitigate the impact of the Force Majeure Event on the Company or entered into negotiation to explore potential options pursuant to this Section 23, this Agreement may be terminated by either Party pursuant to Section 20.2(c). Neither Party shall claim for damages caused by the Force Majeure Event. The Parties shall immediately take measures to perform this Agreement upon termination of the Force Majeure Event.

一旦发生不可抗力事件，任何一方应立即书面通知另一方。根据不可抗力事件对公司运营的影响，双方应尽各自最大努力减轻不可抗力事件对公司的影 响(如有)，并协商是否部分免除受影响一方对于本协议或有关附属协议的履行，或允许延期履行。如果公司因不可抗力事件无法持续经营达六 (6)个月或双方同意的其他期间(在双方已尽各自最大努力减轻不可抗力事件对公司的影响或根据本第 23条开始协商研究潜在的选择)，则任何一方有权根据第20.2(c)条终止本协议。任何一方均不得就不可抗力事件造成的损失提出索赔。不可抗力事件终止后，双方应立即采取措施履行本协议。

24.	Compliance with Laws

遵守法律

24.1	The Parties shall and shall procure that the Company and their respective directors, supervisors, senior management personnel, and employees shall:

双方应当，并应促使公司及其各自的董事、监事、高级管理人员和员工：

(a)	strictly comply with all applicable laws which are applicable to such entity, regardless of past practice;

严格遵守适用于该等实体的所有适用法律，无论以往的惯例如何；

(b)

not take any action that would result, or would likely result, in any Party or any of its Affiliates or any director, supervisor, managerial personnel or employee of any Party or any of its Affiliates or the Company being liable for any actual or proposed breach of applicable laws; and

不采取任何会导致或可能导致任何一方或其任何关联方或任何一方或其任何关联方或公司的任何董事、监事、高级管理人员或员工，对任何实际或拟议违反适用法律承担责任的行动；及

(c)	take whatever action as may be reasonably requested by Xingji Meizu or Polestar in order to avoid or remedy such actual or proposed breach described in paragraph (b) above.

采取星纪魅族或极星合理要求的任何行动，以避免或补救上述 (b)款所述的该等实际或拟议违约。

24.2

The Parties shall procure that the Company implement appropriate ethical and compliance standards which shall be referred to Polestar Group’s code of conducts and that their respective directors, supervisors, senior management personnel and employees shall comply with their respective ethical and compliance standards. If at any time either Party, any potential third party transferee or any of its respective Affiliates together acquire, or are reasonably expected to acquire, control over the Company, the Parties and any potential third party transferee shall co-operate to ensure that the controlling party’s ethical and compliance standards are implemented by the Company and that the Company and its respective directors, supervisors, senior management personnel and employees shall comply with all applicable laws applicable to the controlling party and with the controlling party’s ethical and compliance standards. Both Parties shall procure that the Company shall:

双方应促使公司实施适当的道德和合规准则（该等准则应参考极星集团行为准则），并促使其各自的董事、监事、高级管理人员和员工遵守其各自的道德和合规准则。如果在任何时候任何一方、任何潜在第三方受让人或其各自 的任何关联方共同取得或合理预期将取得公司的控制权，双方及任何潜在第三方受让人应相互合作，以确保控制方的道德和合规准则在公司得以实施，并确保公司及其各自的董事、监事、高级管理人员和员工遵守适用于控制方的所有适用法律和控制方的道德和合规准则。双方应促使公司：

(a)	appoint a person of senior management to be responsible for compliance matters, it being understood that such person is independent of financial and sales functions;

任命一名高级管理人员负责合规事务，双方理解，该等人员独立于财务和销售部门；

(b)	maintain an on-going compliance risk assessment and monitoring for purposes of evaluating the effectiveness of the compliance program and the compliance activities;

为评估合规计划和合规活动的有效性之目的保持持续的合规风险评估和监控；

(c)	create and enforces a code of conduct and other appropriate policies and procedures which will be communicated to all of its employees;

制定并执行将传达给其所有员工的行为准则及其他适当的政策和程序；

(d)	train and educate its employees and business partners with respect to the code of conduct and other compliance policies and procedures;

对其员工和商业合作伙伴进行行为准则及其他合规政策和程序方面的培训和教育；

(e)	conduct an appropriate due diligence process of business partners;

对商业合作伙伴进行适当的尽职调查；

(f)	install an appropriate screening process of its key executives;

设置对其关键管理人员的适当审查程序；

(g)	maintain a principal contact function for its employees and third parties to report, either openly or anonymously, integrity concerns; and

维持其员工和第三方公开或匿名举报诚信问题的主要联络功能；以及

(h)	ensure oversight of compliance and risk issues by its Board and any other appropriate corporate body.

确保其董事会和任何其他适当的法人机构监督合规和风险问题。

24.3

Nothing in this Agreement must be interpreted, or applied, as aimed at, or resulting in, limitation of competition in any relevant market under laws of respective jurisdiction. All provisions of this Agreement apply only to the extent they do not violate such laws.

本协议的任何内容的解释或适用不得旨在或导致在各自的司法管辖区的法律项下限制任何相关市场的竞争。本协议的所有规定仅在不违反该等法律的范围内适用。

24.4

Neither Party, nor the Company, nor any shareholder, director, supervisor, managerial personnel, employee, agent or representative of any of them, nor any person associated with or acting for, or on behalf of, any of them shall, directly or indirectly, with respect to any matter or activity relating to the Company:

任何一方、公司、其任何股东、董事、监事、管理人员、员工、代理或代表，以及与其有关联或代表其行事的任何人士均不得就任何与公司相关的事项或活动直接或间接地：

(a)	make any unlawful payment to foreign or domestic Government Officials or foreign or domestic political parties or campaigns, or violate any applicable laws;

向国内外的政府官员或政党或运动支付任何非法款项，或违反任何适用法律；

(b)	use any funds for unlawful contributions and other unlawful expenses such as gifts, entertainment relating to political activity;

将任何资金用于非法捐赠和其他非法支出，例如与政治活动相关的礼品和招待；

(c)	make any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form whether in money, property, or services:

向任何私人或公众人士提供任何捐赠、礼品、贿赂、回扣、酬劳、疏通费、酬金或其他付款，无论形式是以货币、财产或服务：

(d)	establish or maintain any fund or asset that has not been properly recorded in the books or records of the Company; or

建立或维持任何未适当记录在公司账簿或记录中的资金或资产；或

(e)	authorize or tolerate any of the above.

授权或容忍任何上述行为。

24.5

In case either Party has the right or the obligation to nominate, appoint or dispatch an individual to any of the corporate bodies, committees or management functions of the Company such Party undertakes, and shall cause the Company, to only nominate, appoint or dispatch an individual which it can prove to fulfil the Qualification Requirements. Such Party shall conduct a pre-employment screening of any of its candidates. Upon request of either Party, the other Party or the Company shall make available all documentation relating to such pre-employment screening. Each of the Parties agrees to take all actions necessary and/or desirable to cause any individual nominated or dispatched to or revoked from any office to be so appointed or to be so revoked, as the case may be, including exercising its voting rights to effect such appointment or revocation. If either Party informs the other Party that it has reasons to believe that any individual nominated, appointed or dispatched by the other Party to the Company does not fulfil the Qualification Requirements or otherwise loses its trust in such individual, the Parties will jointly evaluate the relevant circumstances. If such circumstances cannot be resolved within a period of four (4) weeks following such notice, each of the Parties agrees, and to cause the Company to take all actions necessary and/or desirable to cause such individual not to be appointed or dispatched or to be revoked from the relevant office, including exercising its voting rights to hinder such appointment or to effect such revocation. The Parties agree and acknowledge that failure to comply with the obligations assumed in the preceding sentence may cause substantial harm to the relevant other Party so that immediate legal action may be taken.

如果任何一方有权利或义务提名、委派或派遣个人到公司的任何法人机构、委员会或管理部门，该方承诺并应促使公司仅提名、委派或派遣其可以证明满足资格要求的个人。该方应对其任何候选人进行入职前审查。经任何一方要求，另一方或公司应提供与入职前审查相关的所有文件。双方同意采取一切必要的和 /或适当的行动，以促使被提名、派遣或撤职的任何个人被任命或撤职 (视情况而定)，包括行使投票权以实现上述任命或撤职。如果任何一方通知另一方，其有理由相信另一方提名、委派或派遣到公司的任何个人不符合资格要求，或因其他原因丧失了对该个人的信任，双方应共同评估相关情况。如果该等情况未能在发出通知后的四 (4)周内得到解决，双方同意并促使公司采取一切必要的和 /或适当的行动，以促使不对该个人进行任命或派遣或将其撤职，包括行使投票权以阻止上述任命或实现上述撤职。双方同意并承认，不遵守上一句中承担的义务可能对相关另一方造成重大损害，因此应立即采取法律行动。

24.6

If any Party becomes aware that the Company is in breach of any applicable laws, which may lead to a detrimental situation for any Party and or any of its Affiliates (being a “Relevant Situation”), such Party shall provide written notice of such Relevant Situation to the other Party and the Company.

如果任何一方知悉公司违反任何适用法律，该等违反可能导致任何一方和 /或其任何关联方处于不利情形(“相关情况”)，该方应向另一方和公司提供该等相关情形的书面通知。

24.7

Upon receipt of such notice, the Company and each Party shall procure that the Company investigate the Relevant Situation and provide a written report on the cause of the Relevant Situation and take actions necessary to remedy any breach of applicable laws (including the dismissal of any employee whose actions or inactions were the cause of such breach) (the “Remedial Actions”) or, if requested by any Party to do so, engage an accounting or law firm of international repute to do so as soon as possible.

在收到该等通知后，公司和双方应促使公司调查相关情形，提供相关情形产生原因的书面报告，并采取必要行动对任何违反适用法律的行为进行补救 (包括解雇作为或不作为系导致该等违反行为的任何员工 )(“补救措施”)，或者经任何一方要求，聘请一家具有国际声誉的会计师事务所或律师事务所尽快采取该等补救措施。

24.8	Each Party shall procure that the Company and its respective directors, supervisors, senior management personnel and employees comply with the Remedial Actions.

双方应促使公司及其各自的董事、监事、高级管理人员和员工遵守补救措施。

24.9	All costs or profit loss associated with the investigation and remediation of any breach of applicable laws shall be borne by the Company.

与调查和补救任何违反适用法律的行为相关的所有费用或利润损失应由公司承担。

24.10	For the purpose of this Section 24,

为本第24 条之目的：

(a)

“Government Officials” means any officeholder, employee or other official (including any immediate family member thereof) of a Government Entity, any person acting in an official capacity for a Government Entity or any candidate for political office.

“政府官员”指政府实体的任何官员、员工或其它官员(包括前述人员的任何直系家庭成员)，以职务身份为政府实体行事的任何个人或行政职务的任何候选人。

(b)

“Government Entity” means a government or any department, agency or instrumentality thereof (including any company or other entity controlled by a government), a political party or a public international organization;

“政府实体”指政府或其任何部门、机构或执行部门( 包括受政府控制的任何公司或其它实体) 、政党或者公共国际组织；

(c)

“Qualification Requirements” means both professional expertise and high standards in respect of personal integrity of any such individual concerned, including a high attention to risk and compliance related issues, as well as the absence of a history of corruption-related violations and of any conflict of interests. In any way, the Qualification Requirements shall be deemed non-fulfilled if any individual concerned shows a lack of education and training with respect to corporate governance or risk and compliance issues.

“资格要求”指上述任何相关个人的专业技能和个人诚信方面的高标准，包括对风险和合规相关问题的高度关注，以及无腐败相关违法记录和任何利益冲突。无论如何，如果任何相关个人表现出在公司治理或风险和合规方面缺乏教育和培训，则视为未满足资格要求。

24.11

The Parties shall procure that the Company and its subsidiaries (if any) implement appropriate data protection policy, including but not limited to how the Company and its subsidiaries (if any) collect, use and disclose personal information of potential and existing customers, and what security measures and procedures the Company and its subsidiaries (if any) take to ensure data security, and that the shareholders, directors, supervisors, senior management personnel and employees of the Company and its subsidiaries (if any) comply with their respective data protection policies.

双方应促使公司及其子公司 (如有)实施适当的数据保护政策，包括但不限于公司及其子公司 (如有)如何收集、使用及披露潜在客户和现有客户的个人信息，以及公司及其子公司 (如有)采取何种安全措施和程序以确保数据安全，并促使公司及其子公司 (如有)的股东、董事、监事、高级管理人员和员工遵守其各自的数据保护政策。

24.12	The Company shall designate one or more individuals to be responsible for ensuring that the Company comply with applicable data protection and cyber security laws and regulations.

公司应指定一名或多名人员负责确保公司遵守适用的数据保护和网络安全的法律法规。

25.	Governing Law and Dispute Resolution

适用法律和争议解决

25.1	This Agreement shall be governed by and construed in accordance with the PRC Laws.

本协议应适用中国法律，并根据中国法律解释。

25.2	Settlement of Disputes

争议的解决

(a)	Consultation

协商

The Parties shall use their reasonable endeavors to settle any dispute, controversy or claim in connection with this Agreement through friendly consultations.

双方应尽其合理努力通过友好协商解决与本协议有关的任何争议、纠纷或索赔。

(b)	Choice of Arbitration

仲裁的选择

(i)

Subject to Section 25.2(a), in case no settlement can be reached through consultations within sixty (60) days after the date of notification of the existence of the dispute, any dispute in connection with the binding provisions of this Agreement shall be submitted to and finally resolved by the China International Economic and Trade Arbitration Commission in accordance with the arbitration procedures and rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Beijing. The arbitration proceedings shall be conducted in both English and Chinese. The award of the arbitral tribunal shall be final and binding upon the Parties.

依据第25.2(a)条，如果在争议存在的通知之日后六十 (60)日内无法通过协商解决，任何与本协议有约束力的条款有关的争议应提交中国国际经济贸易仲裁委员会，按照提交仲裁通知时该会现行有效的仲裁程序和规则最终解决。仲裁地点为北京。仲裁程序应以英文和中文进行。仲裁庭的裁决应为终局裁决，并对双方具有约束力。

(ii)

The number of arbitrators shall be three (3), of whom, one (1) arbitrator shall be designated by the claimant(s), one (1) arbitrator shall be designated by the respondent(s), and the third arbitrator shall be selected by the first two arbitrators through discussion or the commission.

仲裁员人数应为三(3)名，其中一(1)名由申请人指定，一(1)名由被 申请人指定，第三(1)名由前两 (2)名仲裁员通过讨论或通过委托仲裁选定。

(iii)

The arbitral award shall be final and binding upon the Parties and shall be enforceable pursuant to its terms. Both Parties agree to waive their right to appeal to any court with jurisdiction in relation to relevant issues. Any arbitration expense (excluding attorney fees) shall be paid by the losing Party or as fixed by the arbitral tribunal.

仲裁裁决应为终局裁决，对双方均有约束力并可根据其条款强制执行。双方同意放弃就相关事项向任何有管辖权的法院上诉的权利。任何仲裁费用 (不包括律师费)应由败诉方承担或由仲裁庭确定。

(iv)

The arbitral award may be enforced by filing as judgment in any court having jurisdiction, or application may be made to such court for assistance in enforcing the award, as the case may be. If it becomes necessary for either Party to enforce an arbitral award by legal action of any kind, the Defaulting Party shall pay all reasonable costs and expenses and attorney’s fees, including any cost of additional litigation or arbitration that shall be incurred by the Party seeking to enforce the award.

仲裁裁决可作为判决提交任何有管辖权的法院执行，或向该等法院申请协助执行仲裁裁决，视情况而定。如果任何一方有必要通过任何种类的法律诉讼执行仲裁裁决，违约方应承担所有合理的费用、开支和律师费，包括寻求执行仲裁裁决的一方发生的附加诉讼或仲裁的任何费用。

25.3	Continuing Performance

继续履行

During the period when a dispute is being resolved, the Parties shall in all respects other than the issue(s) in dispute continue their performance of this Agreement.

在争议解决期间，除争议事项外，双方应全面继续履行本协议。

25.4	Nothing contained in this Section 25 shall preclude either Party from seeking specific performance, injunctive relief or other equitable remedies in any court with competent jurisdiction.

本第25条的任何规定均不妨碍任何一方向任何有管辖权的法院寻求具体履行、禁令救济或其他衡平法救济。

26.	Miscellaneous

其他

26.1	Effectiveness

生效

This Agreement shall come into effect on the Establishment Date, subject to obtaining of necessary approvals, consents and authorizations from Governmental Authorities under Section 5.4(a)(iv).

受限于取得第5.4 (a)(iv)条规定的政府部门的必要批准，本协议自成立日起生效。

26.2	Notices

通知

(a)	All notices and communications between the Parties shall be in writing and shall be written in Chinese and English and may be delivered by hand, courier or fax to the following addresses:

双方之间的所有通知和通讯应采用书面形式，以中文和英文书写，可以通过专人递送、快递或传真发送至如下地址：

Xingji Meizu:

星纪魅族：

Address: 地址：	[***]
Attention: 收件人：	[***]
E-mail: 电子邮箱：	[***]

Polestar:

极星：

Address: 地址：	[***]
Attention: 收件人：	[***]
E-mail: 电子邮箱：	[***]

(b)	Notices shall be deemed to have been delivered at the following times:

在以下时间通知应被视为已经送达：

(i)	if by hand, on reaching the designated address subject to proof of delivery;

如果以专人送出，送达指定地址且交付凭证为准；

(ii)	if by courier, the third Business Day after the date of dispatch;

如果以快递方式送出，则为派件日后的第三个工作日；

(iii)	if by fax, upon generation of a confirmation of successful transmission report by the sender’s fax machine indicating completed uninterrupted transmission; and

如果以传真方式送出，则为发件人的传真机生成显示传输成功完成不间断传送的确认报告时；及

(iv)	if sent by e-mail, at the time and on the date indicated on a response confirming such successful email transmission.

如果通过电子邮件发送，则在确认电子邮件成功发送的回复中所述的时间和日期。

(c)	For the avoidance of doubt, any notice or communication delivered to a Party’s copy address only shall not be deemed to have been delivered to such Party.

为免歧义，通知或通信仅送达一方副本抄送地址的，将不视为对该方已经送达。

26.3	During the Term, each Party may change its particulars for receipt of notices at any time by notice given to the other Party pursuant to this Section 26.

在经营期限内，一方可随时根据本第 26条的规定向另一方发出通知，改变其通知送达地址。

26.4	No Agent

非代理

Nothing in this Agreement shall be deemed to constitute either Party a partner or an agent of the other Party for any purpose. In particular, unless otherwise agreed in writing by the Parties, neither Party shall hold itself out as the agent of the other Party for any purposes or represent that it has authority to bind the other Party in any way. Each Party acknowledges that the other Party shall have no liability to any third party in respect of the operation of that Party and that Party agrees to indemnify such other Party against any Losses which such other Party may incur in respect thereof as a result of the breach by that Party of the provisions of this Section 26.4.

本协议的任何内容均不应视为使任何一方因此成为另一方的合伙人或代理人。特别是，除非双方另行书面同意，任何一方均不得为任何目的自称其为另一方的代理人或声称其有权以任何方式约束另一方。每一方确认另一方不应就该一方的运营对任何第三方承担任何责任，并且，该方同意赔偿因其违反本第 26.4条的规定而给另一方造成的任何损失。

26.5	Entire Agreement

完整协议

(a)

This Agreement, including its appendixes and the Ancillary Agreements constitutes the complete contract between the Parties for the establishment and operation of the Company, and supersedes any and all prior oral or written letters of intent, memorandums of understanding or contracts between the Parties.

本协议，包括其附件和附属协议，构成双方就公司设立和经营的完整合同，并取代双方先前达成的任何和所有口头或书面的意向书、谅解备忘录或合同。

(b)	The Parties acknowledge that they have not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into this Agreement.

双方确认，其并非受未明确纳入本协议的任何陈述、保证或承诺诱导而 签署本协议。

26.6	Assignment

转让

Unless otherwise provided in this Agreement, neither Party may assign its rights or obligations under this Agreement to a third party without the prior written consent of the other Party.

除非本协议另有规定，未经另一方事先书面同意，任何一方不得将其在本协议项下的权利或义务转让给第三方。

26.7	Severability

可分割性

If any provision in this Agreement shall be held to be illegal, invalid or legally unenforceable, in whole or in part, under any applicable enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected. The Parties shall consult with each other so as to replace the provisions that are deemed to have been deleted with a new one that shall be legal, effective, acceptable and closest possible to the Parties’ original purpose in this Agreement.

如果本协议的任何条款根据任何适用的法律或法规被认定全部或部分不合法、无效或在法律上不可强制执行，该条款或部分应在该等范围内视为不构成本协议的一部分，但本协议其余条款的合法性、有效性和可强制执行性应不受影响。双方应相互协商，以合法、有效、可接受且可能最接近双方订立本协议的最初目的的新条款取代被视为已经删除的条款。

26.8	Waiver

弃权

Any Party’s failure to exercise or delay in exercising any right, power or privilege under this Agreement shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

一方未行使或迟延行使其在本协议项下的任何权利、权力或特权，不构成该方对该等权利、权力或特权的放弃，任何单独或部分行使任何权利、权力或特权并不排除其在将来再次行使该等权利、权力或特权。

26.9	Further Assurance

进一步保证

At any time after the Execution Date, the Parties shall, and shall use their reasonable endeavors to procure that any necessary third party shall, to the extent reasonable and at the cost of the relevant Party, execute such documents and do such acts and things as that Party may reasonably require for the purpose of giving to that Party the full benefit of all the provisions of this Agreement. The Parties shall use their best efforts to procures its Affiliates to take necessary actions and execute necessary documents so as to cause the relevant matters under this Agreement to be effectively implemented and achieved.

在签署日后的任何时间，双方应并应尽其合理努力促使任何必要的第三方 (在合理范围内由相关方承担费用)签署该等文件，并采取和完成该等文件和行为，以使该一方享有本协议全部规定的充分利益，以使该一方享有本协议全部规定的充分利益。双方应尽最大努力促使其关联方采取必要的行动及签署必要的文件以促使本协议项下的相关事项得到有效的实施和实现。

26.10	Costs

费用

Unless otherwise provided in this Agreement, each Party shall bear its own legal and other costs in relation to the preparation, negotiation and entry into of this Agreement, the AOA and any other documents contemplated under this Agreement.

除非本协议另有规定，每一方应自行承担与准备、谈判和签署本协议、章程和本协议项下规定的任何其他文件有关的该方的法律和其他费用。

(a)

Unless otherwise provided in this Agreement or otherwise separately agreed by the Parties, any expenses in connection with the establishment of the Company that are pre-approved by the Parties, including without limitation costs and expenses incurred by either Party that are pre-approved by the Parties for the development and promotion of products of the Company before its establishment and other Approval related costs, shall be borne by and charged to the Company after its establishment.

除非本协议另有规定或双方另行同意，任何经双方事先批准的与成立公司有关的费用，包括但不限于任何一方在公司成立前为开发和推广产品而发生的经双方事先批准的费用和开支、设立公司行为所产生的费用以及其他与批准相关的费用，应在公司成立后由公司承担并向公司收取。

(b)

Subject to the prior written consent of [***] and terms and conditions under the Transition Service Agreement, the Company will compensate Polestar via Transition Service Agreement for its expenses regarding the Company’s operation in the PRC during the time period from the date of press release announcement of the establishment of the Company by both Parties to the date of independent operation of the Company.

经[***]事先书面批准及过渡期服务协议的条款和条件，公司将通过过渡期服务协议补偿极星在双方共同宣布成立公司的公告至公司独立运营日期间与公司在中国运营发生的相关费用。

26.11	The AOA

章程

In case of any inconsistency between the AOA and this Agreement, this Agreement shall prevail.

如章程与本协议存在任何不一致之处，以本协议为准。

26.12	Language and Copies

语言和份数

(a)	This Agreement shall be written in both English and Chinese. The Chinese version and the English version shall have the same legal effect.

本协议应以英文和中文书写。中文版本和英文版本具有同等法律效力。

(b)

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by executing any such counterpart.

本协议可签署任意数量的副本，所有副本共同构成同一份文件。任何一方可以通过签署其中任何一份副本的方式签订本协议。

26.13	Amendments

修订

No amendment of any provision of this Agreement shall be valid or binding on either Party unless made in writing and duly executed by both Parties and, where required under the PRC Laws, subject to Approval by the Government Authorities.

对本协议任何规定的修订仅在以书面形式作出并由双方正式签署且中国法律要求的政府部门批准的情况下方可生效，并对双方均具有约束力。

26.14	Cooperation

配合

The purpose of the Parties in entering into this Agreement is to develop the business of the Company and to achieve mutual benefit of both Parties. The parties will timely take necessary cooperative actions and execute necessary documents to achieve the aforementioned purpose, including but not limited to, the execution of documents to interpret, implement and novate this Agreement based on mutual consensus and on the aforesaid principle.

双方签署本协议的目的是为了发展公司业务，实现双方的共同利益。双方将及时采取必要的配合行动和签署必要的文件以实现上述目的，包括但不限于在双方协商一致的基础上，按照上述原则签署文件以对本协议进行解释、履行和更新。

(Intentionally left blank)

(本页以下无正文)

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above.

兹此为证，各方已促使其正式授权代表于文首所述日期签署本协议。

Hubei Xingji Meizu Group Co., Ltd. 湖北星纪魅族集团有限公司

By: 签名：	/s/ Ziyu Shen
Name: 姓名：	Ziyu Shen 沈子瑜
Title: 职务：	Director 董事

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above.

兹此为证，各方已促使其正式授权代表于文首所述日期签署本协议。

Polestar Automotive (Singapore) Pte. Ltd.

By: 签名：	/s/ Yaru Li
Name: 姓名：	Yaru Li 李亚茹
Title: 职务：	Director 董事

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above.

兹此为证，各方已促使其正式授权代表于文首所述日期签署本协议。

Polestar Automotive (Singapore) Distribution Pte. Ltd.

By: 签名：	/s/ Yaru Li
Name: 姓名：	Yaru Li 李亚茹
Title: 职务：	Director 董事

Appendix A Pre-JV Restructuring

附录A 合资公司成立前重组

[***]

Exhibit A Business Cooperation Agreement

附件A 业务合作协议

Exhibit 99.3

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

BUSINESS COOPERATION AGREEMENT

Between

HUBEI XINGJI MEIZU GROUP CO., LTD.

And

POLESTAR AUTOMOTIVE (SINGAPORE) DISTRIBUTION PTE. LTD.

湖北星纪魅族集团有限公司

与

POLESTAR AUTOMOTIVE (SINGAPORE) DISTRIBUTION PTE. LTD.

之

业务合作协议

This Business Cooperation Agreement (the “Agreement”) is entered into on June 19, 2023 (“Execution Date”) by and between,

本业务合作协议(“本协议”)由以下双方于     年     月    日(“签署日”)签订：

(1)

Hubei Xingji Meizu Group Co., Ltd. (previously known as Hubei Yuan Times Technology Co., Ltd.), a limited liability company registered in the PRC (unified social credit code: 91420100MA7GYPTU8A), incorporated and existing under the laws of the PRC, having its registered office at No.B1345, Chuanggu Start-up Zone, Prince Lake Culture and Digital Creative Industry Park, No.18 Shenlong Avenue, Wuhan Economic and Technological Development Zone(“Xingji Meizu”); and

湖北星纪魅族集团有限公司 (曾用名：湖北元时代科技有限公司 )，一家在中国注册的有限责任公司(统一社会信用代码：91420100MA7GYPTU8A) ，根据中国法律组建并存续，其注册地址为武汉经济技术开发区神龙大道 18号太子湖文化数字创意产业园创谷启动区 B1345号(“星纪魅族”)；及

(2)

Polestar Automotive (Singapore) Distribution Pte. Ltd., a limited liability company registered in Singapore (unique entity number: 202118658Z), incorporated and existing under the laws of Singapore, having its registered address at 9 Straits View # 06-07, Marina One West Tower, Singapore 018937 (“Polestar”).

Polestar Automotive (Singapore) Distribution Pte. Ltd.，一家在新加坡注册的有限责任公司(唯一实体编号：202118658Z)，根据新加坡法律组建并存续，其注册地址为 9 Straits View#06-07, Marina One West Tower, Singapore 018937 (“极星”)。

Xingji Meizu and Polestar are hereinafter referred to individually as a “Party”, collectively as the “Parties”.

星纪魅族和极星以下单称“一方”，合称“双方”。

WHEREAS

鉴于：

A.

Xingji Meizu, Polestar and Polestar Automotive (Singapore) Pte. Ltd. (a limited liability company registered in Singapore (unique entity number: 202015415N), entered into a Shareholders Agreement on [*] 2023 (the “Shareholders Agreement”), pursuant to which Xingji Meizu and Polestar agreed to establish a joint venture (the “Company”); and.

星纪魅族、极星和Polestar Automotive (Singapore) Pte. Ltd.( 一家根据新加坡共和国法律注册成立并有效存续的的有限责任公司，唯一实体编号为 202015415N)于2023年 月 日签订了《股东协议》(“股东协议”)，根据股东协议，星纪魅族和极星同意成立一家合资公司 (“公司”)；及

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B.	The Parties agreed to enter into this Agreement to govern certain matters related to the business cooperation between the Parties with respect to the Company.

双方同意签订本协议，以规定与双方之间关于公司的业务合作相关的某些事项。

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

因此，以本协议中载明的相互承诺为对价，双方特此达成协议如下：

Section 1.     Definition

定义

1.1	In this Agreement, the following terms (whenever used in capitalized initials) shall, unless otherwise defined in this Agreement, have the meanings ascribed to them below:

在本协议中，除非另有定义，首字母大写的术语应具有以下含义：

(a)	“Agreement” has the meaning set forth in the Preamble;

“本协议”具有前言规定的含义；

(b)	“Asset Purchase Agreement” has the meaning set forth in Section 6.1;

“资产购买协议”具有第6.1款规定的含义；

(c)	“Base Volume Targets” has the meaning set forth in Section 4.1.1(d);

“基础销量目标”具有第4.1.1(d)款规定的含义；

(d)	“Breaching Party” has the meaning set forth in Section 13.1;

“违约方”具有第13.1款规定的含义；

(e)	“China Market Shares” has the meaning set forth in Section 4.1.1(c);

“中国市场比例”具有第4.1.1(c)款规定的含义；

(f)	“Wholesale Agreement” has the meaning set forth in the Section4.1.1(a);

“批发协议”具有第4.1.1(a)款规定的含义；

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(g)	“Distribution Agreement” has the meaning set forth in Section 4.1.1(b);

“经销协议”具有第4.1.1(b)款规定的含义；

(h)	“Execution Date” has the meaning set forth in the Preamble;

“签署日”具有前言规定的含义；

(i)	“Existing Products” means [***] sold to customers by the Company;

“现有产品”指由公司向客户销售的[***]；

(j)	“Flyme Auto Software” has the meaning set forth in Section 8.2;

“Flyme Auto软件”具有第8.2款规定的含义；

(k)	“Global Volume Commitments” has the meaning set forth in Section 4.1.1(c);

“全球采购量承诺”具有第4.1.1(c)款规定的含义；

(l)	“High Volume Targets” has the meaning set forth in Section 4.1.1(d);

“高位销量目标”具有第4.1.1(d)款规定的含义；

(m)	“ID Design” means the industrial design of a product, including the design of exterior looks, size, material, texture, colors etc. of a product;

“ID设计”指某一产品的工业设计，包括产品的外观、尺寸、材料、质感、色彩等方面的设计；

(n)	“Mainland China” has the meaning set forth in Section 4.1.3;

“中国大陆”具有第4.1.3款规定的含义；

(o)	“Minimum Purchase Requirements” has the meaning set forth in Section 4.1.1(c);

“最低购买量”具有第4.1.1(c)款规定的含义；

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(p)	“New Generation” [***];

“新版本”[***]；

(q)

“New Products” means any [***] and other new generation Polestar Brands vehicles initiated by Polestar and/or other members of Polestar Group (for the avoidance of doubt, excluding the Company) towards global customers with subsequent development and ID Design completed by Polestar and/or other members of Polestar Group, proposed for sale by the Company after its establishment;

“新产品”指任何公司成立后拟销售的[***]和其他新一代由极星和/或极星集团的其他成员 (为免疑义，不包括公司)面向全球客户发起，并由极星和/或极星集团完成后续研发和ID设计的极星品牌汽车；

(r)	“New 2025 Base Volume Target” has the meaning set forth in Section 4.1.1(d);

“2025年新基础销量目标” 具有第4.1.1(d)款规定的含义；

(s)	“Non-breaching Party” has the meaning set forth in Section 13.1;

“非违约方”具有第13.1款规定的含义；

(t)	“PACD” means Polestar Automotive China Distribution Co., Ltd.;

“PACD”系指极星汽车销售有限公司；

(u)	“Polestar Brands” has the meaning set forth in Section 8.1;

“极星品牌”具有第8.1款规定的含义；

(v)	“Polestar Investment Costs” has the meaning set forth in Section 4.1.1(d);

“极星投资成本”具有第4.1.1(d)款规定的含义；

(w)	“Profit Portion” has the meaning set forth in Section 4.1.1(f);

“利润份额”具有第4.1.1(f)款规定的含义；

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(x)

“PSNY Products” means any Polestar Brands vehicles initiated by Polestar and/or other members of Polestar Group (for the avoidance of doubt, excluding the Company) towards global customers with subsequent development and ID Design completed by Polestar and/or other members of Polestar Group, including Existing Products and New Products, excluding China Market Products;

“PSNY产品”指由极星和/或极星集团的其他成员 (为免疑义，不包括公司)面向全球客户发起，并由极星和/或极星集团独自完成后续研发和ID设计的极星品牌汽车，包括现有产品和新产品，不包括中国市场产品；

(y)	“Reduced Unit Investment Fee” has the meaning set forth in Section 4.1.1(d);

“降低的单车成本费”具有第4.1.1(d)款规定的含义；

(z)	“Sales Agreement” has the meaning set forth in Section 4.2;

“销售协议”具有第4.2款规定的含义；

(aa)	“Shareholders Agreement” has the meaning set forth in the Preamble;

“股东协议”具有前言规定的含义；

(bb)	“Third Party Claims” has the meaning set forth in Section 13.3;

“第三方权利主张”具有第13.3款规定的含义；

(cc)	“Transition Services” has the meaning set forth in Section 9.1;

“过渡服务”具有第9.1款规定的含义；

(dd)	“Unit Investment Fee” has the meaning set forth in Section 4.1.1(d); and

“单车成本费”具有第4.1.1(d)款规定的含义；以及

(ee)	“Upgrade” [***].

“升级”[***]。

1.2	Unless the context otherwise requires, capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Shareholders Agreement.

除非上下文另有要求，本协议中使用的但未另行定义的术语应具有股东协议所赋予的含义。

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Section 2.     Principal Business of the Company

公司的主要业务

2.1	Principal Business

主营业务

Terms and conditions regarding Principal Business stipulated in Section 4.1 of the Shareholders Agreement shall apply to this Agreement.

股东协议第4.1条中规定的关于主营业务的条款和条件应适用于本协议。

2.2	Transaction Flow

交易流程

Starting from the Execution Date, subject to the Shareholders Agreement and applicable laws and regulations, the Parties shall cooperate in good faith and shall take all necessary actions to ensure that the Company will be operated in accordance with terms and conditions of this Agreement (including without limitation the transaction flow illustrated in Appendix I (Transaction Flow) attached hereof).

自签署日起，在遵守股东协议和适用法律法规的前提下，双方应真诚合作，采取一切必要行动以确保公司按照本协议的条款和条件 (包括但不限于本协议附件一(交易流程) 所示的交易流程)运营。

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Section 3.     Definition and Development of Company’s Products

产品的定义和研发

3.1	Chinese Market Products

中国市场产品

Chinese Market Products for sale to Chinese customers shall be first initiated by the Board of the by submitting its proposal to PSNY. PSNY will lead the definition, development and ID Design of such Chinese Market Products. Such Chinese Market Products shall be subject to the Board of the Company and the Board of PSNY having duly approved. [***], during his term of serving as the CEO or a director of the Company, shall have the right to participate in the management of the production supply chains. The plan of definition, design, development and cost (including the cost of OEM arrangements) of the Chinese Market Products shall be subject to [***] and the CEO prior approval before it is duly approved and implemented by PSNY.

中国市场产品应由公司董事会面向中国客户首先提交相关提案而发起， PSNY将牵头中国市场产品的定义、研发和 ID设计。该等中国市场产品应受限于公司和 PSNY董事会的妥为批准。[***]在其担任公司CEO或公司董事的期间有权参与生产供应链的管理。中国市场产品的定义、研发、设计和成本 (包括OEM安排的成本)方案被PSNY正式批准和实施前应分别取得[***]及公司CEO的同意。

3.2	PSNY Products

PSNY产品

Polestar and/or other members of Polestar Group shall be responsible for the development and ID Design of PSNY Products. The Company shall be responsible for the management and sales of PSNY Products in China and obtain the relevant authorization of such products. The CEO of the Company shall be entitled to participate in the meetings regarding the above global product matters at Polestar and/or other member of Polestar Group and Polestar and/or other member of Polestar Group shall ensure that a notice of such meeting are sent to the CEO before the meeting[***].

极星和/ 或极星集团的其他成员应负责PSNY产品的研发和ID设计。公司应负责 PSNY产品在中国的管理和销售及取得该等产品的相关授权。公司 CEO有权参加在极星和/或极星集团其他成员召开的关于PSNY产品事宜的会议，极星和/或极星集团其他成员应确保该等会议的通知在会议召开前已经发送给公司 CEO[***]。

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3.3	Smartphones and AR Glasses

智能手机和AR眼镜

DreamSmart Group and and/or other members of DreamSmart Group shall be responsible for the definition and development of smartphones, AR glasses and other intelligent terminals products of the Company. Subject to DreamSmart Group’s definition and development plan of smartphones, AR glasses and other intelligent terminals products of the Company, Polestar and/or other members of Polestar Group shall be responsible for ID Design of Polestar Brands smartphone, AR glasses and other intelligent terminals products of the Company and brand image. Pursuant to related-party transaction principles set forth in the Shareholders Agreement, the Company shall pay Polestar and/or other members of the Polestar Group for such ID Design performed and the Company shall pay DreamSmart Group for such definition and development of smartphones, AR glasses and other intelligent terminals products of the Company.

DreamSmart集团应负责智能手机、AR眼镜以及公司的其他智能终端产品的定义和研发。受限于 DreamSmart集团对智能手机、AR眼镜以及公司的其他智能终端产品的定义和研发方案，极星和 /或极星集团的其他成员应负责极星品牌智能手机、 AR眼镜以及公司的其他智能终端产品的 ID设计和品牌形象。根据股东协议所规定的关联交易原则，公司应为该等开展的 ID设计向极星和/或极星集团的其 他成员支付费用且公司应为该等智能手机、AR眼镜以及公司的其他智能终端产品的定义和研发向 DreamSmart集团支付费用。

Section 4.     Sales and Marketing

销售和市场

4.1	Auto Business

汽车业务

4.1.1	PSNY Products

PSNY产品

(a)

Existing Products. PACD shall sell Existing Products to the Company through a wholesale arrangement. PACD and the Company shall negotiate in good faith and enter into a wholesale agreement, pursuant to which the Company will purchase Existing Products from PACD and then resell such

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Existing Products to end customers in China (the “Wholesale Agreement”). The Parties shall negotiate in good faith regarding the pricing and other terms of the Wholesale Agreement. With respect to the marketing and sales of Existing Products, the Company shall at least (i) display or request its business partner to display the Existing Product in their sales spaces during the lifecycle of the Existing Products; (ii) provide sufficient trainings on the Existing Products to personnel of marketing and sales to better promote the Existing Products; and (iii) prepare a business plan for the Existing Products and use its best effort to fulfill such business plan. Notwithstanding to the foregoing, the principle of the wholesale arrangement is that the Company shall not bear operating losses arising from the sale of the Existing Products, including without limitation, the difference between the wholesale price and the actual sale price of each Existing Product shall at least cover the relevant costs of the Company selling such Existing Products and the Company may act in compliance with the foregoing principle by methods including purchasing the corresponding quantity of the Existing Product(s) from PACD after receiving the purchase order(s) from the customer(s). The foregoing principle shall be reflected in the Wholesale Agreement.

现有产品。PACD将以批发销售的模式向公司销售现有产品。 PACD和公司应友好协商并签订批发协议，根据该协议， PACD将以批发形式向公司出售现有产品，再由公司负责向中国的终端客户的销售 (“批发协议”)。双方应友好协商决定批发协议中的定价等其它条款。就现有产品的营销而言，公司应当至少 (i)在其展厅或要求其合作伙伴在产品生命周期内于展厅内展示现有产品； (ii)对其营销人员提供充分的培训以确保该些人员能为客户提供符合要求的推介；及 (iii)制定针对现有车型的商业计划，并尽最大努力完成该商业计划。尽管有前 述约定，批发销售安排的原则为公司不承担因销售现有产品而造成的经营亏损，包括但不限于每辆现有产品批发价格与销售价格的差价应至少能覆盖公司销售该现有产品的相关成本，且公司可以通过在收到客户订单后再向 PACD采购相应数量的现有产品或其他双方认可的方式来实现前述原则。前述原则应体现在批发协议中。

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(b)

New Products – In General. With respect to New Products, if feasible from technical and homologation perspective, the Company will install Polestar OS on such New Products and the Company shall be responsible for the subsequent management and sales of such products integrated with the Polestar OS. For clarity, PACD and the Company will negotiate in good faith and enter into a separate distribution agreement, pursuant to which the Company will purchase New Products from PACD and resell such New Products to end customers in China (“Distribution Agreement”).

新产品–一般情况。对于新产品，如果从技术和认证角度可行，公司将在该等新产品上安装 Polestar OS，并且公司应负责集成了Polestar OS的该等产品的后续管理和销售。为明确起见，PACD和公司将另行友好协商并签订经销协议，根据该协议，公司将向 PACD购买新产品，并将该等新产品转售给中国的最终客户 (“经销协议”)。

(c)

New Products – Minimum Purchase Requirements. Subject to terms and conditions of Distribution Agreement, the Company will be obligated to purchase from Polestar and/or other members of Polestar Group New Products to be distributed in the China market. The Distribution Agreement shall include a separate minimum purchase requirement for each car model (“Minimum Purchase Requirements”). The Minimum Purchase Requirement for each car model shall equal the annual global volume of that car model as committed by the Polestar and/or other members of Polestar Group to the relevant OEM manufacturers and third-party suppliers (“Global Volume Commitments”), multiplied by the relevant China market share of that car model as agreed by the Parties (“China Market Shares”). The Global Volume Commitments shall be based on the actual amounts of global volume commitments to be agreed by the Polestar and/or other members of Polestar Group with the relevant OEM manufacturers and third-party suppliers from time to time and Polestar shall provide reasonable evidence proving these Global Volume Commitment numbers before the Company indemnify Polestar (and/or other members of Polestar Group) for failure to meet the Global Volume Commitments. The China Market Shares, unless otherwise mutually agreed by the Parties, shall mean those Chinese market shares of global Polestar BPL volumes for each car model as listed in Appendix II (1.1 - Table 1) attached hereto. Either Party shall have the right to propose to update t Appendix II (1.1 Table 1) at the beginning of each year or at such other time agreed by the Parties in writing, provided that such update of Appendix II (1.1 Table 1) shall be mutually approved by the Parties in writing. If the Company fails to meet a

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Minimum Purchase Requirement with respect to a car model and if the Polestar and/or other members of Polestar Group is held liable for penalties or is required to raise the purchase price for subsequent product purchases or liable for other forms of compensation for not meeting the Global Volume Commitments, the Company shall compensate Polestar and/or other members of Polestar Group accordingly, and such compensation shall be calculated as follows:

新产品 – 最低购买量。受限于经销协议的条款和条件，公司有义务向极星和 /或极星集团的其他成员购买将在中国市场经销的新产品。经销协议应包括对每个车型的最低购买量 (“最低购买量”)。该等最低购买量应基于极星和 /或极星集团的其他成员向相关OEM制造商和第三方供应商实际承诺的该车型年度全球采购数量 (“全球采购量承诺”)，乘以对应的中国市场比例。为免歧义，上述“全球采购量承诺”应基于极星和/或极星集团的其他成员不时向相关 OEM制造商和第三方供应商同意的全球的数量承诺的实际数额，且极星和 /或极星集团的其他成员应当在公司就未达到最低购买量向极星 (和/或极星集团的其他成员)进行赔偿前提供真实、合理的证据证明该等全球采购量承诺的实际数额。除非双方另行同意，上述 “中国市场比例”指列于本协议附件 II (1.1 Table 1)所示的各车型全球极星BPL数量的中国市场的对应比例，任一方有权于每年初或双方另行同意的其他时间提出更新附件 II (1.1 Table 1) ，前提是附件II(1.1 Table 1) 的更新应经双方共同书面批准。如果公司对于任一车型未能满足上述最低购买量，且极星 (和/或极星集团的其他成员)因未能满足全球采购量承诺而被要求支付罚金或被要求调高后续产品采购价格或给予其它形式的赔偿，公司应向极星 (和/或极星集团的其他成员)支付相应赔偿，该等赔偿应按如下方式计算：

(i)

if such compensation is imposed because of reasons solely attributable to the Company’s failure to meet its Minimum Purchase Requirement due to reasons attributable to the Company, and if Polestar and/or other members of Polestar Group

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have successfully met their respective shares of the Global Volume Commitments, then the Company shall be solely responsible for all of the compensation triggered for that car model in that calendar year for not meeting the Global Volume Commitments, provided that Polestar shall provide the Company with true and reasonable evidence to prove that compensation already paid to OEM manufactures because of the failure to meet the Global Volume Commitments is reasonable and true; or

如果该等补偿是由于公司自身原因导致的仅公司未能满足最低购买量的原因导致，但极星或极星集团的其他成员已成功满足 其各自全球采购量承诺，则所有因为未完成全球采购量承诺导致的该车型的该年度的赔偿应由公司单独承担，前提是极星应向公司提供真实、合理的证据证明因未达到全球采购量承诺已向 OEM制造商支付相应赔偿是合理且真实的；

(ii)

if such compensation is imposed because both the Company (due to reasons solely attributable to the Company) and Polestar and/or other members of Polestar Group fail to meet their respective shares of the Global Volume Commitments, the Company’s share of the compensation shall equal to the number of cars that the Company fails to be purchase under the Minimum Purchase Requirement, divided by the total number of cars failed to be purchased by both the Company and other members of the Polestar Group under the Global Volume Commitments for that car model in that calendar year, provided that Polestar shall provide the Company with true and reasonable evidence to prove that compensation already paid to OEM manufactures because of the failure to meet the Global Volume Commitments and Polestar (and/or other members of Polestar Group)’s share of the unfulfilled Global Volume Commitments is reasonable and true.

如果因公司自身原因和极星 (和/或极星集团的其他成员)均未能满足各自全球采购量承诺的份额而导致支付赔偿的义务，公司

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应承担该等赔偿的一定比例，该比例应等于公司未完成的该车型于当年的最低购买量数量，除以公司和极星 (和/或极星集团的其他成员)均未能完成的全球采购量承诺之和，前提是极星应向公司提供真实、合理的证据证明因未达到全球采购量承诺已向 OEM制造商支付相应赔偿以及极星(和/或极星集团的其他成员 )未能完成的全球采购量承诺的份额是合理且真实的。

(iii)

For the avoidance of doubt, “solely attributable to the Company” means failure to meet the Minimum Purchase Requirements is solely caused by the Company. If the failure to meet the Minimum Purchase Requirements is caused, solely or jointly, by reasons other than reasons solely attributable to the Company (such as failure by Polestar and/or other members of Polestar Group, OEM manufactures to deliver the relevant New Products in a timely manner, quality or infringement problems in the delivered New Products, etc.), the Company shall not be obligated to pay the related compensation. If the Company has incurred any Loss which is relevant to the New Products supplied to the Company under the Distribution Agreement (for example, Loss arising from failure by Polestar and/or other members of Polestar Groups to deliver the relevant New Products in a timely manner, or quality problems in the delivered New Products, etc.), and for which Polestar is entitled, according to relevant laws and regulations or relevant agreement, to recourse towards OEM manufacturers or third-party suppliers, Polestar shall take reasonable efforts to exercise its right to recourse towards OEM manufactures or third-party suppliers under such relevant laws and regulations or relevant agreement, and Polestar shall forward any compensation related to the New Products obtained from such recourse from OEM manufactures or third-party suppliers to the Company.

为免疑义，公司自身原因指仅因公司原因导致未能达到最低购买量。若因公司自身原因以外的其他原因 (如极星和/或极星集团的其他成员、OEM制造商未及时交付相关新产品、交付的新产品存在质量或侵权问题等 )单独或共同导致未能达到最低购买量，公司应无义务承担相关赔偿。如果公司因根据经销协议向

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公司供应的新产品承担了任何相关损失 (如极星未及时交付相关新产品，或交付的新产品存在质量问题等而遭受的损失 )，且就该等损失极星有权根据相关法律法规或相关协议向 OEM制造商或第三方供应商索赔，极星应尽合理努力向 OEM制造商、第三方供应商行使其在该等相关法律法规或相关协议下的索赔权利，且极星应将从 OEM制造商或第三方供应商处获得的与新产品相关的任何补偿转交给公司。

For clarity, since [***] is currently expected to be exclusively distributed in the China market in 2023, the Parties hereby agree that the amount of Minimum Purchase Requirement for [***] in 2023 shall be [***]. The details (including but not limited to the stock cover arrangement) of which shall be further provided in separate Distribution Agreement as mutually agreed by the Parties.

为明确起见，因[***]预计在2023年仅在中国市场销售，以及其他公司合理要求的相关事项独家销售，双方特此同意 [***]在2023年的最低购买要求数量应为[***]辆。具体内容(包括但不限于库存覆盖率的安排 )应当在双方达成一致的经销协议中另行约定。

(d)	New Products – Markup and Transfer Pricing Principles

新产品 – 加成和转让定价原则

When the Company purchases New Products from PACD, the sales price to be paid by the Company for each entire vehicle shall include the following two components and comply with the following markup (if applicable) and transfer pricing principles, provided that PACD shall provide the Company with true and reasonable evidence to prove the amount of the relevant expenses, and such other matters as reasonably requested by the Company:

公司向PACD购买新产品时，就每辆整车支付的销售价格应包括下列两部分并遵守下列加成 (如适用)和转让定价原则，前提是PACD应向公司提供真实、合理的证据证明相关费用的金额及其他公司合理要求的相关事项：

(i)	Manufacturing Fee: the actual manufacturing costs charged by the OEM manufacturer to PACD for manufacturing of the relevant vehicle as allocated to each New Product sold in China, without any markup;

制造费：OEM制造商向PACD收取的有关车辆的实际制造费用，分配给在中国销售的每个新产品，不加成；

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(ii)

Unit Investment Fee: the China portion of Polestar Group’s entire internal investment cost for developing the relevant car model as allocated to each New Product sold in China (“Unit Investment Fee”), which shall be calculated pursuant to the following principles:

单车成本费：即极星集团开发相关车型的全部投资成本中的中国部分 (“单车成本费”)，该单车成本费应根据以下原则进行计算：

(A)

The term “Polestar Investment Costs” means the entire amount of costs and expenses incurred by the Polestar Group developing each car model, including without limitation costs and expenses related to purchasing, ME, logistics, tooling etc. as separately disclosed by Polestar to Xingji Meizu. Pursuant to these principles, such Polestar Investment Costs may fluctuate due to market changes and other objective changes, but in any event shall be based on the amount of such costs and expenses actually incurred and disclosed by Polestar, provided that Polestar shall provide the Company with true and reasonable evidence to substantiate the amount of the Polestar Investment Costs.

“极星投资成本”指极星向星纪魅族另行披露的极星集团开发每一款车型承担的成本和费用总额，包括但不限于关于采购、 ME、物流、模具等成本和开销总额。基于以上原

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则，该等“极星投资成本”的总金额可能因为市场等客观因素变化而不断变化，但在任何情形下应以极星届时披露的其实际发生的上述成本可开销总额为准，前提是极星应向公司提供真实、合理的证据证明极星投资成本的金额。

(B)

The term “Unit Investment Fee” means the amount of Polestar Investment Costs to be allocated to each vehicle of each car model to be sold by the Company in China to compensate the Polestar Group for the China portion of the entire Polestar Investment Costs. The specific amount of such Polestar Unit Investment Fee or reduced Unit Investment Fee (“Reduced Unit Investment Fee”) to be paid for each vehicle of each car model are set forth in Appendix II (4.1 Table 4) attached hereto. The Unit Investment Fee (but not the Reduced Unit Investment Fee) should include a mark-up of [***] on the Polestar Investment Cost. For the avoidance of doubt, in the event of any changes to the Polestar Investment Costs described above, such Unit Investment Fee and Reduced Unit Fee shall be adjusted accordingly.

“单车成本费”指极星投资成本分摊至在中国销售的每一款车型的每一辆车的金额，以补偿极星集团全部极星投资成本的中国份额。每一车型的每辆车的该等 “单车成本费”及降低的单车成本费(“降低的单车成本费 ”)的具体金额如本协议附件II(4.1 Table 4)所示。单车成本费(非降低的单车成本费 )应包含极星投资成本的[***]的加成。为免歧义，一旦上述极星投资成本发生变化， “单车成本费”及“降低的单车成本费 ”应被相应调整。

(C)

Tiered markup. To reasonably set the Unit Investment Fee, the Parties agreed to certain aggregate “Base Volume Targets” and “High Volume Targets” (the specific unit numbers of which are set forth in Appendix II (2-3 Table 2 and Table 3)

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attached hereto) and an adjustment mechanism as follows: in any given calendar year: (A) with respect to the Company’s actual sales of vehicles of a car model within the Base Volume Target, the sales price to be paid by the Company for each vehicle shall include the Unit Investment Fee applicable to that car model; (B) with respect to sales of any additional vehicles in that year beyond the Base Volume Target but less than the High Volume Target, the sales price to be paid by the Company for each additional vehicle shall include only the Reduced Unit Investment Fee applicable to that car model; and (C) with respect to sales of any vehicles in that year equal or beyond the High Volume Target, the sales price to be paid by the Company for such additional vehicles shall not include any Unit Investment Fee.

阶梯式加成：此外，为合理设定单车成本费金额，双方同意设定若干累计的 “基础销量目标”和 “高位销量目标”(具体目标数额如本协议附件 II(2-3, Table 2及Table 3)所示)及以下加成机制: 在任一日历年度内，(A) 对于某车型在基础销量目标以内的销售，公司就每辆车的购买价格中应包含该 车型单车成本费；(B)对于超过基础销量目标但低于高位销量目标范围内的车辆销售，公司就每辆车的购买价格中应仅包含该车型降低的单车成本费； (C) 对于任何超过高位销量目标的车辆销售，公司就每辆车的购买价格中应不包含任何单车成本费。

(D)	Further Adjustment.

单车价格后期调整

(1)

At the beginning of each calendar year, since factors including Polestar Investment Costs and the aggregate sales volumes remain uncertain, the Polestar Group may reasonably estimate the Unit Investment Fee, and reflect such Unit Investment Fee in the sales price to be paid by

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the Company for each entire vehicle during such calendar year. The Parties shall pay corresponding compensation as quickly as possible after the end of each calendar year (or at such other time to be mutually agreed by both Parties) based on the actual Polestar Investment Costs and the aggregate sales volumes pursuant to the terms and conditions described in this Agreement.

在每个日历年度初始，由于极星投资成本、销售总量等因素尚不确定，极星集团可以合理预估单车成本费，并将该等单车成本费反映在该日历年度每辆整车支付的销售价格中。每个日历年度结束后 (或者双方一致同意的其它时间)，基于实际极星投资成本及销售总量，双方应尽快根据本协议规定的条款和条件支付相应补偿。

(2)	For each of the calendar years of 2023 and 2024,

(a) if the actual aggregate sales volume of the Company is lower than [***], the Company shall pay a lump sum compensation to the Polestar Group as soon as possible at the beginning of 2026 calculated based on the actual gap between (i) the Company’s actual sales of that year and (ii) [***] units, times the Unit Investment Fee according to Appendix II (4.1 Table 4) attached hereto. The remaining Base Volume Target for such years (i.e. [***]) shall be rolled over to 2025 and be added to the Base Volume Target for 2025; or

(b) if the actual aggregate sales volume of the Company are above [***] but below the corresponding Base Volume Target for such years (i.e. [***]), the actual gap between (i) the Company’s actual sales volume of such years and (ii) the Base Volume Target for such years (i.e. [***]) shall be rolled over to 2025 and be added to the Base Volume Target for 2025;

对于2023年和2024年的日历年度，

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(a) 如果公司实际累计销售额低于[***]辆，则公司应在2026年初尽快向极星集团一次性支付补偿金，该补偿金的计算应基于 (i) 公司相应年度的实际销售额与 (ii) [***]辆之间的差额，乘以根据本协议附件二(4.1 表4)约定的单车成本费，且相应年度余下的基础销量目标 (即[***]辆)应转入到2025年并增加至2025年的基础销量目标；或

(b) 如果公司相应年度的实际累计销售额高于[***]辆但低于相应年度基础销量目标(即[***]辆 )，则(i) 公司对应年度的实际销售额与(ii) 对应年度基础销量目标(即 [***]辆)之间的差额，应转入2025年并增加至 2025年的基础销量目标；

provided that, if, at the end of 2025, the actual sales of the Company of 2025 fall below the Base Volume Target of 2025 after adding the rolled over Base Volume Targets from 2023 and 2024 (the “New 2025 Base Volume Target”), the Company shall pay a lump sum compensation to the Polestar Group as soon as possible at the beginning of 2026 calculated based on the actual gap between (i) the Company’s actual cumulative sales of 2025, and (ii) the New 2025 Base Volume Target, times the Unit Investment Fee according to Appendix II (4.1 Table 4) attached hereto.

但前提是，如果在2025年年底，公司2025年的实际销售额低于2025年的基础销量目标加上 2023年及2024年转入的基础销量目标之和(“2025年新基础销量 目标”)，公司应在2026 年年初尽快向极星集团一次性支付补偿金，该补偿金的计算应基于 (i) 公司2025年的实际累计销售额与(ii) 2025年新基础销量目标之间的差额，乘以根据本协议附件二(4.1 表4)约定的单车成本费。

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(3)

In addition, starting from the year of 2025, if the Company failed to meet the Base Volume Targets for reasons solely attributable to the Company in any calendar year, the Company shall pay a lump sum compensation to the Polestar Group as soon as possible at the beginning of the next year (or at such other time to be mutually agreed by both Parties) based on the actual gap between (i) the Company’s actual sales of the previous year and (ii) the Base Volume Target for the previous year; provided that, if the Company’s actual sales in any of the following years exceeds the applicable Base Volume Target of such year, the Polestar Group shall return a portion of the compensation already paid by the Company for the previous year back to the Company, and the amount to be returned to the Company shall be calculated based on the accumulated actual sales volume in the previous years compared against the accumulated Base Volume Targets for the same time period. For the avoidance of doubt, the portion of compensation that have been returned to the Company in previous years need not be returned again. For the avoidance of doubt, if the failure to meet the Base Volume Targets is caused, solely or jointly, by reasons other than reasons solely attributable to the Company (such as failure by Polestar and/or other members of Polestar Group, OEM manufactures to deliver the relevant New Products in a timely manner, etc., the Company shall not be obligated to pay the related compensation.

此外，从2025年开始的任意一个日历年度内，如果公司仅因自身原因未能达到上述基础销量目标，公司在下一年年初 (或者双方一致同意的其它时间)尽快

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向极星集团一次性支付补偿金，该补偿金应基于公司上一年度的实际销售额与上一年基础销量目标之间的差距。但若公司任一后续年度实际销售额超过该年的年度销量目标，极星集团须将公司之前已支付的赔偿金额返还公司， 返还金额根据截至该年的累计实际销售额和对应年度的累计基础销量目标总额比较计算。为免疑义，之前年度已经返还至公司的赔偿金额无需再次返还。为免疑义，若因公司自身原因以外的其他原因 (如极星和/或极星集团的其他成员、OEM制造商未及时交付相关新产品等)单独或 共同导致未能达到最低购买量，公司应无义务支付相关补偿金。

(e)	New Products – Maximum Purchase Requirements

新产品– 最高购买量

The Parties acknowledge that, when the aggregate actual purchase volume of the Company and Polestar Group surpasses certain level, the OEM manufacturer will need to incur additional costs and expenses (e.g., expenses in purchasing additional equipment, molding). As such, the Parties agree that, in the event any OEM manufacturer requires Polestar Group to pay additional compensation resulting from the aggregate actual purchase volume of the Company and Polestar Group surpasses certain level, the Company will be required to pay the China Portion of such extra compensation to cover corresponding additional costs and expenses; provided that (A) the Company shall also be subject to the volume reservation process agreed with different OEM manufacturers ; and that (B) the Polestar Group shall provide to the Company true and reasonable evidence proving that the aggregate actual purchase volume of the Company and Polestar Group surpasses certain level, the amount of

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applicable additional compensation, any volume reservation process or requirements and such other matters as reasonably requested by the Company. The details will be included in the Distribution Agreement.

双方确认，当公司和极星集团的总实际购买量超过某一水平时， OEM制造商将需要承担额外的费用和支出 (如购买额外设备、模具的费用)。因此，双方同意，如果因公司和极星集团的总实际购买量超过某一水平导致 OEM制造商要求极星集团支付额外补偿，公司应支付该等额外补偿相应的中国份额，以涵盖相应的额外费用和支出，前提是 (A)公司还应遵守与不同OEM制造商约定的数量预定流程；以及(B)极星集团应向公司提供真实、合理的证据证明公司和极星集团的总实际购买量超过某一水平、相关额外补偿的金额，任何数量预定流程或要求及其他公司合理要求的相关事项。有关详情将载于经销协议中。

(f)	New Products – Spare Parts Royalty

新产品– 备件许可使用费

With respect to any sales of spare parts of the New Products, and subject to approvals by Volvo, the Company will be entitled to receive certain portion of the [***] (“Profit Portion”) for such spare parts sales from Volvo, but shall also be required to pay to PPAB a spare parts royalty fees, which shall equal to the China Market Share of PPAB’s reasonable investments and expenses associated with such spare parts (including information system service fees, engineering investments, personnel labor costs, etc.), provided that PPAB shall provide the Company with true and reasonable evidence to prove the amount and details of such spare parts royalty fees. Unless otherwise agreed by the Parties in writing, the Distribution Agreement shall set forth in further detail of such Profit Portion and spare parts royalty fee in accordance with this Agreement.

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对于新产品备件的任何销售，并受限于沃尔沃的批准，公司将有权从沃尔沃获得该等备件销售的 [***]的一定份额(“利润份额”)，但还应向PPAB支付备件许可使用费，该等费用应等于 PPAB关于该等备件的合理投入与支出(包括信息系统服务费、工程投入费用、人员劳务费用等 )的中国市场比例，前提是PPAB应向公司提供真实、合理的证据证明该等备件许可使用费的金额和构成。除双方另行书面同意，经销协议应根据本协议进一步详细约定该等利润份额和备件许可使用费。

4.1.2	Chinese Market Products

中国市场产品

The Parties shall negotiate in good faith and make best efforts to reach consensus on terms and conditions regarding sales and marketing of the Chinese Market Products within reasonable time before the design and development of such Chinese Market Products.

双方应在设计、开发中国市场产品前的合理时间内善意协商，并尽最大努力就中国市场产品销售和营销的条款和条件达成共识。

4.1.3	Territory of the Auto Business

汽车业务的地域

For clarity, the Parties agree that the Company’s distribution and sales of the Existing Products and New Products shall be limited to customers in the mainland of the People’s Republic of China, excluding Hong Kong, Macau and Taiwan (“Mainland China”). The Company shall not, directly or indirectly, sell any Existing Product or New Product to any customers or other third parties outside Mainland China.

为明确起见，双方同意公司对现有产品和新产品的分销和销售应仅限于中华人民共和国大陆地区的客户，不包括香港、澳门和台湾 (“中国大陆”)。 公司不得直接或间接向中国大陆以外的任何客户或其他第三方出售任何现有产品或新产品。

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4.2	Smartphones and AR Glasses Business

智能手机和AR眼镜业务

The Company shall be responsible for the sales of Polestar Brands products. DreamSmart Group member shall enter into separate sales agreement with the Company, under which the Company shall purchase such smartphones, AR glasses and other intelligent terminals products from DreamSmart Group member and resell such products to end customers (“Sales Agreement”). For clarity, such Sales Agreements will provide that, among other terms, DreamSmart Group member shall be solely responsible for providing warranty services to the end customers.

公司应负责极星品牌产品的销售。 DreamSmart集团成员应与公司另行签订销售协议，根据该销售协议，公司应从 DreamSmart集团成员购买该等智能手机、增强现实眼镜和其他智能终端产品，并将该等产品转售给最终客户 (“销售协议”)。为明确起见，该等销售协议将规定，除其他条款外， DreamSmart集团成员应全权负责向最终客户提供保修服务。

Section 5.     Manufacturing

制造

5.1

Management and Product Design. Polestar and/or other members of Polestar Group shall be responsible for the ID Design for both Existing Products and New Products. These products will be branded with Polestar Brands. Both brands and ID Design of Chinese Market Products and global products are subject to Polestar’s and/or other member of Polestar Group’s management.

品牌管理和产品设计。 极星和/或极星集团的其他成员应负责现有产品和新产品的 ID设计。该等产品将标有极星品牌。中国市场产品和全球产品的品牌和 ID设计受限于极星和/或极星集团的其他成员的管理。

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5.2

Manufacturing of New Products. The Company will install Polestar OS into New Products and shall be responsible for the subsequent management and sales of such products integrated with the Polestar OS. Polestar and/or other member of Polestar Group shall be responsible, through the OEM agreements entered with the OEM manufactures, for the production, OEM arrangements, quality control and quality assurance of the New Products. [***], during his term of serving as the CEO or a director of the Company, shall have the right to participate in the management of the production supply chains and shall be entitled to participate in the meetings regarding the above global product matters at Polestar and/or other member of Polestar Group. Polestar and/or other member of Polestar Group shall ensure that a notice of such meeting is sent to the CEO before the meeting [***]. For the purpose of cost optimization of the Company, the Parties shall amicably negotiate about the production, the quality control and the quality assurance of the New Products after the Company obtains the qualification of manufacturing new energy vehicles.

新产品的制造。公司将在新产品中安装Polestar OS，并应负责与Polestar OS集成的该等产品的后续管理和销售。极星和/或极星集团的其他成员应通过与 OEM制造商签订的 OEM协议负责新产品的生产、OEM安排、质量控制和质量保证。[***]在其担任公司CEO或董事期间有权参与生产供应链的管理并有权参加在极星和 /或极星集团的其他成员举行的关于上述全球产品事宜的会议。极星和 /或极星集团的其他成员应确保在会议前向 CEO发出该等会议通知[***]。为实现公司成本最优化的目的，在公司取得新能源车的生产资质后，双方应友好协商新产品的生产、质量保证和质量控制安排。

5.3

Manufacturing of Chinese Market Products. The Parties shall negotiate in good faith and make best efforts to reach consensus on terms and conditions regarding manufacturing of the Chinese Market Products within reasonable time before the design and development of such Chinese Market Products.

中国市场产品的制造。 双方应在设计、开发中国市场产品前的合理时间内善意协商，并尽最大努力就中国市场产品生产的条款和条件达成共识。

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5.4

Manufacturing of Smartphones and AR Glasses. Subject to Section 4.2 above, DreamSmart Group shall be responsible for the design, manufacturing of Polestar Brands smartphone, glasses products and other intelligent terminals products (ODM model).

智能手机和增强现实眼镜的制造。 受限于上述第4.2条， DreamSmart集团应负责设计、制造极星品牌的智能手机、眼镜产品和其他智能终端产品 (ODM模式)。

Section 6.     Procurement

采购

6.1	Asset Acquisitions upon Establishment of the Company

公司设立时的资产收购

As soon as possible after the Establishment Date, the Company on one hand, and Polestar and/or other member of Polestar Group, or Xingji Meizu or its relevant Affiliates on the other hand, will enter into an Asset Purchase Agreements in the form attached hereto as Exhibit A for the purchase of selected assets by the Company from each of the Parties respectively (collectively, the “Asset Purchase Agreements”). Only selected high-quality assets in the PRC will be acquired by the Company from Polestar and/or other members of Polestar Group (including core asset packages such as appraised local stores) and/or from DreamSmart Group member (as applicable), the scope of which shall be confirmed upon mutual consent of the Parties and subject to the respective Asset Purchase Agreement(s).

在成立日后，公司作为一方和极星和 /或极星集团的其他成员，或星纪魅族或其相关关联方将尽快按照本协议附录 A的格式就公司向每一方分别购买选定的资产签署一份资产购买协议 (合称“资产购买协议”)。公司将仅从极星和/或极星集团的其他成员(包括核心资产包，如经评估的本地商店 )和/或从 DreamSmart集团成员(如适用)收购在中国的选定的优质资产，该等收购的范围应经各方一致同意并受限于相关资产购买协议的规定而确定。

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6.2	Procurement from the Parties during Company Operation

在公司运营期间从各方采购

After the Company is established, to the extent it is necessary for the Company to purchase any additional asset or services (e.g., IT service, accounting service or legal service) from either Party (or their Affiliate), such procurement shall be subject to separate agreements to be approved and signed by the Parties and the Company as related-party transactions pursuant to the Shareholders Agreement. For clarify, both Parties agree that (a) the Company shall pay certain service fees to PACD when purchasing New Products from PACD under Distribution Agreements, and such service fees shall equal to PACD’s supporting function expenses for such New Products, plus a markup of [***], which service fees and markup shall be subject to adjustments in accordance with the principles of related party transaction set forth in the Shareholders’ Agreement; and (b) the Company shall pay certain fees plus a markup of [***] to Xingji Meizu when purchasing certain products or services from Xingji Meizu, and such fees and markup shall be priced in accordance with the principles of related party transaction set forth in the Shareholders’ Agreement..

在公司成立后，如果公司有必要从任何一方 (或其关联方)购买任何其他资产或服务(例如信息技术服务、财务服务或法律服务)，该等采购应受限于将由各方与公司根据股东协议作为关联交易批准并签署的单独协议。为明确起见，双方同意， (a)公司基于经销协议向PACD购买新产品时，应当向PACD支付一定的服务费，且该等服务费的数额应等于 PACD关于相应新产品的支持职能部门费用，外加 [***]的加成，该等费用和加成应根据股东协议所规定的关联交易原则进行调整；且 (b)公司向星纪魅族采购相关产品或服务时，公司应当向星纪魅族支付一定的费用，外加 [***]的加成，且该等费用和加成应根据股东协议所规定的关联交易原则进行定价。。

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Section 7.     After-sales Services

售后服务

7.1

With respect to any [***] sold to customers by PACD, PACD shall have the legal obligation to provide warranty and other after-sales services to its end customers of such Existing Products, regardless of whether such Existing Products are sold before or after the Establishment Date. If the Company assists PACD in providing warranty and other after-sales services upon the request of PACD, PACD shall pay to the Company reasonable expenses accepted by the Company, provided that the Company shall provide PACD with true and reasonable evidence to prove the amount of the relevant costs and such related-party transactions shall be conducted under arm’s length principle and be priced based on fair market value.

对于由PACD 向客户销售的[***]销售的任何现有产品， PACD有法律义务向该等现有产品的最终客户提供保修及其他售后服务，无论该等现有产品是在成立日之前或之后销售的。若公司根据 PACD要求协助PACD提供保修及其他售后服务，PACD应向公司支付公司认可的合理费用，前提是公司应向PACD提供真实、合理的证据证明相关费用的金额且此类关联交易应符合公平交易原则并根据市场公允价格定价。

7.2

With respect to any Existing Products sold by the Company to end customers in China under the Wholesale Agreement and any New Products sold by the Company to end customers in China under the Distribution Agreement, the Company shall have the legal obligation to provide warranty and other after-sales services to its end customers, either through the Company in compliance with the guidelines and requirements from the Polestar Group or through dealers authorized by Volvo. If PACD assists the Company in providing warranty and other after-sales services upon the request of the Company, the Company shall pay to PACD reasonable expenses accepted by PACD, provided that the PACD shall provide the Company with true and reasonable evidence to prove the amount of the relevant costs and such related-party transactions shall be conducted under arm’s length principle and be priced based on fair market value.

对于公司在批发协议下向中国的最终客户销售的现有产品及在经销协议项下向中国的最终客户销售的任何新产品，公司有法律义务向其最终客户提供保修及其他售后服务，公司提供该等保修和其他售后服务时应遵守极星集团的指引和要求，或通过 Volvo授权的经销商提供保修或其它售后服务。若 PACD根据公司要求协助公司提供保修及其他售后服务，公司应向 PACD支付PACD认可的合理费用，前 提是公司应向PACD提供真实、合理的证据证明相关费用的金额且此类关联交易应符合公平交易原则并根据市场公允价格定价。

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7.3

With respect to Polestar Brands smartphone, AR glasses products and other intelligent terminals sold by a the DreamSmart Group member to the Company, the DreamSmart Group member shall provide a warranty service to the Company, and the Company shall reimburse such DreamSmart Group member for such warranty services pursuant to the Sales Agreement.

对于DreamSmart集团成员向公司销售的极星品牌的智能手机、增强现实眼镜产品和其他智能终端产品， DreamSmart集团成员应向公司提供保修服务，且公司将根据销售协议向 DreamSmart集团成员就该等保修服务进行偿付。

Section 8.     License of IP

知识产权许可

8.1

Polestar Brands License. Polestar (or other member of Polestar Group) will grant a license of certain Polestar trademarks and brands (such as “极星” and “Polestar”) and other Intellectual Property Rights associated therewith (“Polestar Brands”) to the Company for the Company’s use of such Polestar Brands in its business operations, the Company shall pay license fees for its use of the Polestar Brands. Such license fees shall equal to [***]. Details of such license (including license fee payments) shall be subject to the Polestar Brands License Agreement to be entered by the Company and Polestar and/or other member of Polestar Group.

极星品牌许可。极星(或极星集团的其他成员 )将向公司授予某些极星商标和品牌 (例如“极星”和“Polestar”)及其他相关知识产权(“极星品牌 ”)的许可，以供公司在其业务经营中使用该等极星品牌，公司应就其对极星品牌的使用支付许可费。该等许可费应相当于 [***]。该等许可的细节(包括许可费的支付)应以公司和极星和/或极星集团的其他成员拟签订的极星品牌许可协议为准。

8.2

Flyme Auto Software License. A DreamSmart Group member will grant Polestar and/or other member of Polestar Group a non-exclusive license to Flyme Auto software [***] (“Flyme Auto Software”) for the development and distribution of Chinese Market Products and PSNY Products. Details of such license shall be subject to the Flyme Auto

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License Agreement to be entered by Polestar and/or other member of Polestar Group and a DreamSmart Group member. For the avoidance of doubt, under the Flyme Auto License Agreement, Polestar and/or other member of Polestar Group may grant sublicense to the Company for the development and distribution of Chinese Market Products.

Flyme Auto软件许可。DreamSmart集团的一名成员将向极星和/或极星集团的其他成员授予一项非排他性的 Flyme Auto软件[***] (“Flyme Auto软件”)的许可，用于中国市场产品和PSNY产品的开发和经销。相关许可细节应以极星和 /或极星集团的其他成员与DreamSmart集团的一名成员拟签订的Flyme Auto许可协议为准。为避免疑义，根据Flyme Auto许可协议，极星和/或极星集团的其他成员可能向公司授予开发和经销中国市场产品的再许可。

[***]

8.3

Polestar OS License. The Company may provide Polestar OS software to Polestar and/or other members of Polestar Group and charge license fees where the relevant products use the Polestar OS software offered by the Company. Subject to Section 8.3 and to the extent such a license is needed by a Polestar Group member, the Parties shall discuss in good faith and cause the relevant Polestar Group member and the Company to enter into a separate license agreement pursuant to the Shareholders Agreement.

Polestar OS许可。在相关产品使用了公司提供的Polestar OS软件的情况下，公司可向极星和/或极星集团的其他成员提供Polestar OS软件并收取许可费。受限于第8.3条的规定，如果极星集团成员需要该等许可，双方应善意协商并促使极星集团的相关成员和公司根据股东协议另行签订许可协议。

Section 9.     Transition Service Arrangement

过渡服务安排

9.1

The Company shall pay to Polestar (or a Polestar Group member) reasonable compensation for certain services performed by Polestar (or another member of the Polestar Group) for the benefit of the Company during the transition period from the date of press release announcement of the establishment of the Company by both Parties to the date of independent operation of the Company (“Transition Services”). Details of

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such transitional service shall be subject to the Transition Service Agreement to be entered by the Company and Polestar and/or other member of Polestar Group. For the avoidance of doubt, the Parties agree that such Transition Services shall include the following:

公司应就极星(或极星集团的其他成员)在自双方共同宣布成立公司的公告起、至公司开始独立运营日止的过渡期间为公司之利益而开展的某些服务向极星 (或极星集团的其他成员)支付合理报酬(“过渡服务”)。相关过渡服务细节应以公司和极星和 /或极星集团的其他成员拟签订的过渡服务协议为准。为避免疑义，双方同意，该等过渡服务应包括：

(a)	Transition support services mutually agreed by the Parties, including but not limited to digital, commercial manpower, IT and procurement services etc.; and

双方一致同意的过渡支持服务，包括但不限于数字、商业人力、信息技术、采购等服务；及

(b)	other operation services and performed by Polestar (or a Polestar Group member) relating to the Company’s operation mutually agreed by the Parties during such transition period.

上述过渡期间双方一致同意的极星（或极星集团的其他成员）发生的其它与公司运营有关的服务。

Section 10.     Confidentiality

保密条款

10.1	The terms and conditions regarding the confidentiality stipulated in Section 18 of the Shareholders Agreement shall apply to this Agreement.

股东协议第18条中规定的关于保密的条款和条件应适用于本协议。

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Section 11.     Term

期限

11.1	Term

期限

The term of this Agreement shall be the same as the Term of the Shareholders Agreement as stipulated in Section 19 of the Shareholders Agreement.

本协议的期限应与股东协议第 19条中规定的股东协议期限相同。

Section 12.     Termination

终止

12.1	This Agreement shall be terminated when any, whichever is first, of the following events occurs:

发生以下任一事件(以较早发生者为准)，本协议应终止：

12.1.1	the Shareholders Agreement is terminated or expired in accordance with the terms and conditions of the Shareholders Agreement;

股东协议根据股东协议的条款和条件终止或届满；

12.1.2	this Agreement is to be terminated by written mutual agreement of the Parties; or

双方达成书面协议终止本协议；或

12.1.3	the other Party commits a material breach of the terms of this Agreement, which has not been remedied within sixty (60) days from written notice from the other Party.

另一方实质性违反本协议的条款，且该违约在另一方发出书面通知后的六十 (60)日内未得到纠正。

12.1.4

If the other Party should become insolvent or enter into negotiation with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefits of its creditors.

另一方资不抵债或与其债权人进行磋商或提出破产申请或为其债权人的利益进行转让。

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Section 13.     Liability for Breach of Contract

违约责任

13.1	Breach and Damages

违约和损害赔偿

After the Establishment Date, if either Party is in breach of any provision of this Agreement (“Breaching Party”), the other Party (“Non-breaching Party”) shall be entitled to request the breaching Party to compensate the Losses suffered by such Party under applicable laws.

在成立日后，若任何一方违反本协议的任何规定 (“违约方”)，另一方 (“守约方”)有 权要求违约方根据适用法律赔偿另一方遭受的损失。

13.2	Survival of Rights and Liabilities

权利和义务的继续有效

Termination of this Agreement or dissolution of the Company for any cause shall not release either Party from any liability (whether for breach of contract or otherwise) which at the time of termination or dissolution has already accrued to the other Party.

本协议因任何原因终止或合营公司因任何原因解散均不得免除任何一方在终止或解散时已产生的应对另一方承担的任何责任 (无论是违约责任还是其他责任)。

13.3	Indemnification

赔偿

The Breaching Party shall indemnify and hold harmless the Non-breaching Party from and against the losses incurred, suffered or suffered as a result of a breach of any obligation under this Agreement by the Breaching Party. If any Party receives any litigation or claim notice filed by any consumer or any other third party with respect to the sales of Existing Products, New Products or Chinese Market Products by the Company (“Third Party Claims”), such Party shall inform the other Party in writing within ten (10) days upon receiving such notice or information. The Parties shall negotiate in good faith as to how to handle such Third Party Claims.

违约方应赔偿守约方因违约方违反本协议项下的任何义务而发生、遭受或蒙受的损失，并使守约方免受损害。如果任何一方收到任何消费者或第三方提起的针对公司销售现有产品、新产品或中国市场产品的诉讼或索赔通知 (“第三方权利主张”)，该方应在收到该等通知或信息后的十(10) 天内书面通知另一方。双方应友 好协商如何处理该等第三方权利主张。

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Section 14.     Force Majeure

不可抗力

14.1	Terms and conditions regarding Force Majeure stipulated in Section 24 of the Shareholders Agreement shall apply to this Agreement.

股东协议第24条中规定的关于不可抗力的条款和条件应适用于本协议。

Section 15.     Governing Law and Dispute Resolution

适用法律和争议解决

15.1	Terms and conditions regarding the governing law and dispute resolution stipulated in Section 26 of the Shareholders Agreement shall apply to this Agreement.

股东协议第26条中规定的关于适用法律和争议解决的条款和条件应适用于本协议。

Section 16.     Miscellaneous

其他

16.1	Effectiveness

生效

This Agreement shall come into effect on the Establishment Date, subject to obtaining of necessary approvals, consents and authorizations from governmental and other regulatory authorities under Section 5.4(a)(iv) of Shareholders Agreement.

以取得股东协议第5.4(a)(iv)条规定的政府及其他监管机构的必要批准、同意和授权为前提，本协议自成立日起生效。

16.2	Notices

通知

16.2.1

All notices and communications between the Parties shall be in writing and shall be written in Chinese and English and may be delivered by hand, courier or fax to the contact information set forth in Article 26.2(a) of the Shareholders’ Agreement.

双方之间的所有通知和通讯应采用书面形式，以中文和英文书写，可以通 过专人递送、快递或传真发送至股东协议第26.2(a)条列明的联系方式。

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16.2.2	Notices shall be deemed to have been delivered at the following times:

在以下时间通知应被视为已经送达：

(a)	if by hand, on reaching the designated address subject to proof of delivery;

如果以专人送出，送达指定地址且交付凭证为准；

(b)	if by courier, the third Business Day after the date of dispatch;

如果以快递方式送出，则为派件日后的第三个营业日；

(c)	if by fax, upon generation of a confirmation of successful transmission report by the sender’s fax machine indicating completed uninterrupted transmission; and

如果以传真方式送出，则为发件人的传真机生成显示传输成功完成不间断传送的确认报告时；及

(d)	if sent by e-mail, at the time and on the date indicated on a response confirming such successful email transmission.

如果通过电子邮件发送，则在确认电子邮件成功发送的回复中所述的时间和日期。

16.2.3	For the avoidance of doubt, any notice or communication delivered to a Party’s copy address only shall not be deemed to have been delivered to such Party.

为避免疑义，仅发送至一方复印地址的任何通知或通讯不应被视为已送达该方。

16.3	Assignment

转让

Neither party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other party’s prior written consent.

未经另一方事先书面同意，任何一方不得全部或部分转让、质押或以其他方式处置其在本协议项下的权利和 /或义务。

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16.4	Compliance with Laws

遵守法律

Each Party shall and shall procure that its directors, supervisors, senior management personnel, and employees shall comply with all applicable laws, in respect of the conduct of its businesses and the performance of this Agreement. Xingji Meizu shall comply with the Polestar Code of Conduct for Business Partners (See Appendix III (Polestar Code of Conduct for Business Partners) attached hereof).

每一方应并应促使其董事、监事、高级管理人员及雇员在其业务经营和履行本合同相关方面遵守所有适用的法律。星纪魅族应遵守极星业务伙伴行为准则（见本协议 附件三(极星业务伙伴行为准则 )）。

16.5	Waiver

弃权

Neither Party shall be deprived of any right under this Agreement because if its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

任何一方不因未能行使其在本协议项下的任何权利或未能通知侵权方与本协议有关的违约而被剥夺其在本协议项下的任何权利。尽管有上述规定，投诉和时效的规定应适用。

16.6	Severability

可分割性

In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended.

如果本协议的任何条款全部或部分无效，不应影响本协议整体的效力，本协议的其余条款应继续有效。如果该等无效实质性影响一方从本协议的利益或其履行本协议项下的义务，则应对本协议进行合理修订。

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16.7	Entire Agreement

完整协议

All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement.

本协议签署日之前达成的与本协议标的有关的所有安排、承诺和保证 (无论是书面的或口头的)均由本协议取代。

16.8	Further Assurance

进一步保证

At any time after the Execution Date, the Parties shall, and shall use their reasonable endeavors to procure that any necessary third party shall, to the extent reasonable and at the cost of the relevant Party, execute such documents and do such acts and things as that Party may reasonably require for the purpose of giving to that Party the full benefit of all the provisions of this Agreement. The Parties shall use their best efforts to procure its Affiliates to take necessary actions and execute necessary documents so as to cause the relevant matters under this Agreement to be effectively implemented and achieved.

在签署日后的任何时间，双方应并应尽其合理努力促使任何必要的第三方 (在合理范围内由相关方承担费用)签署该等文件，并采取和完成该等文件和行为，以使该一方享有本协议全部规定的充分利益，以使该一方享有本协议全部规定的充分利益。双方应尽最大努力促使其关联方采取必要的行动及签署必要的文件以促使本协议项下的相关事项得到有效的实施和实现。

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16.9	Amendments

修订

Any amendment or addition to this Agreement must be made in writing and signed by the parties to be valid.

对本协议的任何修改或补充必须以书面形式作出并由双方签字方为有效。

[Intentionally left blank]

[本页以下无正文]

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[Signature Page to Commercial Cooperation Agreement]

[商业合作协议签字页]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above.

兹此为证，双方已促使其正式授权代表于文首所述日期签署本协议。

Hubei Xingji Meizu Group Co., Ltd. 湖北星纪魅族集团有限公司

Signature 签名：	: :	/s/ Ziyu Shen
Name 姓名	: :	Ziyu Shen 沈子瑜
Title 职务	: :	Director 董事

[Signature Page to Business Cooperation Agreement]

[商业合作协议签字页]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above.

兹此为证，双方已促使其正式授权代表于文首所述日期签署本协议。

Polestar Automotive (Singapore) Distribution Pte. Ltd.

Signature 签名：	: :	/s/ Yaru Li
Name 姓名	: :	Yaru Li 李亚茹
Title 职务	: :	Director 董事

APPENDIX I: TRANSACTION FLOW

附件一：交易流程

[***]

APPENDIX II: BUSINESS COOPERATION AGREEMENT

附件二：业务合作安排

Section 1.	CHINA MARKET SHARE PER CAR MODEL

每一车型中国市场比例

1.1

For the purpose of this Business Cooperation Agreement the China Market Shares for each car model, unless otherwise mutually agreed by the Parties, mean those percentage shares listed in table 1 below:

为本商业合作安排之目的，就每一车型而言的中国市场比例，除非双方另有共同约定，指下表 1所列的百分比：

Table 1 表1

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Section 2.	BASE VOLUME TARGETS PER CAR MODEL

每一车型基础销量目标

2.1

For the purpose of this Business Cooperation Agreement, the Base Volume Targets for each car model mean those unit numbers listed in table 2 below. For the avoidance of doubt, when calculating whether the actual sales volume has reached the Base Volume Targets, the actual sales of model year changes for each car model shall be included in the actual sales volume of that car model.

为本商业合作安排之目的，就每一车型而言的基础销量目标指下表二所列数量。 为免疑义，在计算实际销量是否达到基础销量目标时，同一车型的年款变化的实际销量均应计入该车型的实际销量。

Table 2 表2

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Section 3.	HIGH VOLUME TARGETS PER CAR MODEL

每一车型高位销量目标

3.1

For the purpose of this Business Cooperation Agreement, the High Volume Targets for each car model mean those unit numbers listed in table 3 below. For the avoidance of doubt, when calculating whether the actual sales volume has reached the High Volume Targets, the actual sales of model year changes for each car model shall be included in the actual sales volume of that car model.

为本商业合作安排之目的，就每一车型而言的高位销量目标指下表三所列数量。 为免疑义，在计算实际销量是否达到高位销量目标时，同一车型的年款变化的实际销量均应计入该车型的实际销量。

Table 3 表3

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Section 4.	UNIT INVESTMENT FEE AND REDUCED UNIT INVESTMENT FEE PER CAR MODEL

每一车型单车成本费及降低的单车成本费

4.1	For the purpose of this Business Cooperation Agreement, the Unit Investment Fee and the Reduced Unit Investment Fee for each car model mean those amounts listed in table 4 below.

为本商业合作安排之目的，就每一车型而言的单车成本费及降低的单车成本费指下表四所列金额。

Table 4 表4

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APPENDIX III: POLESTAR CODE OF CONDUCT FOR BUSINESS PARTNERS

附件三：极星业务伙伴行为准则

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